                                               Filed Pursuant to Rule: 424B3
                                               Registration File No.: 333-51033


                              Members Retirement Program


--------------------------------------------------------------------------------

PROSPECTUS                    [GRAPHIC OMITTED]
OCTOBER 18, 1999


                              GROWTH EQUITY FUND               [GRAPHIC OMITTED]

                              --------------------------------------------------

                              AGGRESSIVE EQUITY FUND           [GRAPHIC OMITTED]

                              --------------------------------------------------

                              BALANCED FUND                    [GRAPHIC OMITTED]

                              --------------------------------------------------

                              GLOBAL FUND                      [GRAPHIC OMITTED]

                              --------------------------------------------------

                              CONSERVATIVE INVESTORS FUND      [GRAPHIC OMITTED]

                              --------------------------------------------------

                              GROWTH INVESTORS FUND            [GRAPHIC OMITTED]

                              --------------------------------------------------

                              MFS RESEARCH FUND                [GRAPHIC OMITTED]

                              --------------------------------------------------

                              WARBURG PINCUS
                              SMALL COMPANY VALUE FUND         [GRAPHIC OMITTED]

                              --------------------------------------------------

                              T. ROWE PRICE
                              EQUITY INCOME FUND               [GRAPHIC OMITTED]

                              --------------------------------------------------

                              MERRILL LYNCH
                              WORLD STRATEGY FUND              [GRAPHIC OMITTED]

                              --------------------------------------------------

                              BT EQUITY 500
                              INDEX FUND                       [GRAPHIC OMITTED]

                              --------------------------------------------------

                              GUARANTEED RATE ACCOUNTS         [GRAPHIC OMITTED]

                              --------------------------------------------------

                              MONEY MARKET GUARANTEE ACCOUNT   [GRAPHIC OMITTED]

                              --------------------------------------------------

Members Retirement Program



PROSPECTUS DATED OCTOBER 18, 1999
--------------------------------------------------------------------------------

Please read this prospectus and keep it for future reference. It contains important information you should know before participating or taking any other action under the Program.

ABOUT THE MEMBERS RETIREMENT PROGRAM

The Program provides members of certain groups and other eligible persons several plans for the accumulation of retirement savings on a tax-deferred basis. Fourteen investment options -- eleven "investment funds" and three "guaranteed options" are available under the plans. The investment funds and guaranteed options comprise the "investment options" covered by this prospectus. The investment funds, below, are offered by THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES.

----------------------------------------------------------------------
INVESTMENT FUNDS
----------------------------------------------------------------------
o Alliance Growth Equity Fund        o MFS Research Fund

o Alliance Aggressive Equity         o Warburg Pincus Small
  Fund                                 Company Value Fund

o Alliance Balanced Fund             o T. Rowe Price Equity Income
                                       Fund
o Alliance Global Fund
                                     o Merrill Lynch World Strategy
o Alliance Conservative Investors      Fund
  Fund
                                     o BT Equity 500 Index Fund
o Alliance Growth Investors
  Fund
----------------------------------------------------------------------

The Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds are managed by Equitable Life.


The Alliance Global Fund, Alliance Conservative Investors Fund, Alliance Growth Investors Fund, the MFS Research Fund, Warburg Pincus Small Company Value Fund,
T. Rowe Price Equity Income Fund, Merrill Lynch World Strategy Fund and BT Equity 500 Index Fund each invest in shares of a corresponding portfolio (portfolio) of EQ Advisors Trust. You should also read the attached prospectus for EQ Advisors Trust and keep it for future reference.


Guaranteed Options. The guaranteed options we offer include a 3-year Guaranteed Rate Account and 5-year Guaranteed Rate Account, and the Money Market Guarantee Account.


We have filed registration statements relating to this offering with the Securities and Exchange Commission. A Statement of Additional Information ("SAI"), dated October 18, 1999, which is part of the registration statements, is available free of charge upon request by writing to us or calling us toll-free. The SAI has been incorporated by reference into this prospectus. The table of contents for the SAI and a request form to obtain the SAI appear at the end of this prospectus. You may also obtain a copy of this prospectus and the SAI through the SEC
Web site at http://www.sec.gov.














THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. THE SECURITIES ARE NOT INSURED BY THE FDIC OR ANY OTHER AGENCY. THEY ARE NOT DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK AND ARE NOT BANK GUARANTEED. THEY ARE SUBJECT TO INVESTMENT RISKS AND POSSIBLE LOSS OF PRINCIPAL.

Contents of this prospectus



------
  1
--------------------------------------------------------------------------------


MEMBERS RETIREMENT PROGRAM

----------------------------------------------------------------
Index of key words and phrases                           3
The Program at a glance -- key features                  4


----------------------------------------------------------------
1 FEE TABLE                                              6
----------------------------------------------------------------
Program expense charge and investment fund operating
   expenses                                              6
Example                                                  8
Condensed financial information                          8



----------------------------------------------------------------
2 PROGRAM INVESTMENT OPTIONS                             9
----------------------------------------------------------------
Investment options -- the Funds                          9
The EQ Advisors Trust                                   12
Investment options -- The Guaranteed Options            16




----------------------------------------------------------------
3 HOW WE VALUE YOUR ACCOUNT BALANCE IN
  THE INVESTMENT FUNDS                                  18
----------------------------------------------------------------











--------------------------------------------------------------------------------
When we use the words "we," "us" and "our," we mean Equitable Life. Please see the index of key words and phrases used in this prospectus. The index will refer you to the page where particular terms are defined or explained.

When we address the reader of this prospectus with words such as "you" and "your," we generally mean the individual participant in one or more of the plans available in the Program unless otherwise explained. For example, "The Program" section of the prospectus is primarily directed at the employer.

------
  2
--------------------------------------------------------------------------------


-----------------------------------------------------------------
4 TRANSFERS AND ACCESS TO YOUR ACCOUNT                   19
-----------------------------------------------------------------
Transfers among investment options                       19
Our account investment management system                 19
Participant loans                                        19
Choosing benefit payment options                         19
Spousal consent                                          20
Benefits payable after the death of the participant      20
-----------------------------------------------------------------



-----------------------------------------------------------------
5 THE PROGRAM                                            21
-----------------------------------------------------------------
Summary of plan choices                                  21
Getting started                                          22
How to make Program contributions                        22
Allocating Program contributions                         22
Distributions from the investment options                23
Rules applicable to participant distributions            23




-----------------------------------------------------------------
6 PERFORMANCE INFORMATION                                25
-----------------------------------------------------------------
Annual percentage change fund unit values                27
Average annual percentage change in unit fund values     28


-----------------------------------------------------------------
7 CHARGES AND EXPENSES                                   29
-----------------------------------------------------------------
Charges based on amounts invested in the Program         29
Plan and transaction expenses                            30
-----------------------------------------------------------------


-----------------------------------------------------------------
8 TAX INFORMATION                                        31
-----------------------------------------------------------------
Income taxation of distribution to qualified plan
   participants                                          31


-----------------------------------------------------------------
9 MORE INFORMATION                                       33
-----------------------------------------------------------------
About Program changes or termination                     33
IRS Disqualification                                     33
About the separate accounts                              33
About our Year 2000 progress                             33
About legal proceedings                                  34
About our independent accountants                        34
Reports we provide and available information             34
Acceptance                                               34


-----------------------------------------------------------------
APPENDIX I: CONDENSED FINANCIAL
INFORMATION                                             A-1
-----------------------------------------------------------------

-----------------------------------------------------------------
TABLE OF CONTENTS OF STATEMENT OF
ADDITIONAL INFORMATION                                  S-1
-----------------------------------------------------------------

-----------------------------------------------------------------
About Equitable Life                               fold-out
How to Reach Us                                  back cover
Investment Option Characteristics                  fold-out
-----------------------------------------------------------------

Members Retirement Program

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  3
--------------------------------------------------------------------------------

INDEX OF KEY WORDS AND PHRASES

Below is an index of key words and phrases used in this prospectus. The index will refer you to the page where particular terms are defined or explained. This index should help you locate more information on the terms used in this prospectus.



                                           PAGE
AIM System                                  19
beneficiary                                 20
benefit payment options                     19
business day                                19
Contributions                               22
eligible rollover distributions             31
Equitable Life                        fold out
group annuity contract                      21
GRAs                                        16
guaranteed options                          16
individually designed plan                  21
IRA                                         31
investment funds                   front cover
investment options                           9
The EQ Advisors Trust                       12
Master Trust                                21
Money Market Guarantee Account              16
Pooled Trust                                21
Program                                     21
Self Directed Prototype Plan                21
separate accounts                           33
Corresponding portfolios           front cover
unit value                                  18
unit                                        18
3-year GRA                                  16
5-year GRA                                  16

-------
   4
--------------------------------------------------------------------------------

THE PROGRAM AT A GLANCE - KEY FEATURES

EMPLOYER CHOICE OF RETIREMENT PLANS

Our Members Retirement Plan is a defined contribution master plan that can be adopted as a profit-sharing plan (401(k), SIMPLE 401(k) and safe harbor 401(k) features are available) and a defined contribution pension plan, or both. The Plan is designed to comply with the requirements of Section 404(c) of the Employee Retirement Income Security Act of 1974 ("ERISA"). The Program's investment options are the only investment choices under the Members Retirement Plan.

Our Self-Directed Prototype Plan gives added flexibility in choosing your investments.

Our Pooled Trust for Individually Designed Plans allows you to use the investment options in the Program through our Pooled Trust.

PLAN FEATURES

MEMBERS RETIREMENT PLAN:

o  The Program investment options are the only investment choices.

o Plan-level and participant-level recordkeeping, benefit payments, tax withholding and reporting provided.

o  Use of our Master Trust.

o  No minimum amount must be invested.

SELF-DIRECTED PROTOTYPE PLAN:

o You may combine Program investment options with individual stock and bond investments.

o Employers must adopt our Pooled Trust for investment use only, and a minimum of $25,000 must be maintained in the Trust.

o  Recordkeeping services provided only for plan assets in Pooled Trust.

o  Third party recordkeeping services can be arranged through us.

o  Brokerage services can be arranged through us.

INVESTMENT ONLY:

o  Our Pooled Trust is used for investment only.

o  Recordkeeping services provided for plan assets in Pooled Trust.

CONTRIBUTIONS

o  Can be allocated to any one option or divided among them.

o  Must be made by check or money order payable to Equitable Life.

o  Must be sent along with a Contribution Remittance Form.

o Are credited on the day of receipt if accompanied by properly completed forms.

TRANSFERS AMONG INVESTMENT OPTIONS

o Generally, amounts may be transferred among the investment options at any time.

o  Transfers may be made by telephone on our AIM System.

o  There is no charge for transfers and no tax liability.

o Transfers from the Guaranteed Rate Accounts may not be made prior to maturity.

CHARGES AND EXPENSES

o  Program expense charge assessed against combined value of Program assets.

o Investment management and accounting fees and other expenses charged on an investment fund-by-fund basis, as applicable.

o Plan and transaction charges vary by type of plan adopted, or by specific transaction.

o Indirectly, charges of underlying investment vehicles for investment management, 12b-1 fees and other expenses.

-------
   5
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                             MEMBERS                     POOLED TRUST FOR
                                             RETIREMENT                  INDIVIDUALLY                SELF-DIRECTED
                                             PLAN                        DESIGNED PLANS              PROTOTYPE PLAN
-------------------------------------------------------------------------------------------------------------------------------
WHO SELECTS INVESTMENTS?                     Participant.                Participant or Trustee,     Participant or Trustee,
                                                                         as specified under your     as specified under your
                                                                         Plan.                       Plan.
ARE LOANS AVAILABLE?                         Yes, if permitted under     Yes, if permitted under     Yes, if permitted under
                                             your Plan.                  your Plan.                  your Plan.
WHEN ARE YOU ELIGIBLE FOR DISTRIBUTIONS?     Upon retirement,            Benefits depend upon        Upon retirement,
                                             death, disability or        the terms of your Plan.     death, disability or
                                             termination of                                          termination of
                                             employment.                                             employment.
-------------------------------------------------------------------------------------------------------------------------------


PROFESSIONAL INVESTMENT MANAGEMENT

These professional investment managers advise or sponsor the different Funds:

o  Alliance Capital Management L.P.

o  Massachusetts Financial Services Company

o  T. Rowe Price Associates, Inc.

o  Warburg Pincus Asset Management, Inc.

o  Merrill Lynch Asset Management, L.P.

o  Bankers Trust Company

GUARANTEED OPTIONS

The three guaranteed options include two Guaranteed Rate Accounts and a Money Market Guarantee Account.

TAX ADVANTAGES

o  On earnings

   o  No tax on investment earnings until withdrawn.

o  On transfer

   o No tax on internal transfers.

Because you are buying a contract to fund a retirement plan that already provides tax deferral under Federal income tax rules, you should do so for the contract's features and benefits other than tax deferral. The tax deferral of the contract does not provide additional benefits.

BENEFIT PAYMENT OPTIONS

o  Lump sum.

o  Installments on a time certain or dollar certain basis.

o Variety of annuity benefit payout options as available under your employer's plan.

o  Fixed or variable annuity options available.

ADDITIONAL FEATURES

o  Toll-free number available for transfers and account information.

o  Participant loans (if elected by your employer; some restrictions apply).

o  Regular statements of account.

o  Retirement Program Specialist and Account Executive support.

o  Daily valuation of accounts.

o  5500 reporting.

o  For Members Retirement Plan, automatic updates for law changes.

1  Fee table



------
  6
--------------------------------------------------------------------------------


The fee tables and discussion below will help you understand the various charges and expenses you will bear under the Program. The tables reflect charges: (1) you will directly incur, including Program and investment fund fees and charges, and (2) fees and expenses of EQ Advisors Trust, and its portfolios, you will indirectly incur. If you annuitize your account, charges for premium or other applicable taxes and other fees may apply.


WHEN YOU PURCHASE OR REDEEM UNITS OF ANY OF THE INVESTMENT FUNDS YOU WILL PAY NO SALES LOAD, NO DEFERRED SALES CHARGE, NO SURRENDER FEES AND NO TRANSFER OR EXCHANGE FEES.

PROGRAM EXPENSE CHARGE AND INVESTMENT FUND OPERATING EXPENSES


The Program expense charge and operating expenses of the investment funds are paid out of each investment fund's assets. Certain investment funds pay us a management fee that varies based on their respective assets. The Program expense charge is based on the level of assets under the Program. Each investment fund also incurs other expenses for services such as printing, mailing, legal, and similar items. All of these operating expenses are reflected in each investment fund's unit value. See "How We Value Your Account."

The tables that follow summarize the charges, at annual percentage rates, that apply to the investment funds. They do not include other charges which are specific to the various plans, such as enrollment fees or record maintenance and report fees. See "Charges and Expenses," for more details. The expenses shown are based on the actual experience of the investment funds during the year ended December 31, 1998, and reflect currently applicable fees except as noted.


ALLIANCE GROWTH EQUITY, AGGRESSIVE EQUITY AND BALANCED FUNDS



---------------------------------------------------------------------------------------------------------------
                                                       PROGRAM
                                       MANAGEMENT      EXPENSE
                                          FEE          CHARGE            OTHER          TOTAL
---------------------------------------------------------------------------------------------------------------
Alliance Growth Equity Fund              0.50%            1.00%          0.18%(1)        1.68%
Alliance Aggressive Equity Fund          0.65%            1.00%          0.19%(1)        1.84%
Alliance Balanced Fund                   0.50%            1.00%          0.15%(1)        1.65%
---------------------------------------------------------------------------------------------------------------





ALLIANCE GLOBAL, CONSERVATIVE INVESTORS AND GROWTH INVESTORS FUNDS
---------------------------------------------------------------------------------------------------------------
                                                                PROGRAM
                                              MANAGEMENT        EXPENSE
                                                 FEE            CHARGE          OTHER(2)         TOTAL
---------------------------------------------------------------------------------------------------------------
Alliance Global Fund                            0.20%(3)          1.00%          0.20%(1)        1.40%
EQ Advisors Trust                               0.64                 -           0.08            0.72
---------------------------------------------------------------------------------------------------------------
TOTAL                                           0.84%             1.00%          0.28%           2.12%
---------------------------------------------------------------------------------------------------------------
Alliance Conservative Investors Fund            0.20%(3)          1.00%          0.18%(1)        1.38%
EQ Advisors Trust                               0.48%                -           0.06%           0.54%
---------------------------------------------------------------------------------------------------------------
TOTAL                                           0.68%             1.00%          0.24%           1.92%
---------------------------------------------------------------------------------------------------------------
Alliance Growth Investors Fund                  0.20%(3)          1.00%          0.20%(1)        1.40%
EQ Advisors Trust                               0.51                  -          0.05            0.56
---------------------------------------------------------------------------------------------------------------
TOTAL                                           0.71%             1.00%          0.25%           1.96%
---------------------------------------------------------------------------------------------------------------

------
  7
--------------------------------------------------------------------------------

MFS RESEARCH, WARBURG PINCUS SMALL COMPANY VALUE, T. ROWE PRICE EQUITY INCOME, MERRILL LYNCH WORLD STRATEGY AND BT EQUITY 500 INDEX FUNDS


--------------------------------------------------------------------------------------------------
                                                       TRUST RELATED EXPENSES
                                        INVESTMENT
                                          MGMT.
                                            &
                                         ADVISORY                  12B1      TOTAL(5)
                                           FEE       OTHER(5)      FEE(4)    AS LIMITED
--------------------------------------------------------------------------------------------------
MFS Research Fund                         0.55%        0.05%       0.25%      0.85%
Warburg Pincus Small Company Value Fund   0.65%        0.10%       0.25%      1.00%
T. Rowe Price Equity Income Fund          0.55%        0.05%       0.25%      0.85%
Merrill Lynch World Strategy Fund         0.70%        0.25%       0.25%      1.20%
BT Equity 500 Index Fund                  0.25%        0.05%       0.25%      0.55%
--------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------------------------
                                                                                TOTAL
                                                PROGRAM RELATED EXPENSES       EXPENSES
                                         PROGRAM
                                         EXPENSE                   TOTAL AS
                                         CHARGE     OTHER(1)       LIMITED     TOTAL
--------------------------------------------------------------------------------------------------
MFS Research Fund                         1.00%     0.40  %(6)      1.40%      2.25%
Warburg Pincus Small Company Value Fund   1.00%     0.39  %(6)      1.39%      2.39%
T. Rowe Price Equity Income Fund          1.00%     0.38  %(6)      1.38%      2.23%
Merrill Lynch World Strategy Fund         1.00%     0.40  %(6)      1.40%      2.60%
BT Equity 500 Index Fund                  1.00%     0.14%           1.14%      1.69%
--------------------------------------------------------------------------------------------------


(1) Reflects the amount deducted for the daily accrual of direct expenses. See "How We Determine the Unit Value" in the SAI.


(2) On October 18, 1999, the Funds' corresponding portfolios became part of EQ Advisors Trust. The "Other" expenses for these portfolios have been restated to reflect the estimated expenses that could have been incurred had these portfolios been portfolios of EQ Advisors Trust for the year ended December 31, 1998. The restated expenses reflect an increase of 0.01%.

(3) The Alliance Global, Alliance Conservative Investors and Alliance Growth Investors Funds invest through Equitable Life's Separate Account No. 51 in corresponding portfolios of EQ Advisors Trust. This charge represents only financial accounting expenses for Separate Account No. 51.

(4) The Class IB shares of EQ Advisors Trust are subject to fees imposed under distribution plans (herein, the "Rule 12b-1 Plans") adopted by EQ Advisors Trust pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended. The Rule 12b-1 Plan provides that EQ Trust, on behalf of each portfolio, may pay annually up to 0.25% of the average daily net assets of a portfolio attributable to its Class IB shares in respect of activities primarily intended to result in the sale of the Class IB shares.

(5) The maximum management fee for each EQ Advisors Trust portfolio cannot be increased without a vote of that portfolio's shareholders. The amounts shown as "Other Expenses" will fluctuate from year to year depending on actual expenses, however, Equitable Life, EQ Advisors Trust's manager, has entered into an expense limitation agreement with respect to each portfolio, ("Expense Limitation Agreement") pursuant to which Equitable Life has agreed to waive or limit its fees and assume other expenses. Under the Expense Limitation Agreement, total annual operating expenses of each portfolio (other than interest, taxes, brokerage commissions, capitalized expenditures, extraordinary expenses and 12b-1 fees) are limited to the respective average daily net assets of each portfolio as follows: 0.60% for MFS Research, 0.75% for Warburg Pincus Small Company Value, 0.60% for T. Rowe Price Equity Income, 0.95% for Merrill Lynch World Strategy and 0.30% for BT Equity 500 Index.

     Absent the expense limitation, "Other Expenses" for 1998 on an annualized basis for each of the portfolios were as follows: 0.25% for MFS Research, 0.27% for Warburg Pincus Small Company Value; 0.24% for T. Rowe Price Equity Income; 0.66% for Merrill Lynch World Strategy and 0.33% for BT Equity 500 Index.

     Each portfolio may at a later date make a reimbursement to Equitable Life for any of the management fees waived or limited and other expenses assumed and paid by Equitable Life pursuant to the Expense Limitation Agreement provided that, among other things, such portfolio has reached sufficient size to permit such reimbursement to be made and provided that the portfolio's current annual operating expenses do not exceed the operating expense limit determined for such portfolio. See the EQ Advisors Trust prospectus for more information.

(6) The amounts shown also reflect expenses of $19,329 which were initially paid by us in connection with the organization of the MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income and Merrill Lynch World Strategy Funds. These expenses are being reimbursed by these Funds (equally amortized over the four EQ Advisors Trust Funds) over a five year period that ends December 31, 2002.

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  8
--------------------------------------------------------------------------------

EXAMPLE

A $1,000 investment in each Fund listed below would be subject to the expenses indicated, assuming a 5% annual return. Applicable expenses are the same whether or not you withdraw all or part of your Account Balance at the end of each time period shown (1).


--------------------------------------------------------------------------------
                                     1 YEAR     3 YEARS   5 YEAR S    10 YEARS
--------------------------------------------------------------------------------
Alliance Growth Equity              $ 17.93    $ 55.51    $ 95.50    $ 207.08
Alliance Aggressive Equity            19.54      60.41     103.76      224.03
Alliance Balanced                     17.63      54.59      93.94      203.87
Alliance Global                       22.37      68.93     118.06      252.98
Alliance Conservative Investors       20.35      62.85     107.87      232.39
Alliance Growth Investors             20.75      64.07     109.91      236.54
MFS Research                          23.67      72.86     124.62      266.13
Warburg Pincus Small Company Value    25.08      77.08     131.64      280.08
T. Rowe Price Equity Income           23.47      72.26     123.61      264.11
Merrill Lynch World Strategy          27.18      83.37     142.08      300.61
BT Equity 500 Index                   18.03      55.82      96.02      208.15
--------------------------------------------------------------------------------


(1) These calculations include all asset based charges plus a component for record maintenance and report fees and enrollment fees. The component is computed by aggregating such fees and dividing by the average assets for the same period. See "Members Retirement Plan (Pension and Profit Sharing), Prototype Self Directed Plan and Investment Only Fees" in this prospectus.

If you elect an annuity payout option under which we deduct a $350 annuitization fee: Assuming an annuity payout option could be issued, the expenses shown in the above example would, in each case, be increased by $4.43 based on the average amount applied to annuity payout options in 1998.

CONDENSED FINANCIAL INFORMATION

Please see APPENDIX I at the end of this prospectus for condensed financial information concerning (i) the Alliance Growth Equity Fund (Separate Account No. 4 (Pooled)), the Alliance Aggressive Equity Fund (Separate Account No. 3 (Pooled)), and the Alliance Balanced Fund (Separate Account No. 10 (Pooled));
(ii) unit value information for the Alliance Global, Alliance Conservative Investors, and Alliance Growth Investors Funds (Separate Account No. 51 (Pooled)); and (iii) unit value information for the MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds (Separate Account No. 66 (Pooled)).

FINANCIAL STATEMENTS OF INVESTMENT FUNDS


Each of the investment funds is, or is part of, one of our separate accounts as described in "About the Separate Accounts" under "More Information." The financial statements of the Pooled Separate Accounts, Alliance Growth Equity (Separate Account No. 4), Alliance Aggressive Equity (Separate Account No. 3) and Alliance Balanced (Separate Account No. 10), Separate Account No. 51 and Separate Account No. 66 as well as the financial statements of Equitable Life are included in the SAI. The financial statements for EQ Advisors Trust are in the SAI for EQ Advisors Trust.

2  Program Investment Options


------
  9
--------------------------------------------------------------------------------

INVESTMENT OPTIONS

We offer FOURTEEN INVESTMENT OPTIONS under the Program: Eleven investment funds we call the "Funds" and the other three are Guaranteed Options.

THE FUNDS

Each Fund has a different investment objective. The Funds try to meet their investment objectives by investing either in a portfolio of securities or by holding mutual fund shares. We cannot assure you that any of the Funds will meet their investment objectives.

THE ALLIANCE GROWTH EQUITY FUND

OBJECTIVE

The Alliance Growth Equity Fund seeks to achieve long-term growth of capital by investing in the securities of companies that we believe will share in the growth of our nation's economy -- and those of other leading industrialized countries -- over a long period. The Fund maintains its own portfolio of securities.

INVESTMENT STRATEGIES

The Alliance Growth Equity Fund invests primarily in common stocks. The Fund generally invests in securities of intermediate and large sized companies, but may invest in stocks of companies of any size. At times the Fund may invest its equity holdings in a relatively small number of issuers, provided that no investment causes more than 10% of the Growth Equity Fund's assets to be invested in the securities of one issuer.

The Alliance Growth Equity Fund also may invest smaller amounts in other equity-type securities, such as convertible preferred stocks or convertible debt instruments. The Fund also may invest in non-equity investments, including non-participating and non-convertible preferred stocks, bonds and debentures. The Fund's non-equity investments could be substantial if we believe that the Fund will not meet its investment objectives by buying common stock and other equity-type securities. The Fund also may invest up to 10% of its total assets in restricted securities (securities not freely traded) and up to 15% of its total assets in foreign securities (securities of established foreign companies without substantial business in the United States.)

As a defensive strategy, the Alliance Growth Equity Fund may make temporary investments in government obligations, short-term commercial paper and other money market instruments, either directly or through our Separate Account No. 2A, which invests in such securities. The Fund would not be pursuing its investment objective when using this temporary defensive strategy.

RISKS OF INVESTMENT STRATEGIES

See "Risks of Investing in the Funds," below, for information on the risks associated with an investment in the Funds generally, and in the Alliance Growth Equity Fund specifically.

THE ALLIANCE AGGRESSIVE EQUITY FUND

OBJECTIVES

The Alliance Aggressive Equity Fund seeks to achieve long-term capital growth, consistent with investment quality, by investing primarily in securities of medium and smaller sized companies (with capitalization generally between $100 million and $5.0 billion) that we believe have greater growth potential than larger companies. The Fund maintains its own portfolio of securities.

INVESTMENT STRATEGIES

The Alliance Aggressive Equity Fund invests primarily in common stocks of medium and smaller sized companies. The Fund may also invest in securities not generally defined as growth stocks, but with unusual value or earnings potential. For example, the Fund may seek opportunities for capital growth by investing in companies (a) believed to be in cyclical industries; (b) whose securities are temporarily undervalued; (c) in special situations; (d) that are younger but not widely known; or (e) doing business in countries whose economies are expanding. The Fund may also invest in foreign companies without substantial business in the

------
  10
--------------------------------------------------------------------------------

United States. The Fund may invest in other equity-type investments, and may at times be less diversified than a traditional equity portfolio.

The Fund may also invest in short-term debt securities such as corporate notes, and temporarily invest in money market investments, including our Separate Account No. 2A. Additionally, the Fund may invest up to 10% of its total assets in restricted securities.

RISKS OF INVESTMENT STRATEGIES

See "Risks of Investing in the Funds", below, for information on the risks associated with an investment in the Funds generally, and in the Alliance Aggressive Equity Fund specifically. Note, however, that due to the Alliance Aggressive Equity Fund's aggressive investment policies and less diversified investments, this Fund provides greater growth potential and greater risk than the Alliance Growth Equity and Alliance Balanced Funds. As a result, you should consider limiting the amount allocated to this Fund, particularly as you near retirement.

THE ALLIANCE BALANCED FUND

OBJECTIVES

The Alliance Balanced Fund seeks both appreciation of capital and current income by investing in a diversified portfolio of common stocks, other equity-type securities and longer-term fixed income securities. The Fund also seeks current income by investing in publicly traded debt securities and short-term money market instruments. The Fund maintains its own portfolio of securities.

INVESTMENT STRATEGIES

The Alliance Balanced Fund varies the portion of its assets invested in each type of security in accordance with our evaluation of economic conditions, the general level of common stock prices, anticipated interest rates and other relevant considerations, including our assessment of the risks associated with each investment medium.

In general, the Fund invests the greatest portion of it's assets in equity securities. During each of the past ten years, the Fund invested between 43% and 86% of its assets in equity securities, including equity-type securities such as convertible preferred stocks or convertible debt instruments.

The Fund's investment in non-money market debt securities consists primarily of
(a) publicly-traded securities issued or guaranteed by the United States Government or its agencies or instrumentalities and (b) corporate fixed income securities, including, but not limited to, bank obligations, notes, asset-backed securities, mortgage pass-through obligations, collateralized mortgage obligations, zero coupon bonds, and preferred stock. The Fund may also buy debt securities with equity features such as conversion or exchange rights, warrants for the acquisition of stock, or participations based on revenues, sales or profits. The Fund only invests in investment grade non-money market debt securities, i.e., those rated, at the time of acquisition, BBB or higher by Standard & Poor's Corporation (S&P) or Baa or higher by Moody's Investors Services, Inc. (Moody's) or, if unrated, are of comparable investment quality. The average maturity of the debt securities held by the Fund varies according to market conditions and the stage of interest rate cycles. The Fund may realize gains on debt securities when such action is considered advantageous in light of existing market conditions.

The Fund also may invest (a) up to 10% of its total assets in restricted securities; (b) in foreign companies without substantial business in the United States; (c) in repurchase agreements; and (d) in money market securities, either directly or through our Separate Account No. 2A. The Fund may also purchase and sell securities on a when-issued or delayed delivery basis.

Finally, the Fund may (a) invest in put and call options and (b) trade in stock index or interest rate futures, and foreign currency forward contracts, for hedging purposes only. In option transactions, the economic benefit will be offset by the cost of the option, while any loss would be limited to such cost. The Fund also enters into hedging transactions. These transactions are undertaken only when any required regulatory procedures have been completed and when

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economic and market conditions indicate that such transactions would serve the best interests of the Fund.

RISKS OF INVESTMENT STRATEGIES

See "Risks of Investing in the Funds", below, for information on the risks associated with an investment in the Funds generally, and in the Alliance Balanced Fund specifically.

INVESTMENT MANAGER

We manage the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds. We currently use the personnel and facilities of Alliance Capital Management L.P. ("Alliance") for portfolio management, securities selection and transaction services. We are the indirect majority-owners of Alliance, a publicly-traded limited partnership. We and Alliance are each registered investment advisers under the Investment Advisers Act of 1940.

Alliance acts as investment adviser to various separate accounts of Equitable Life and other affiliated insurance companies. Alliance also provides investment management and advisory services to mutual funds, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations. As of December 31, 1998, Alliance had total assets under management of $286 billion. Alliance's main office is located at 1345 Avenue of the Americas, New York, New York 10105.

The Investment Committee of our Board of Directors must authorize or approve the securities held in the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds. Subject to the Investment Committee's broad supervisory authority, our investment officers and managers have complete discretion over the assets of these Funds and have been given discretion as to sales and, within specified limits, purchases of stocks, other equity securities and certain debt securities. When an investment opportunity arises that is consistent with the objectives of more than one account, we allocate investment opportunities among accounts in an impartial manner based on certain factors such as investment objective and current investment and cash positions.

We, together with Equitable Life's parent company, own 72.2% of the outstanding common stock of Donaldson, Lufkin & Jenrette, Inc. (DLJ). A DLJ subsidiary, Donaldson, Lufkin & Jenrette Securities Corporation, is one of the nation's largest investment banking and securities firms. Another DLJ subsidiary, Autranet, Inc., is a securities broker that markets independently originated research to institutions. Through the Pershing Division of Donaldson, Lufkin & Jenrette Securities Corporation, DLJ supplies correspondent services, including order execution, securities clearance and other centralized financial services, to numerous independent regional securities firms and banks.


To the extent permitted by law and consistent with the Fund transaction practices discussed in the prospectus, and subject to the consent of Fund contractholders, the Funds may engage in securities and other transactions with the above entities or may invest in shares of the investment companies with which those entities have affiliations. In 1998, there were no such transactions through DLJ subsidiaries.


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EQ ADVISORS TRUST

EQ Advisors Trust is a registered open-end management investment company that offers a selection of professionally managed investment portfolios. EQ Advisors Trust commenced operations on May 1, 1997. As a "series" type of mutual fund, the Trust issues shares of beneficial interest that are currently divided among the Trust's portfolios. Each portfolio is a separate series of the Trust with its own objective and policies. EQ Advisors Trust does not impose sales charges or "loads" for buying and selling their shares.

Equitable Life serves as the investment manager of EQ Advisors Trust. As such, Equitable Life oversees the activities of the investment advisers with respect to EQ Advisors Trust and is responsible for retaining or discontinuing the services of those advisers. (Prior to September, 1999 EQ Financial Consultants, Inc. served as investment manager to EQ Advisors Trust.)

EQ/Advisors Trust commenced operations on May 1, 1997. Prior to October 18, 1999 the Alliance portfolios were part of The Hudson River Trust. On October 18, 1999 these portfolios became corresponding portfolios of EQ Advisors Trust and any predecessors that it may have had.

Pursuant to a service agreement, Chase Global Funds Services Company assists Equitable Life in the performance of its administrative responsibilities to the EQ Advisors Trust with other necessary administrative, fund accounting and compliance services.

The Alliance Global, Alliance Conservative Investors, Alliance Growth Investors, MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds invest in corresponding portfolios of the EQ Advisors Trust. The investment results you will experience in any one of those investment funds will depend on the investment performance of the corresponding portfolios. The table below shows the names of the corresponding portfolios, their investment objectives, and their advisers.




------------------------------------------------------------------
                                     PORTFOLIO
 INVESTMENT      -------------------------------------------------
   FUND              NAME        OBJECTIVE           ADVISER
------------------------------------------------------------------
 Alliance        Alliance       Long-term      Alliance
 Global Fund     Global         growth of
                 portfolio      capital
------------------------------------------------------------------
 Alliance        Alliance       High total     Alliance
 Conservative    Conservative   return
 Investors       Investors      without
 Fund            portfolio      undue risk
                                to principal
------------------------------------------------------------------
 Alliance        Alliance       High total     Alliance
 Growth          Growth         return
 Investors       Investors      consistent
 Fund            portfolio      with
                                reasonable
                                risk
------------------------------------------------------------------
 T. Rowe Price   T. Rowe        Substantial    T. Rowe Price
 Equity          Price Equity   dividend       Associates, Inc.
 Income Fund     Income         income and
                 portfolio      capital
                                appreciation
------------------------------------------------------------------
 MFS             MFS            Long-term      Massachusetts
 Research        Research       growth of      Financial Services
 Fund            portfolio      capital and    Company
                                future
                                income
------------------------------------------------------------------
 Warburg         Warburg        Long-term      Warburg Pincus
 Pincus Small    Pincus Small   capital        Asset
 Company         Company        appreciation   Management, Inc.
 Value Fund      Value
                 portfolio
------------------------------------------------------------------
 Merrill Lynch   Merrill        High total     Merrill Lynch
 World           Lynch World    investment     Asset
 Strategy Fund   Strategy       return         Management, L.P.
                 portfolio
------------------------------------------------------------------
 BT Equity       BT Equity      Replicate      Bankers Trust
 500 Index       500 Index      the total      Company
 Fund            portfolio      return of
                                the S&P
                                500 Index
------------------------------------------------------------------



PLEASE REFER TO THE PROSPECTUS AND SAI OF EQ ADVISORS TRUST FOR A MORE DETAILED DISCUSSION OF INVESTMENT OBJECTIVES AND STRATEGIES, ADVISERS, RISK FACTORS AND OTHER INFORMATION CONCERNING THE TRUST AND ITS PORTFOLIOS.

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RISKS OF INVESTING IN THE FUNDS

All of the Funds invest in securities of one type or another. You should be aware that any investment in securities carries with it a risk of loss, and you could lose money investing in the Funds. The different investment objectives and policies of each Fund may affect the return of each Fund and the risks associated with an investment in that Fund.

Additionally, market and financial risks are inherent in any securities investment. By market risks, we mean factors which do not necessarily relate to a particular issuer, but affect the way markets, and securities within those markets, perform. Market risks can be described in terms of volatility, that is, the range and frequency of market value changes. Market risks include such things as changes in interest rates, general economic conditions and investor perceptions regarding the value of debt and equity securities. By financial risks we mean factors associated with a particular issuer which may affect the price of its securities, such as its competitive posture, its earnings and its ability to meet its debt obligations.


The risk factors associated with an investment in the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds are described below. See the SAI for additional information regarding certain investment techniques used by these Funds. See the EQ Advisors Trust prospectus for risks and factors and investment techniques associated with an investment in the Alliance Global, Alliance Conservative Investors, Alliance Growth Investors, MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds.


Important factors associated with an investment in the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds are discussed below.

COMMON STOCK. Investing in common stocks and related securities involves the risk that the value of the stocks or related securities purchased will fluctuate. These fluctuations could occur for a single company, an industry, a sector of the economy, or the stock market as a whole. These fluctuations could cause the value of the Fund's investments -- and, therefore, the value of the Fund's units -- to fluctuate.

SECURITIES OF MEDIUM AND SMALLER SIZED COMPANIES. The Alliance Aggressive Equity Fund invests primarily in the securities of medium and smaller sized companies, although the Alliance Growth Equity and Alliance Balanced Funds may also make these investments. The securities of small and medium sized, less mature, lesser known companies involves greater risks than those normally associated with larger, more mature, well-known companies. Therefore, consistent earnings may not be as likely in small companies as in large companies.

The Funds also run a risk of increased and more rapid fluctuations in the value of its investments in securities of small or medium sized companies. This is due to the greater business risks of small size and limited product lines, markets, distribution channels, and financial and managerial resources. Historically, the price of small (less than $2 billion) and medium (between $2 and $10 billion) capitalization stocks and stocks of recently organized companies have fluctuated more than the larger capitalization stocks and the overall stock market. One reason is that small- and medium-sized companies have less certain prospects for growth, a lower degree of liquidity in the markets for their stocks, and greater sensitivity to changing economic conditions.

NON-EQUITY SECURITIES. Investing in non-equity securities, such as bonds and debentures, involves the risk that the value of these securities held by the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds -- and, therefore, the value of the Fund's units -- will fluctuate with changes in interest rates (interest rate risk) and the perceived ability of the issuer to make interest or principal payments on time (credit risk). Moreover, convertible securities, such as convertible preferred stocks or convertible debt instruments, contain both debt and equity features, and may lose significant value in periods of extreme market volatility.

FOREIGN INVESTING. Investing in securities of foreign companies that may not do substantial business in the

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United States involves additional risks, including risk of loss from changes in the political or economic climate of the countries in which these companies do business. Foreign currency fluctuations, exchange controls or financial instability could cause the value of the Alliance Growth Equity, Aggressive Equity and Balanced Funds' foreign investments to fluctuate. Additionally, foreign accounting, auditing and disclosure standards may differ from domestic standards, and there may be less regulation in foreign countries of stock exchanges, brokers, banks, and listed companies than in the United States. As a result, the Fund's foreign investments may be less liquid and their prices may be subject to greater fluctuations than comparable investments in securities of U.S. issuers.

RESTRICTED SECURITIES. Investing in restricted securities involves additional risks because these securities generally (1) are less liquid than non-restricted securities and (2) lack readily available market quotations. Accordingly, the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds may be unable to quickly sell its restricted security holdings at fair market value.

The following discussion describes investment risks unique to either the Alliance Growth Equity Fund, Alliance Aggressive Equity Fund or the Alliance Balanced Fund.

INVESTMENT CONCENTRATION. Concentrating the Alliance Growth Equity Fund's equity holdings in the stocks of a few companies increases the risk of loss, because a decline in the value of one of these stocks would have a greater impact on the Fund. As of December 31, 1998, the Fund held 27.4% of its net assets in the stocks of four issuers. See Separate Account No. 4 (Pooled) Statement of Investments and Net Assets in the SAI.

AGGRESSIVE INVESTMENT POLICIES. Due to the Alliance Aggressive Equity Fund's aggressive investment policies and less diversified investments, this Fund provides greater growth potential and greater risk than the Alliance Growth Equity and Alliance Balanced Funds. As a result, you should consider limiting the amount allocated to this Fund, particularly as you near retirement.

ASSET ALLOCATION POLICIES. The Alliance Balanced Fund varies the portion of it's assets invested in equity and non-equity securities with our evaluation of various factors. The Fund is subject to the risk that we may incorrectly predict changes in the relative values of the stock and bond markets.

DEBT SECURITIES SUBJECT TO PREPAYMENT RISKS. Mortgage pass-through securities and certain collateralized mortgage obligations, asset-backed securities and other debt instruments in which the Alliance Balanced Fund may invest are subject to prepayments prior to their stated maturity. The Fund, however, is unable to accurately predict the rate at which prepayments will be made, as that rate may be affected, among other things, by changes in generally prevailing market interest rates. If prepayments occur, the Fund suffers the risk that it will not be able to reinvest the proceeds at as high a rate of interest as it had previously been receiving. Also, the Fund will incur a loss to the extent that prepayments are made for an amount that is less than the value at which the security was then being carried by the fund. Moreover, securities that may be prepaid tend to increase in value less during times of declining interest rates, and to decrease in value more during times of increasing interest rates, than do securities that are not subject to prepayment.

WHEN-ISSUED AND DELAYED DELIVERY SECURITIES. The Alliance Balanced Fund may purchase and sell securities on a when-issued or delayed delivery basis. In these transactions, securities are purchased or sold by a Fund with payment and delivery taking place in the future in order to secure what is considered to be an advantageous price or yield to the Fund at the time of entering into the transaction. However, the market value of such securities at the time of settlement may be more or less than the purchase price then payable. The Fund will sell on a forward settlement basis only securities it owns or has the right to acquire.

DEBT INSTRUMENTS ISSUED BY SCHEDULE B BANKS. The Alliance Balanced Fund may invest in debt instruments issued by Schedule B Banks, which are foreign branches of United States banks. Schedule B Banks are not required to

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maintain the same financial reserves which are required of United States banks, but Schedule B Bank certificates of deposit are fully guaranteed by the U.S. parent of the issuing bank. Debt instruments issued by Schedule B Banks may include certificates of deposit and time deposits of London branches of United States banks ("Eurodollars"). Eurodollar investments are subject to the types of risks associated with foreign securities. London branches of the United States banks have extensive government regulation which may limit both the amount and the type of loans and interest rates. In addition, the banking industry's profitability is closely linked to prevailing money market conditions for financing lending operations. Both general economic conditions and credit risks play an important part in the operations of the banking industry. United States banks are required to maintain reserves, are limited in how much they can loan to a single borrower and are subject to other regulations to promote financial soundness. Not all of these laws and regulations apply to foreign branches of United States banks.

HEDGING TRANSACTIONS. The Alliance Balanced Fund may engage in hedging transactions which are designed to protect against anticipated adverse price movements in securities owned or intended to be purchased by the Fund. When interest rates go up, the market value of outstanding debt securities declines and vice versa. In recent years the volatility of the market for debt securities has increased significantly, and market prices of longer-term obligations have been subject to wide fluctuations, particularly as contrasted with those of short-term instruments. The Fund will take certain risks into consideration when determining which, if any, options or financial futures contracts it will use. If the price movements of hedged portfolio securities are in fact favorable to the Fund, the hedging transactions will tend to reduce and may eliminate the economic benefit to the Fund which otherwise would result. Also, the price movements of options and futures used for hedging purposes may not correlate as anticipated with price movements of the securities being hedged. This can make a hedge transaction less effective than anticipated and could result in a loss. The options and futures markets can sometimes become illiquid and the exchanges on which such instruments are traded may impose trading halts or delays on the exercise of options and liquidation of futures positions in certain circumstances. This could in some cases operate to the Fund's detriment.

ADDITIONAL INFORMATION ABOUT THE FUNDS

CHANGE OF INVESTMENT OBJECTIVES

We can change the investment objectives of the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds if the New York State Insurance Department approves the change.


The investment objectives of the Alliance Global, Alliance Conservative Investors and Alliance Growth Investors portfolios can only be changed by a majority vote of shareholders of those portfolios. See "Voting Rights." The investment objectives of the MFS Research, Warburg Pincus Small Company Value,
T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds of the EQ Advisors Trust may be changed by the Board of Trustees of the EQ Advisors Trust without the approval of shareholders.


VOTING RIGHTS


No voting rights apply to any of the separate accounts or to the Guaranteed Options. We do, however, have the right to vote shares of the EQ Advisors Trust held by the funds.

If EQ Advisors Trust holds a meeting of shareholders, we will vote the shares of the EQ Advisors Trust allocated to the Alliance Global, Alliance Conservative Investors, Alliance Growth Investors, MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds in accordance with instructions received from employers, participants or trustees, as the case may be. Shares will be voted in proportion to the voter's interest in the Funds holding the shares as of the record date for the shareholders meeting. We will vote the shares for which no instructions have been received in the same proportion as we vote shares for which we have received instructions. Employers, participants or trustees will receive: (1) periodic reports relating to the

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--------------------------------------------------------------------------------

EQ Advisors Trust and (2) proxy materials, together with a voting instruction form, in connection with shareholder meetings.


Currently, we control EQ Advisors Trust. The Trust's shares are held by other separate accounts of ours and by separate accounts of insurance companies unaffiliated with us. We generally will vote shares held by these separate accounts which will generally be voted according to the instructions of the owners of insurance policies and contracts funded through those separate accounts, thus diluting the effect of your voting instructions.


THE GUARANTEED OPTIONS

We offer three different Guaranteed Options:

o  two Guaranteed Rate Accounts (GRAs), and

o  our Money Market Guarantee Account.

We guarantee the amount of your contributions to the Guaranteed Options and the interest credited. Contributions to the Guaranteed Options become part of our general account, which supports all of our insurance and annuity guarantees as well as our general obligations. The general account, as part of our insurance and annuity operations, is subject to regulation and supervision by the Insurance Department of the State of New York and to insurance laws and regulations of all jurisdictions in which we are authorized to do business.

Your investment in a Guaranteed Option is not regulated by the Securities and Exchange Commission, and the following discussion about the Guaranteed Options has not been reviewed by the staff of the SEC. The discussion, however, is subject to certain generally applicable provisions of the federal securities laws relating to the accuracy and completeness of the statements made.

GUARANTEED RATE ACCOUNTS

We offer a GRA that matures in three years (3-year GRA) or a GRA that matures in five years (5-year GRA). Your contributions to the GRAs earn the guaranteed interest rate then in effect when your contribution is credited. The interest rate is expressed as an effective annual rate, reflecting daily compounding and the deduction of applicable asset-based fees. See "Charges and Expenses."

You can make new contributions or transfer amounts from other investment options to a GRA at the current guaranteed rate at any time. New guaranteed rates are offered each Wednesday and are available for a seven-day period. You may call the AIM System to obtain our current GRA rates. You earn interest from the day after your contribution or transfer is credited through the maturity date of the GRA. See "Maturing GRAs" in the SAI for more information. The amount of your contribution and interest that is guaranteed is subject to any penalties applicable upon premature withdrawal. See "Premature Withdrawals and Transfers from a GRA" in the SAI.

PREMATURE WITHDRAWALS AND TRANSFERS

o You may not transfer from one GRA to another or from a GRA to another investment option except at maturity.

o You may transfer other amounts at any time to a GRA at the current guaranteed rate.

o Withdrawals may be made from a GRA before maturity if: you are disabled; you attain age 70 1/2; you die; or you are not self-employed and your employment is terminated.

o You may not remove GRA funds before maturity to take a loan, hardship or other in-service withdrawal, as a result of a trustee-to-trustee transfer, or to receive benefits from a terminated plan.

o Certain other withdrawals prior to maturity are permitted, but may be subject to penalty. See "Procedures for Withdrawals, Distributions and Transfers from a GRA" in the SAI.

MONEY MARKET GUARANTEE ACCOUNT

All contributions to the Money Market Guarantee Account earn the same rate of interest. The rate changes monthly and is expressed as an effective annual rate, reflecting daily compounding and the deduction of applicable asset-based fees and charges. The rate will approximate current market

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rates for money market mutual funds minus these fees. You may call the AIM
System to obtain the current monthly rate. On January 1 each year we set an annual minimum rate for this Account. The minimum guaranteed interest rate for 1999 is 2.5% (before fees).

Contributions may be made at any time and will earn the current rate from the day after the contribution is credited through the end of the month or, if earlier, the day of transfer or withdrawal. Your balance in the Money Market Guarantee Account at the end of the month automatically begins receiving interest at the new rate until transferred or withdrawn.

DISTRIBUTIONS, WITHDRAWALS, AND TRANSFERS. You may effect distributions, withdrawals and transfers, without penalty, at any time permitted under your plan. We do not impose penalties on distributions, withdrawals or transfers.

3  How we value your account balance in the funds

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When you invest in a Fund, your contribution or transfer is used to purchase
"units" of that Fund. The unit value on any day reflects the value of the Fund's investments for the day and the charges and expenses we deduct from the Fund. We calculate the number of units you purchase by dividing the amount you invest by the unit value of the Fund as of the close of business on the day we receive your contribution or transfer instruction.

On any given day, your account value in any Fund equals the number of the Fund's units credited to your account, multiplied by that day's value for one Fund unit. In order to take deductions from any Fund, we cancel units having a value equal to the amount we need to deduct. Otherwise, the number of your Fund units of any Fund does not change unless you make additional contributions, make a withdrawal, effect a transfer, or request some other transaction that involves moving assets into or out of that Fund option.

For a description of how Fund unit values are computed, see "How We Compute Unit Values for the Funds" in the SAI.

4  Transfers and access to your account

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TRANSFERS AMONG INVESTMENT OPTIONS

You may transfer some or all of your amounts among the investment options if you participate in the Members Retirement Plan. Participants in other plans may make transfers as allowed by the plan.


No transfers from the GRAs to other investment options are permitted prior to maturity. Transfers to the GRAs, and to or from the Money Market Guarantee Account and the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds, are permitted at any time. Transfers from remaining Funds are permitted at any time except if there is any delay in redemptions from the corresponding portfolio of EQ Advisors Trust.


OUR ACCOUNT INVESTMENT MANAGEMENT SYSTEM

Participants may use our automated AIM System to transfer between investment options, obtain account information, change the allocation of future contributions and maturing GRAs and hear investment performance information. To use the AIM System, you must have a touch-tone telephone. We assign a personal security code ("PSC") number to you after we receive your completed enrollment form.

We have established procedures to reasonably confirm the genuineness of instructions communicated to us by telephone when using the AIM System. The procedures require personal identification information, including your PSC number, prior to acting on telephone instructions, and providing written confirmation of the transfers. Thus, we will not be liable for following telephone instructions we reasonably believe to be genuine.

A transfer request will be effective on the business day we receive the request. We will confirm all transfers in writing.

--------------------------------------------------------------------------------
A business day is any day on which both the New York Stock Exchange and we are open, and generally ends at 4:00 p.m. Eastern Time. We may, however, close due to emergency conditions.
--------------------------------------------------------------------------------

PARTICIPANT LOANS

Participant loans are available if the employer plan permits them. Participants must apply for a plan loan through the employer.

Loans are subject to restrictions under Federal tax laws and ERISA. Loan packages containing all necessary forms, along with an explanation of how interest rates are set, are available from our Account Executives. A loan may not be taken from the Guaranteed Rate Accounts prior to maturity. If a participant is married, written spousal consent will be required for a loan.

If you are a sole proprietor, 10% or more partner, or a shareholder-employee of an S Corporation who owns more than 5% of the shares (or a family member of any of the above as defined under Federal income tax laws), you presently may not borrow from your vested account balance without first obtaining a prohibited transaction exemption from the Department of Labor. Participants should consult with their attorneys or tax advisors regarding the advisability and procedures for obtaining such an exemption.

Generally, the loan amount will be transferred from the investment options into a loan account. The participant must repay the amount borrowed with interest as required by federal income tax rules. If you fail to repay the loan when due, the amount of the unpaid balance may be taxable and subject to additional penalty taxes. Interest paid on a retirement plan loan is not deductible.

CHOOSING BENEFIT PAYMENT OPTIONS

The Program offers a variety of benefit payment options. If you are a participant in a self-directed or individually-designed plan, ask your employer for details. Once you are eligible, your plan may allow you a choice of one or more of the following forms of distribution:

o  Qualified Joint and Survivor Annuity

o  Joint and Survivor Annuity Options, some with optional Period Certain

o  Lump Sum Payment

o  Installment Payments

o  Life Annuity

o  Life Annuity -- Period Certain

o  Cash Refund Annuity

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All of these options can be either fixed or variable except for the Cash Refund
Annuity and the Qualified Joint and Survivor Annuity which are fixed options only.

--------------------------------------------------------------------------------
 The amount of each payment in a fixed option remains the same. Variable option payments change to reflect the investment performance of the Alliance Growth Equity Fund.
--------------------------------------------------------------------------------

See "Types of Benefits" in the SAI for detailed information regarding each of the benefit payout options, and "Procedures for Withdrawals, Distributions and Transfers" in the SAI.

We provide the fixed and variable annuity options. Payments under variable annuity options reflect investment performance of the Alliance Growth Equity Fund.

The minimum amount that can be used to purchase any type of annuity is $5,000. In most cases an annuity administrative charge of $350 will be deducted from the amount used to purchase an annuity. If we give any group pension client with a qualified plan a better annuity purchase rate than those currently guaranteed under the Program, we will also make those rates available to Program participants. The annuity administrative charge may be greater than $350 in that case.

SPOUSAL CONSENT

If a participant is married and has an account balance greater than $5,000, federal law generally requires payment of a Qualified Joint and Survivor Annuity payable to the participant for life and then to the surviving spouse for life, unless you and your spouse have properly waived that form of payment in advance. Please see "Spousal Consent Requirements" under "Types of Benefits" in the SAI. Certain self-directed prototypes and individually designed plans are not subject to these requirements.

BENEFITS PAYABLE AFTER THE DEATH OF A PARTICIPANT

o If you die before the entire benefit due you has been paid, the remainder of your benefits will be paid to your beneficiary.

o If you die before you are required to begin receiving benefits, the law requires your entire benefit to be distributed no more than five years after your death. There are exceptions -- (1) A beneficiary who is not your spouse may elect payments over his/her life or a fixed period which does not exceed the beneficiary's life expectancy, provided payments begin within one year of your death. (2) If your benefit is payable to your spouse, your spouse may elect to receive benefits over his/her life or a period certain which does not exceed his or her life expectancy beginning any time up to the date you would have attained age 70 1/2 or, if later, one year after your death, or
   (3) Your spouse may be able to roll over all or part of the death benefit to a traditional (not Roth) individual retirement arrangement.

o If at your death you were already receiving annuity benefits, your beneficiary will receive the survivor benefits, if any, under the form of the annuity selected. If an annuity benefit was not selected, your beneficiary can continue to receive benefits based on the payment option you selected or can select a different payment option so long as payments are made at least as rapidly as with the payment option you originally selected.

o To designate a beneficiary or to change an earlier designation, have your employer send us your completed beneficiary designation form. Your spouse must consent in writing to a designation of any non-spouse beneficiary, as explained in "Procedures for Withdrawals, Distributions and Transfers -- Spousal Consent Requirements" in the SAI.

Under the Members Retirement Plan, on the day we receive proof of your death, we automatically transfer your Account Balance in the Funds to the Money Market Guarantee Account unless your beneficiary instructs otherwise. All amounts are held until your beneficiary requests a distribution or transfer. Our Account Executives can explain these and other requirements affecting death benefits.

5  The Program


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The Members Retirement Program consists of several types of retirement plans and two retirement plan Trusts, the Master Trust and the Pooled Trust. Each of the Trusts invests exclusively in the group annuity contracts described in this prospectus. The Program is sponsored by Equitable Life. The Program had 10,238 participants and approximately $200 million in assets at December 31, 1998.

This section explains the Program in further detail. It is intended for employers who wish to enroll in the Program, but contains information of interest to participants as well. You should, of course, understand the provisions of your plan and the Participation Agreement that define the scope of the Program in more specific terms. References to "you" and "your" in this section are to you in your capacity as an employer.

Our Retirement Program Specialists are available to answer your questions about joining the Program. Please contact us by using the telephone number or addresses listed under "How To Reach Us -- Information on Joining the Program" on the back cover of the prospectus.

SUMMARY OF PLAN CHOICES

You have a choice of three retirement plan arrangements under the Program. You can:

o Choose, the MEMBERS RETIREMENT PLAN -- which automatically gives you a full range of services from Equitable Life. These include your choice of the Program investment options, plan-level and participant-level recordkeeping, benefit payments and tax withholding and reporting. Under the Members Retirement Plan employers adopt our Master Trust and your only investment choices are from the Investment Options.

--------------------------------------------------------------------------------

The Members Retirement Plan is a defined contribution master plan that can be adopted as a profit sharing plan (including optional 401(k), SIMPLE 401(k) and safe harbor 401(k) features), a defined contribution pension plan, or both.
--------------------------------------------------------------------------------

o Choose the SELF-DIRECTED PROTOTYPE PLAN -- which gives you added flexibility in choosing investments. This is a defined contribution prototype plan which can be used to combine the Program investment options with your own individual investments such as stocks and bonds. With this plan you must adopt our Pooled Trust and maintain a minimum balance of $25,000 at all times.

   You must arrange separately for plan level accounting and brokerage services. We provide recordkeeping services only for plan assets held in the Pooled Trust. You can use any plan recordkeeper or you can arrange through us to hire Trustar Retirement Services at a special rate. You can also arrange through us brokerage services from our affiliate, DLJ Direct, at special rates or use the services of any other broker.


--------------------------------------------------------------------------------
The Pooled Trust is an investment vehicle used with individually designed qualified retirement plans. It can be used for both defined contribution and defined benefit plans. We provide recordkeeping services for plan assets held in the Pooled Trust.
--------------------------------------------------------------------------------

o Maintain our POOLED TRUST FOR INDIVIDUALLY DESIGNED PLANS -- and use our Pooled Trust for investment options in the Program and your own individual investments. The Pooled Trust is for investment only and can be used for both defined benefit and defined contribution plans. We provide participant-level or plan-level recordkeeping services for plan assets in the Pooled Trust.

Choosing the right plan depends on your own set of circumstances. We recommend that you review all plan, trust, participation and related agreements with your legal and tax counsel.

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GETTING STARTED

If you choose the Members Retirement Plan, you as the employer or trustee must complete a Participation Agreement.

If you choose the Self-Directed Prototype Plan, you must complete the Prototype Plan adoption agreement as well as a Participation Agreement in order to use the Pooled Trust.

As an employer, you are responsible for the administration of the plan you choose. If you have a Self-Directed Prototype Plan, you are also responsible for appointing a plan trustee. Please see "Your Responsibilities as Employer" in the SAI.

HOW TO MAKE PROGRAM CONTRIBUTIONS

Contributions must be in the form of a check drawn on a bank in the U.S. clearing through the Federal Reserve System, in U.S. dollars, and made payable to Equitable Life. All contribution checks should be sent to Equitable Life at the address shown "For Contribution Checks Only" in the "Information Once You Join the Program" section under "How to Reach Us" in this prospectus. Third party checks are not acceptable, except for rollover contributions, tax-free exchanges or trustee checks that involve no refund. All checks are subject to collection. We reserve the right to reject a payment if it is received in an unacceptable form.

All contributions must be accompanied by a Contribution Remittance form which designates the amount to be allocated to each participant by contribution type. Contributions are normally credited on the business day that we receive them, provided the remittance form is properly completed. Contributions are only accepted from the employer. Employees may not send contributions directly to the Program.

There is no minimum amount which must be contributed for investment if you adopt the Members Retirement Plan, or if you have your own individually designed plan that uses the Pooled Trust. If you adopt our self-directed prototype plan, you must, as indicated above, keep at least $25,000 in the Pooled Trust at all times.

ALLOCATING PROGRAM CONTRIBUTIONS

Under the Members Retirement Plan participants make all of the investment decisions.

Investment decisions in the Self-Directed Prototype Plan and individually designed plans are made either by the participant or by the plan trustees depending on the terms of the plan.

Participants may allocate contributions among any number of Program investment options. Allocation instructions can be changed at any time. You may allocate employer contributions in different percentages than your employee contributions. The allocation percentages you elect for employer contributions will automatically apply to 401(k) qualified non-elective contributions, qualified matching contributions and matching contributions. The allocation percentages you elect for employee contributions will automatically apply to both your post-tax employee contributions and your 401(k) salary deferral contributions.

IF WE DO NOT RECEIVE ADEQUATE INSTRUCTIONS, WE WILL ALLOCATE YOUR CONTRIBUTIONS TO THE MONEY MARKET GUARANTEE ACCOUNT UNTIL WE ARE PROPERLY INSTRUCTED OTHERWISE.

WHEN TRANSACTION REQUESTS ARE EFFECTIVE. Contributions, as well as transfer requests and allocation changes (not including GRA maturity allocation changes discussed in the SAI), are effective on the business day they are received. Distribution requests are also effective on the business day they are received unless, as in the Members Retirement Plan, there are plan provisions to the contrary. Transaction requests received after the end of a business day will be credited the next business day. Processing of any transaction may be delayed if a properly completed form is not received.

Trustee-to-trustee transfers of plan assets are effective the business day after we receive all items we require, including check and instructions, and the new or amended plan opinion letter.

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DISTRIBUTIONS FROM THE INVESTMENT OPTIONS

Keep in mind two sets of rules when considering distributions or withdrawals from the Program. The first are rules and procedures that apply to the investment options, exclusive of the provisions of your plan. We discuss those in this section. The second are rules specific to your plan. We discuss those "Rules Applicable to Participant Distributions" below. Certain plan distributions may be subject to Federal income tax, and penalty taxes. See "Tax Information."


AMOUNTS IN THE FUNDS AND MONEY MARKET GUARANTEE ACCOUNT. These are generally available for distribution at any time, subject to the provisions of your plan. Distributions from the Money Market Guarantee Account and the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds are permitted at any time. Distributions from remaining Funds are permitted at any time except if there is any delay in redemptions from the corresponding portfolio of EQ Advisors Trust, as applicable.


GUARANTEED RATE ACCOUNTS. Withdrawals generally may not be taken from GRAs prior to maturity. See "Guaranteed Rate Accounts."

Payments or withdrawals and application of proceeds to an annuity ordinarily will be made promptly upon request in accordance with plan provisions. However, we can defer payments, applications and withdrawals for any period during which the New York Stock Exchange is closed for trading, sales of securities are restricted or determination of the fair market value of assets is not reasonably practicable because of an emergency.

IF YOUR PLAN IS AN EMPLOYER OR TRUSTEE-DIRECTED PLAN, YOU AS THE EMPLOYER ARE RESPONSIBLE FOR ENSURING THAT THERE IS SUFFICIENT CASH AVAILABLE TO PAY BENEFITS.

RULES APPLICABLE TO PARTICIPANT DISTRIBUTIONS

In addition to our own procedures, distribution and benefit payment options under a tax qualified retirement plan are subject to complicated legal requirements. A general explanation of the federal income tax treatment of distributions and benefit payment options is provided in "Tax Information" in this prospectus and the SAI. You should discuss your options with a qualified financial advisor. Our Account Executives also can be of assistance.

In general, under the Members Retirement Plan or our Self-Directed Prototype Plan, participants are eligible for benefits upon retirement, death or disability, or upon termination of employment with a vested benefit. Participants in an individually designed plan are eligible for retirement benefits depending on the terms of their plan. See "Benefit Payment Options" under "Transfers and Access to Your Money," and "Tax Information" for more details. For participants who own more than 5% of the business, benefits must begin no later than April 1 of the year after the participant reaches age
70 1/2. For all other participants, distribution must begin by April 1 of the later of the year after attaining age 70 1/2 or retirement from the employer sponsoring the plan.

o You may withdraw all or part of your Account Balance under the Members Retirement Plan attributable to post-tax employee contributions at any time, provided that you withdraw at least $300 at a time (or, if less, your entire post-tax Account Balance).

o If you are married, your spouse must generally consent in writing before you can make any type of withdrawal except to purchase a Qualified Joint or a Survivor Annuity. Self-employed persons may generally not receive a distribution prior to age 59 1/2.

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o  Employees may generally not receive a distribution prior to separation from service.

o Hardship withdrawals before age 59 1/2 may be permitted under 401(k) and certain other profit sharing plans.

Under an individually designed plan and our self-directed plan, the availability of pre-retirement withdrawals depends on the terms of the plan. We suggest that you ask your employer what types of withdrawals are available under your plan. See "Procedures for Withdrawals, Distributions and Transfers" in the SAI for a more detailed discussion of these general rules.

Generally you may not make withdrawals from the Guaranteed Rate Accounts prior to maturity. See "The Guaranteed Rate Accounts."

6  Performance information


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The investment performance of the Funds reflects changes in unit values experienced over time. The unit value calculations for the Funds include all earnings, including dividends and realized and unrealized capital gains. Unlike the typical mutual fund, the Funds reinvest, rather than distribute, their earnings.

The following tables show the annual percentage change in Fund unit values, and the average annual percentage change in Fund unit values, for the periods ended December 31, 1998. You may compare the performance results for each Fund with the data presented for certain unmanaged market indices, or "benchmarks."

Performance data for the benchmarks do not reflect any deductions for investment advisory, brokerage or other expenses of the type typically associated with an actively managed investment fund. This overstates their rates of return and limits the usefulness of the benchmarks in assessing the performance of the Funds. The benchmark results have been adjusted to reflect reinvestment of dividends and interest for greater comparability. The benchmarks are:

o Standard and Poor's 500 Index ("S&P 500") -- a weighted index of the securities of 500 companies widely regarded by investors as representative of the stock market.

o Standard & Poor's MidCap 400 (Total Return) Index (S&P MidCap TR) -- a market-weighted index with each stock affecting the index in proportion to its market value. It consists of 400 domestic stocks chosen for market size (median market capitalization falls in the $200 million to $5 billion range), liquidity, and industry group representation.

o Lehman Aggregate Index -- a bond index which includes fixed rate debt issues rated investment grade or higher by Moody's Investors Service, Standard and Poor's Corporation, or Fitch Investor's Service, in that order. All issues have at least one year to maturity and an outstanding par value of at least $100 million for U.S. Government issues and $50 million for all others.

o Lehman Government/Corporate Bond Index (Lehman) -- an index widely regarded by investors as representative of the bond market.

o Lehman Treasury Bond Index (Lehman Treasury) -- a bond index which includes all public obligations of the U.S. Treasury (excluding foreign targeted issues).

o Morgan Stanley Capital International World Index (MSCI World) - an arithmetical average weighted by market value of the performance of 1,520 companies listed on the stock exchanges of the United States, Europe, Canada, Australia, New Zealand and the Far East.

o Consumer Price Index (Urban Consumers -- not seasonally adjusted)(CPI) -- an index of inflation.

The annual percentage change in unit values represents the percentage increase or decrease in unit values from the beginning of one year to the end of that year. The average annual rates of return are time-weighted, assume an investment at the beginning of each period, and include the reinvestment of investment income.


Historical results are presented for all Funds for the periods during which the Funds were available under the Program. Hypothetical results also were calculated for prior periods for the Alliance Global, Alliance Conservative Investors and Alliance Growth Investors Funds. These became available under the Program on July 1, 1993. The performance figures prior to that date for these Funds reflect (1) hypothetical performance based on the actual performance of the Alliance Global, Alliance Conservative Investors and Alliance Growth Investors portfolios, respectively, from the date each commenced operations and
(2) the deduction of the Program Expense Charge, the financial accounting fee and the daily accrual of direct expenses attributable to the Alliance Growth Equity Fund. After July 1, 1993, they reflect actual performance and, for 1993, annualized actual expenses. See: "Deductions and Charges".

See the attached EQ Advisors Trust prospectus for historical performance information regarding all portfolios. Such

----------
   26
--------------------------------------------------------------------------------

information does not reflect the Program Expense Charge that would reduce the results shown in the EQ Advisors Trust prospectus.


EQ Advisors Trust commenced operations on May 1, 1997. For periods prior to October 18, 1999 the Alliance Global, Alliance Conservative Investors and Alliance Growth Investors portfolios were part of The Hudson River Trust. On October 18, 1999, these portfolios became corresponding portfolios of EQ Advisors Trust and any predecessors that it may have had.

The MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income and Merrill Lynch World Strategy Funds became available under the Program on August 1, 1997. The BT Equity 500 Index Fund became available on July 1, 1998. The BT Equity 500 Index portfolio commenced operations on December 31, 1997.


THE PERFORMANCE SHOWN DOES NOT REFLECT ANY RECORD MAINTENANCE AND REPORT OR ENROLLMENT FEES. NO PROVISIONS HAVE BEEN MADE FOR THE EFFECT OF TAXES ON INCOME AND GAINS OR UPON DISTRIBUTION. PAST PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE.

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--------------------------------------------------------------------------------

ANNUAL PERCENT CHANGES IN FUND UNIT VALUES*

------------------------------------------------------------------------------------------
                                           ANNUAL PERIOD ENDING LAST BUSINESS DAY OF
------------------------------------------------------------------------------------------
 FUND                                1989        1990       1991      1992      1993
------------------------------------------------------------------------------------------
 Alliance Growth Equity              43.0%      -12.3%      50.4%        0.1%   18.0%
 Alliance Aggressive Equity          45.2         7.5       85.1        -4.2    13.1
 Alliance Balanced                   24.9        -1.9       39.7        -3.9    10.8
 Alliance Global                     25.4        -7.4       29.1        -1.9    30.8
 Alliance Conservative Investors      1.7         5.0       18.4         4.3     9.4
 Alliance Growth Investors            2.6         9.4       47.3         3.5    13.9
 MFS Research                           -           -          -           -       -
 Merrill Lynch World Strategy           -           -          -           -       -
 T. Rowe Price Equity Income            -           -          -           -       -
 Warburg Pincus Small Co. Value         -           -          -           -       -
------------------------------------------------------------------------------------------
 COMPARATIVE INDICES
------------------------------------------------------------------------------------------
 S&P 500                             31.7%       -3.1%      30.5%        7.6%   10.1%
 S&P Midcap TR                       35.6        -5.1       50.1        11.9    13.9
 S&P 500/Lehman Aggregate            23.1         2.9       23.2         7.5     9.9
 (50%/50%)
 MSCI World                          16.6       -17.0       18.3        -5.2    22.5
 S&P 500/Lehman Treasury (30%/70%)   19.6         5.1       19.8         7.3    10.5
 S&P 500/Lehman (70%/30%)            26.5         0.3       26.2         7.6    10.3
 CPI                                  4.6         6.2        3.0         2.9     2.7
 Russell 2000 Value                  12.4       -21.8       41.7        29.1    23.8
------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------
                                           ANNUAL PERIOD ENDING LAST BUSINESS DAY OF
------------------------------------------------------------------------------------------
 FUND                                    1994       1995       1996       1997       1998
------------------------------------------------------------------------------------------
 Alliance Growth Equity              -2.8%      30.3%      16.4%      25.5%       -3.8%
 Alliance Aggressive Equity          -5.1       29.6       20.9       10.6       -14.5
 Alliance Balanced                   -9.2       18.9       10.0       12.1        18.0
 Alliance Global                      3.6       16.8       12.9       10.1        20.1
 Alliance Conservative Investors     -5.9       18.3        3.7       11.7        12.3
 Alliance Growth Investors           -4.8       24.2       11.0       15.2        17.5
 MFS Research                           -          -          -          -        22.4
 Merrill Lynch World Strategy           -          -          -          -         5.3
 T. Rowe Price Equity Income            -          -          -          -         7.6
 Warburg Pincus Small Co. Value         -          -          -          -       -11.3
------------------------------------------------------------------------------------------
 COMPARATIVE INDICES
------------------------------------------------------------------------------------------
 S&P 500                              1.3%      37.6%      23.0%      33.4%       28.6%
 S&P Midcap TR                       -3.6       30.9       19.2       32.3        19.1
 S&P 500/Lehman Aggregate            -0.8       28.0       13.3       21.5        18.6
 (50%/50%)
 MSCI World                           5.1       20.7       13.5       15.8        24.3
 S&P 500/Lehman Treasury (30%/70%)   -2.0       24.1        8.8       16.7        15.6
 S&P 500/Lehman (70%/30%)            -0.1       32.1       16.9       26.3        22.9
 CPI                                  2.7        2.9        3.3        1.9         1.6
 Russell 2000 Value                  -1.6       25.7       21.4       31.8        -6.5
------------------------------------------------------------------------------------------

*  Hypothetical performance shown in bold.

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  28
--------------------------------------------------------------------------------

AVERAGE ANNUAL PERCENTAGE
CHANGE IN FUND UNIT VALUES --
YEARS ENDING DECEMBER 31, 1998*


--------------------------------------------------------------------------------
 FUND                              10 YEARS     5 YEARS     3 YEARS     1 YEAR
--------------------------------------------------------------------------------
Alliance Growth Equity               14.7%        12.2%       12.0%        -3.8%
Alliance Aggressive Equity           16.0          7.0         4.6        -14.5
Alliance Balanced                    11.1          9.5        13.3         18.0
Alliance Global                      13.3         12.6        14.3         20.1
Alliance Conservative Investors         -          7.7         9.2         12.3
Alliance Growth Investors               -         12.2        14.5         17.5
MFS Research                            -            -           -         22.4
Merrill Lynch World Strategy            -            -           -          5.3
T. Rowe Price Equity Income             -            -           -          7.6
Warburg Pincus Small Co. Value          -            -           -         -11.3
--------------------------------------------------------------------------------
 COMPARATIVE INDICES
--------------------------------------------------------------------------------
S&P 500                              19.2%        24.1%       28.2%        28.6%
S&P Midcap TR                        19.3         18.8        23.4         19.1
S&P 500/Lehman Aggregate (50%/50%)   15.2         16.9        18.7         18.6
MSCI World                           10.7         15.7        17.8         24.3
S&P 500/Lehman Treasury (30%/70%)    13.1         13.4        14.5         15.6
S&P 500/Lehman (70%/30%)             17.0         20.0        22.7         22.9
CPI                                   3.1          2.4         2.2          1.6
Russell 2000 Value                   14.0         13.1        14.4         -6.5
--------------------------------------------------------------------------------

*  Hypothetical performance shown in bold.


PAST PERFORMANCE IS NOT AN INDICATION OF FUTURE PERFORMANCE. NO PROVISIONS HAVE BEEN MADE FOR THE EFFECT OF TAXES ON INCOME AND GAINS OR UPON DISTRIBUTION.

7  Charges and expenses


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You will incur two general types of charges under the Program:

(1) Charges imposed on amounts invested in the Program -- these apply to all amounts invested in the Program (including installment payout option payments), and do not vary by plan. These are, in general, reflected as reductions in the unit values of the Funds or as reductions from the rates credited to the Guaranteed Options.

(1) Plan and transaction charges -- these vary by plan or are charged for specific transactions, and are typically stated in a dollar amount. Unless otherwise noted, these are deducted in fixed dollar amounts by reducing the number of units in the appropriate Funds and the dollars in the Guaranteed Options.

We deduct amounts for the 3-year or 5-year GRA from your most recent GRA.

We make no deduction from your contributions or withdrawals for sales expenses.

CHARGES BASED ON AMOUNTS INVESTED IN THE PROGRAM

PROGRAM EXPENSE CHARGE

We assess the Program expense charge as a daily charge at an annual rate of 1.00% of your account balance held in all the investment options. The purpose of this charge is to cover the expenses that we incur in connection with the Program.

We apply the Program expense charge toward the cost of maintenance of the investment options, promotion of the Program, commissions, administrative costs, such as enrollment and answering participant inquiries, and overhead expenses such as salaries, rent, postage, telephone, travel, legal, actuarial and accounting costs, office equipment and stationery. During 1998 we received $1,933,379 under the Program expense charge then in effect.

INVESTMENT MANAGEMENT AND ACCOUNTING FEES

The computation of unit values for each of the Funds named below also reflects fees charged for investment management and accounting. We receive fees for investment management services for the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds. The investment management and accounting fee covers the investment management and financial accounting services we provide for these Funds, as well as a portion of our related administrative costs. This fee is charged daily at an effective annual rate of
 .50% of the net assets of the Alliance Growth Equity and Balanced Funds and an effective annual rate of .65% for the Alliance Aggressive Equity Fund.

We receive fees for financial accounting services for the Alliance Global, Alliance Conservative Investors and Alliance Growth Investors Funds. This fee is charged daily at an effective annual rate of .20% of the net assets of these Funds.

OTHER EXPENSES BORNE BY THE FUNDS


EQ ADVISORS TRUST ANNUAL EXPENSES. The Alliance Global, Alliance Conservative Investors and Alliance Growth Investors Funds are indirectly subject to investment advisory and other expenses charged against assets of the corresponding portfolios of EQ Advisors Trust. The MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds are indirectly subject to investment management and advisory fees, 12b-1 fees and other expenses charged against assets of the corresponding portfolios of the EQ Advisors Trust. These expenses are described in the EQ Advisors Trust prospectus accompanying this prospectus.


OTHER EXPENSES. Certain costs and expenses are charged directly to the Funds. These may include transfer taxes, SEC filing fees and certain related expenses including printing of SEC filings, prospectuses and reports, proxy mailings, other mailing costs, legal expenses and (for the Alliance Global,

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  30
--------------------------------------------------------------------------------

Alliance Conservative Investors and Alliance Growth Investors Funds only) custodians' fees and outside auditing expenses.

PLAN AND TRANSACTION EXPENSES

MEMBERS RETIREMENT PLAN, PROTOTYPE SELF-DIRECTED PLAN AND INVESTMENT ONLY FEES

RECORD MAINTENANCE AND REPORT FEE. At the end of each calendar quarter, we deduct a record maintenance and report fee of $3.75 from your Account Balance. We reserve the right to charge varying fees based on the requested special mailings, reports and services given to your retirement plan.

ENROLLMENT FEE. We charge an employer a non-refundable enrollment fee of $25 for each participant enrolled under its plan. If we do not maintain individual participant records under an individually-designed plan, we instead charge the employer $25 for each plan or trust. If the employer fails to pay these charges, we may deduct the amount from subsequent contributions or from participants' account balances.

PROTOTYPE SELF-DIRECTED PLAN FEES. Employers who participate in our Prototype Self-Directed Plan incur additional fees not payable to us, such as brokerage and administration fees.

INDIVIDUAL ANNUITY CHARGES

ANNUITY ADMINISTRATIVE CHARGE. If a participant elects an annuity payment option, we deduct a $350 charge from the amount used to purchase the annuity. This charge reimburses us for administrative expenses associated with processing the application for the annuity and issuing each month's annuity payment.

CHARGE FOR APPLICABLE TAXES. In certain jurisdictions, amounts used to purchase an annuity are subject to charges for premium or other applicable taxes (rates currently range up to 5%). Taxes depend, among other things, on your place of residence, applicable laws and the form of annuity benefit you select. We will deduct such charges based on your place of residence at the time the annuity payments begin.

FEES PAID TO ASSOCIATIONS. We may pay associations a fee for enabling the Program to be made available to their memberships. The fee may be based on the number of employers whom we solicit, the number who participate in the Program, and/or the value of Program assets. We make these payments without any additional deduction or charge under the Program.

GENERAL INFORMATION ON FEES AND CHARGES

We will give you written notice of any change in the fees and charges. We may also establish a separate fee schedule for requested non-routine administrative services. During 1998 we received total fees and charges under the Program of $3,137,479.

8  Tax information


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  31
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In this section, we briefly outline current federal income tax rules relating to adoption of the Program, contributions to the Program and distributions to participants under qualified retirement plans. Certain other information about qualified retirement plans appears here and in the SAI. We do not discuss the effect, if any, of state tax laws that may apply. For tax advice, we suggest that you consult your tax advisor.

The United States Congress has in the past considered and may in the future consider proposals for legislation that, if enacted, could change the tax treatment of qualified retirement plans. In addition, the Treasury Department may amend existing regulations, issue new regulations, or adopt new interpretations of existing laws. State tax laws or, if you are not a United States resident, foreign tax laws, may affect the tax consequences to you or the beneficiary. These laws may change from time to time without notice and, as a result, the tax consequences may also change. There is no way of predicting whether, when or in what form any such change would be adopted.

Any such change could have retroactive effects regardless of the date of enactment. We suggest you consult your legal or tax adviser.

Because you are buying a contract to fund a retirement plan that already provides tax deferral under Federal income tax rules, you should do so for the contract's features and benefits other than tax deferral. The tax deferral of the contract does not provide additional benefits.

INCOME TAXATION OF DISTRIBUTIONS TO QUALIFIED PLAN PARTICIPANTS

In this section, the word "you" refers to the plan participant.

Amounts distributed to a participant from a qualified plan are generally subject to federal income tax as ordinary income when benefits are distributed to you or your beneficiary. Generally speaking, only your post-tax contributions, if any, are not taxed when distributed.

LUMP SUM DISTRIBUTIONS. If we distribute your benefits to you in a lump sum after you have participated in the plan for at least five taxable years, you may be able to use five-year averaging. Under this method, you calculate the tax on the lump sum distribution separately from taxes on any other income you may have during the year. You calculate the tax at ordinary income tax rates in the year of the distribution, but as if it were your only income in each of five years. The tax payable is the sum of the five years' calculations. To qualify for five-year averaging, the distribution must consist of your entire balance in the plan and must occur in one taxable year after you have attained age 59 1/2. Five-year averaging is available only for one lump sum distribution.

If you were born before 1936, you may elect to have special rules apply to one lump sum distribution. You may elect either ten-year averaging using 1986 rates or five-year averaging using then current rates. In addition, you may elect separately to have the portion of your distribution attributable to pre-1974 contributions taxed at a flat 20% rate.

Effective January 1, 2000, you may no longer use five year averaging on lump sum distributions.

ELIGIBLE ROLLOVER DISTRIBUTIONS. Many types of distributions from qualified plans are "eligible rollover distributions" that can be transferred directly to another qualified plan or traditional individual retirement arrangement ("IRA"), or rolled over to another plan or IRA within 60 days of the receipt of the distribution. If a distribution is an "eligible rollover distribution," 20% mandatory federal income tax withholding will apply unless the distribution is directly transferred to a qualified plan or IRA. See "Eligible Rollover Distributions and Federal Income Tax Withholding" in the SAI for a more detailed discussion.

ANNUITY OR INSTALLMENT PAYMENTS. Each payment you receive is ordinary income for tax purposes, except where you have a "cost basis" in the benefit. Your cost basis is equal to the amount of your post-tax employee contributions, plus any employer contributions you had to include in gross income in prior years. You may exclude from gross income a portion of each annuity or installment payment you receive. If you (and your survivor) continue to receive payments after you have received your cost basis in the contract, all amounts will be taxable.

-------
  32
--------------------------------------------------------------------------------

IN SERVICE WITHDRAWALS. Some plans allow in-service withdrawals of after-tax contributions. The portion of each withdrawal attributable to cost basis is not taxable. The portion of each withdrawal attributable to earnings is taxable. Withdrawals are taxable only after they exceed your cost basis if (a) they are attributable to your pre-January 1, 1987 contributions under (b) plans that permitted those withdrawals as of May 5, 1986. Amounts that you include in gross income under this rule may also be subject to the additional 10% penalty tax on premature distributions described below. In addition, 20% mandatory federal income tax withholding may also apply.

PREMATURE DISTRIBUTIONS. You may be liable for an additional 10% penalty tax on all taxable amounts distributed before age 591|M/2 unless the distribution falls within a specified exception or is rolled over into an IRA or other qualified plan.

The exceptions to the penalty tax include (a) distributions made on account of your death or disability, (b) distributions beginning after separation from service in the form of a life annuity or installments over your life expectancy (or the joint lives or life expectancies of you and your beneficiary), (c) distributions due to separation from active service after age 55 and (d) distributions you use to pay deductible medical expenses.

WITHHOLDING. In almost all cases, 20% mandatory income tax withholding will apply to all "eligible rollover distributions" that are not directly transferred to a qualified plan or IRA. If a distribution is not an eligible rollover distribution, the recipient may elect out of withholding. The rate of withholding depends on the type of distribution. See "Eligible Rollover Distributions and Federal Income Tax Withholding" in the SAI. Under the Members Retirement Plan, we will withhold the tax and send you the remaining amount. Under an individually designed plan or our prototype self-directed plan we will pay the full amount of the distribution to the plan's trustee. The trustee is then responsible for withholding federal income tax upon distributions to you or your beneficiary.

OTHER TAX CONSEQUENCES

Federal estate and gift and state and local estate, inheritance, and other tax consequences of participation in the Program depend on the residence and the circumstances of each participant or beneficiary. For complete information on federal, state, local and other tax considerations, you should consult a qualified tax advisor.

9  More information


-------
  33
--------------------------------------------------------------------------------

ABOUT PROGRAM CHANGES OR TERMINATIONS

AMENDMENTS. The group annuity contract has been amended in the past and we and the Trustees may agree to amendments in the future. No future change can affect annuity benefits in the course of payment. If certain conditions are met, we may: (1) terminate the offer of any of the investment options and (2) offer new investment options with different terms.

TERMINATION. We may terminate the contract at any time. If the contract is terminated, we will not accept any further contributions. We will continue to hold amounts allocated to the Guaranteed Rate Accounts until maturity. Amounts already invested in the investment options may remain in the Program and you may also elect payment of benefits through us.

IRS DISQUALIFICATION

If your plan is found not to qualify under the Internal Revenue Code, we may:
(1) return the plan's assets to the employer (in our capacity as the plan administrator) or (2) prevent plan participants from investing in the separate accounts.

ABOUT THE SEPARATE ACCOUNTS

Each Investment Fund is one, or part of one, of our separate accounts. We established the separate accounts under special provisions of the New York Insurance Law. These provisions prevent creditors from any other business we conduct from reaching the assets we hold in our investment funds for owners of our variable annuity contracts, including our group annuity contracts. The results of each separate account's operations are accounted for without regard to Equitable Life's, or any other separate account's, operating results. We are the legal owner of all of the assets in the separate accounts and may withdraw any amounts we have in the separate accounts that exceed our reserves and other liabilities under variable annuity contracts.


The separate accounts that we call the Alliance Growth Equity, Alliance Aggressive Equity, and Alliance Balanced Funds commenced operations in 1968, 1969, and 1979 respectively. The separate account which holds the Alliance Global, Alliance Conservative Investors and Alliance Growth Investors Funds was established in 1993. The separate account which holds the MFS Research, Warburg Pincus Small Company Value, T. Rowe Price Equity Income, Merrill Lynch World Strategy and BT Equity 500 Index Funds was established in 1997. Because of exclusionary provisions, none of the Funds are subject to regulation under the Investment Company Act of 1940. Separate Account Nos. 51 and 66, however, purchase Class IA shares and Class IB shares of EQ Advisors Trust, respectively. EQ Advisors Trust is registered as an open-end management investment company under the 1940 Act.

ABOUT OUR YEAR 2000 PROGRESS

Equitable Life relies upon various computer systems in order to administer your certificate and operate the investment options. Some of these systems belong to service providers who are not affiliated with Equitable Life.

In 1995, Equitable Life began addressing the question of whether its computer systems would recognize the year 2000 before, on, or after January 1, 2000, and Equitable Life has identified those of its systems critical to business operations that were not year 2000 compliant. Equitable Life has completed the work of modifying or replacing non-compliant systems and has confirmed, through testing, that its systems are year 2000 compliant. Equitable Life has contacted third-party vendors and service providers to seek confirmation that they are acting to address the year 2000 issue with the goal of avoiding any material adverse effect on services provided to contract owners and on operations of the investment options. All third-party vendors and service providers considered critical to Equitable Life's business, and substantially all vendors and service providers considered non-critical, have provided us confirmation of their year 2000 compliance or a satisfactory plan for compliance. If confirmation is not received from any of the remaining non-critical vendors or service providers, the vendor or service provider will be replaced, eliminated or the subject of contingency plans. Additionally, Equitable Life has

-------
  34
--------------------------------------------------------------------------------


supplemented its existing business continuity and disaster recovery plans to cover certain categories of contingencies that could arise as a result of year 2000 related failures.

There are many risks associated with year 2000 issues, including the risk that Equitable Life's computer systems will not operate as intended. Additionally, there can be no assurance that the system of third parties will be year 2000 compliant. Any significant unresolved difficulty related to the year 2000 compliance initiatives could result in an interruption in, or a failure of, normal business operations and, accordingly, could have a material adverse effect on our ability to administer your contract and operate the investment options.

To the fullest extent permitted by law, the foregoing year 2000 discussion is a "Year 2000 Readiness Disclosure" within the meaning of The Year 2000 Information and Readiness Disclosure Act (P.L. 105-271)(1998).


ABOUT LEGAL PROCEEDINGS

Equitable Life and its affiliates are parties to various legal proceedings. In our view, none of these proceedings is likely to have a material adverse effect upon the separate accounts, our ability to meet our obligations under the Program, or the distribution of group annuity contract interests under the Program.

ABOUT OUR INDEPENDENT ACCOUNTANTS

The following financial statements included in the SAI as well as the following condensed financial information included in the prospectus have been so included in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

o The financial statements for Separate Account Nos. 3, 4, 10, and 51 as of December 31, 1998 and for each of the two years in the period then ended.

o The financial statements for Separate Account No. 66 as of December 31, 1998 and for the periods then ended.

o The financial statements for Equitable Life as of December 31, 1998 and 1997 and for each of the three years in the period ended December 31, 1998.

o The condensed financial information for Separate Account Nos. 3, 4, 10, and 51 for each of the six years in the period ended December 31, 1998.

o The condensed financial information for Separate Account No. 66 for each of the periods ended December 31, 1998.

ABOUT THE TRUSTEE

As trustee, Chase Manhattan Bank serves as a party to the group annuity contract. It has no responsibility for the administration of the Program or for any distributions or duties under the group annuity contract.

REPORTS WE PROVIDE AND AVAILABLE INFORMATION

We send reports annually to employers showing the aggregate Account Balances of all participants and information necessary to complete annual IRS filings.

As permitted by the SEC's rules, we omitted certain portions of the registration statement filed with the SEC from this prospectus and the SAI. You may obtain the omitted information by: (1) requesting a copy of the registration statement from the SEC's principal office in Washington, D.C., and paying prescribed fees, or (2) by accessing the EDGAR Database at the SEC's web site at http://www.sec.gov.

ACCEPTANCE

The employer or plan sponsor, as the case may be: (1) is solely responsible for determining whether the Program is a suitable funding vehicle and (2) should carefully read the prospectus and other materials before entering into a Participation Agreement.

Appendix I: Condensed financial information


-------
 A-1
--------------------------------------------------------------------------------

These selected per unit data and ratios for the years ended December 31, 1998 through 1993 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their reports included in the SAI. For years prior to 1993, the condensed financial information was audited by other independent accountants. The financial statements of each of the Funds as well as the consolidated financial statements of Equitable Life are contained in the SAI. Information is provided for the period that each Fund has been available under the Program, but not longer than ten years.


SEPARATE ACCOUNT NO. 4 (POOLED)
OF THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

ALLIANCE GROWTH EQUITY FUND -- INCOME, EXPENSES AND CAPITAL CHANGES PER UNIT OUTSTANDING THROUGHOUT THE YEARS INDICATED AND OTHER SUPPLEMENTARY DATA

----------------------------------------------------------------------------------------------------------
                                                                   YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------
                                                        1998          1997          1996          1995
----------------------------------------------------------------------------------------------------------
Income                                               $    1.59     $    1.53     $    1.37     $    1.84
Expenses (Note A)                                        (5.01)        (4.55)        (3.82)        (3.25)
Net income (loss)                                        (3.42)        (3.02)        (2.45)        (1.41)
Net realized and unrealized gain
  (loss) on investments (Note B)                         (8.33)        65.28         36.80         50.16
Net increase (decrease) in Alliance Growth Equity
  Fund Unit Value                                       (11.75)        62.26         34.35         48.75
Alliance Growth Equity Fund Unit Value
  (Note C):
  Beginning of year                                     306.51        244.25        209.90        161.15
  End of year                                           294.76        306.51        244.25        209.90
Ratio of expenses to average net assets
  attributable to the Program                             1.68%         1.65%         1.68%         1.74%
Ratio of net income (loss) to average net assets
  attributable to the Program                            (1.15)%       (1.10)%       (1.08)%       (0.76)%
Number of Alliance Growth Equity Fund Units
  outstanding at end of year (000's)                       228           241           228           214
Portfolio turnover rate (Note D)                            71%           62%          105%          108%
----------------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------
                                                                               YEAR ENDED DECEMBER 31,
                                                   -------------------------------------------------------------------------------
                                                        1994          1993*         1992          1991         1990        1989
---------------------------------------------------------------------------------------------------------------------------------
Income                                               $    1.79     $    1.75     $    1.51     $    1.37    $   1.92    $   1.70
Expenses (Note A)                                        (2.76)        (2.54)        (2.22)        (2.00)      (1.56)      (1.59)
Net income (loss)                                        ( .97)        ( .79)        ( .71)        ( .63)        .36         .11
Net realized and unrealized gain
  (loss) on investments (Note B)                         (3.76)        26.16           .77         47.67      (13.52)      31.92
Net increase (decrease) in Alliance Growth Equity
  Fund Unit Value                                        (4.73)        25.37           .06         47.04      (13.16)      32.03
Alliance Growth Equity Fund Unit Value
  (Note C):
  Beginning of year                                     165.88        140.51        140.45         93.41      106.57       74.54
  End of year                                           161.15        165.88        140.51        140.45       93.41      106.57
Ratio of expenses to average net assets
  attributable to the Program                             1.72%         1.69%         1.65%         1.68%       1.64%       1.74%
Ratio of net income (loss) to average net assets
  attributable to the Program                            (0.60)%       (0.52)%       (0.53)%       (0.54)%      0.38%       0.11%
Number of Alliance Growth Equity Fund Units
  outstanding at end of year (000's)                       219           208           212           189          47          48
Portfolio turnover rate (Note D)                            91%           82%           68%           66%         93%        113%
---------------------------------------------------------------------------------------------------------------------------------

See notes following these tables.

-------
  A-2
--------------------------------------------------------------------------------

SEPARATE ACCOUNT NO. 3 (POOLED)
OF THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

ALLIANCE AGGRESSIVE EQUITY FUND -- INCOME, EXPENSES AND CAPITAL CHANGES PER UNIT OUTSTANDING THROUGHOUT THE YEARS INDICATED AND OTHER SUPPLEMENTARY DATA

-----------------------------------------------------------------------------------------------------
                                                                YEAR ENDED DECEMBER 31,
                                                  ---------------------------------------------------
                                                       1998         1997         1996         1995
-----------------------------------------------------------------------------------------------------
Income                                              $    .34     $    .26     $    .33     $    .24
Expenses (Note A)                                       (.97)        (.97)        (.86)        (.69)
Net investment income (loss)                            (.63)        (.71)        (.53)        (.45)
Net realized and unrealized gain (loss) on
  investments (Note B)                                 (7.48)        6.08         9.25         9.98
Net increase (decrease) in Alliance Aggressive
  Equity Fund Unit Value                               (8.11)        5.37         8.72         9.53
Alliance Aggressive Equity Fund Unit Value
  (Note C):
  Beginning of year                                    55.83        50.46        41.74        32.21
  End of year                                          47.72        55.83        50.46        41.74
Ratio of expenses to average net assets
  attributable to the Program                           1.84%        1.82%        1.80%        1.86%
Ratio of net investment income (loss) to average
  net assets attributable to the Program               (1.20)%      (1.33)%      (1.12)%      (1.21)%
Number of Alliance Aggressive Equity Fund Units
  outstanding at end of year (000's)                     490          508          395          328
Portfolio turnover rate (Note D)                         195%         176%         118%         137%
-----------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------
                                                                           YEAR ENDED DECEMBER 31,
                                                  -------------------------------------------------------------------------
                                                       1994        1993*         1992         1991        1990       1989
---------------------------------------------------------------------------------------------------------------------------
Income                                              $    .18     $    .26     $    .31     $    .29    $   .28    $   .29
Expenses (Note A)                                       (.60)        (.57)        (.50)        (.41)      (.27)      (.24)
Net investment income (loss)                            (.42)        (.31)        (.19)        (.12)       .01        .05
Net realized and unrealized gain (loss) on
  investments (Note B)                                 (1.32)        4.25        (1.13)       14.52       1.17       4.85
Net increase (decrease) in Alliance Aggressive
  Equity Fund Unit Value                               (1.74)        3.94        (1.32)       14.40       1.18       4.90
Alliance Aggressive Equity Fund Unit Value
  (Note C):
  Beginning of year                                    33.95        30.01        31.33        16.93      15.75      10.85
  End of year                                          32.21        33.95        30.01        31.33      16.93      15.75
Ratio of expenses to average net assets
  attributable to the Program                           1.86%        1.84%        1.74%        1.59%      1.65%      1.74%
Ratio of net investment income (loss) to average
  net assets attributable to the Program               (1.31)%      (1.02)%      (0.66)%      (0.48)%     0.07%      0.35%
Number of Alliance Aggressive Equity Fund Units
  outstanding at end of year (000's)                     283          249          229          150         13          5
Portfolio turnover rate (Note D)                          94%          83%          71%          63%        48%        92%
---------------------------------------------------------------------------------------------------------------------------

See notes following these tables.

-----
 A-3
--------------------------------------------------------------------------------

SEPARATE ACCOUNT NO. 10 (POOLED)
OF THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES

ALLIANCE BALANCED FUND -- INCOME, EXPENSES AND CAPITAL CHANGES PER UNIT OUTSTANDING THROUGHOUT THE YEARS INDICATED AND OTHER SUPPLEMENTARY DATA

------------------------------------------------------------------------------------------
                                                         YEAR ENDED DECEMBER 31,
                                               -------------------------------------------
                                                   1998       1997       1996       1995
------------------------------------------------------------------------------------------
Income                                          $  1.30    $  1.21    $  1.00    $   .89
Expenses (Note A)                                  (.58)      (.52)      (.48)      (.43)
Net investment income                               .72        .69        .52        .46
Net realized and unrealized gain (loss) on
  investments (Note B)                             5.14       2.83       2.11       3.74
Net increase (decrease) in Alliance Balanced
  Fund Unit Value                                  5.86       3.52       2.63       4.20
Alliance Balanced Fund Unit Value (Note C):
  Beginning of year                               32.54      29.02      26.39      22.19
  End of year                                     38.40      32.54      29.02      26.39
Ratio of expenses to average net assets
  attributable to the Program                      1.65%      1.68%      1.73%      1.79%
Ratio of net investment income to average net
  assets attributable to the Program               2.04%      2.25%      1.91%      1.90%
Number of Alliance Balanced Fund Units
  outstanding at end of year (000's)                473        454        476        458
Portfolio turnover rate (Note D)                     89%       165%       177%       170%
------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------
                                                                    YEAR ENDED DECEMBER 31,
                                               -----------------------------------------------------------------
                                                   1994      1993*       1992       1991       1990       1989
----------------------------------------------------------------------------------------------------------------
Income                                          $   .74    $   .77    $   .79    $   .80    $   .94    $   .93
Expenses (Note A)                                  (.40)      (.39)      (.35)      (.32)      (.27)      (.25)
Net investment income                               .34        .38        .44        .48        .67        .68
Net realized and unrealized gain (loss) on
  investments (Note B)                            (2.60)      2.00      (1.34)      6.04       (.98)      2.66
Net increase (decrease) in Alliance Balanced
  Fund Unit Value                                 (2.26)      2.38       (.90)      6.52       (.31)      3.34
Alliance Balanced Fund Unit Value (Note C):
  Beginning of year                               24.45      22.07      22.97      16.45      16.76      13.42
  End of year                                     22.19      24.45      22.07      22.97      16.45      16.76
Ratio of expenses to average net assets
  attributable to the Program                      1.72       1.70%      1.65%      1.67%      1.66%      1.73%
Ratio of net investment income to average net
  assets attributable to the Program               1.51%      1.61%      2.03%      2.47%      4.12%      4.38%
Number of Alliance Balanced Fund Units
  outstanding at end of year (000's)                446        419        364        284         27         16
Portfolio turnover rate (Note D)                    107%       102%        90%       114%       199%       175%
----------------------------------------------------------------------------------------------------------------

* Prior to July 22, 1993, Equitable Life Capital Management Corporation (Equitable Life Capital) served as the investment adviser to the Fund. On July 22, 1993, Alliance Capital Management L.P. acquired the business and substantially all of the assets of Equitable Life Capital and became the investment adviser to the Fund.

A. Enrollment fees are not included above and did not affect the Alliance Growth Equity, Alliance Aggressive Equity or Alliance Balanced Fund Unit Values. Enrollment fees were generally deducted from contributions to the Program.

B. See Note 2 to Financial Statements of Separate Account Nos. 3 (Pooled), 4 (Pooled) and 10 (Pooled), which may be found in the SAI.

C. The value for an Alliance Growth Equity Fund Unit was established at $10.00 on January 1, 1968 under the National Association of Realtors Members Retirement Program (NAR Program). The NAR Program was merged into the Members Retirement Program on December 27, 1984. The values for an Alliance Aggressive Equity and an Alliance Balanced Fund Unit were established at $10.00 on May 1, 1985, the date on which the Funds were first made available under the Program.

D. The portfolio turnover rate includes all long-term U.S. Government securities, but excludes all short-term U.S. Government securities and all other securities whose maturities at the time of acquisition were one year or less. Represents the annual portfolio turnover rate for the entire separate account.

Income, expenses, gains and losses shown above pertain only to participants' accumulations attributable to the Program. Other plans also participate in the Alliance Growth Equity, Alliance Aggressive Equity and Alliance Balanced Funds and may have operating results and other supplementary data different from those shown above.

-------
  A-4
--------------------------------------------------------------------------------

SEPARATE ACCOUNT NO. 51 (POOLED) UNIT VALUES

Unit values and number of units outstanding for these Funds, are shown below:

---------------------------------------------------------------------------------------------------------------------------
                                                           FOR THE YEARS ENDING DECEMBER 31,
                                        -----------------------------------------------------------------------   INCEPTION
                                             1993        1994        1995        1996        1997        1998       DATE
---------------------------------------------------------------------------------------------------------------------------
Alliance Global Fund                                                                                                7/1/93
  Unit Value                              $ 11.05     $ 11.45     $ 13.38     $ 15.11     $ 16.63     $ 19.97
  Number of units outstanding (000's)         144         314         399         615         617         549
Alliance Conservative Investors Fund                                                                                7/1/93
  Unit Value                              $ 10.22     $  9.62     $ 11.39     $ 11.81     $ 13.19     $ 14.82
  Number of units outstanding (000's)         206         185         224         848         738         333
Alliance Growth Investors Fund                                                                                      7/1/93
  Unit Value                              $ 10.49     $  9.98     $ 12.40     $ 13.76     $ 15.85     $ 18.63
  Number of units outstanding (000's)         148         208         242         290         333         357
---------------------------------------------------------------------------------------------------------------------------

SEPARATE ACCOUNT NO. 66 (POOLED) UNIT VALUES

Unit values and number of units outstanding for these Funds, are shown below:

--------------------------------------------------------------------------------
                                           FOR THE YEARS ENDING
                                               DECEMBER 31,
                                          ----------------------      INCEPTION
                                               1997        1998       DATE
--------------------------------------------------------------------------------
MFS Research Fund                                                      8/1/97
  Unit Value                               $ 10.34     $ 12.65
  Number of units outstanding (000's)           75         184
Warburg Pincus Small Company Value Fund                                8/1/97
  Unit Value                               $ 10.62     $  9.42
  Number of units outstanding (000's)          176         217
T. Rowe Price Equity Income Fund                                       8/1/97
  Unit Value                               $ 11.02     $ 11.85
  Number of units outstanding (000's)          199         315
Merrill Lynch World Strategy Fund                                      8/1/97
  Unit Value                               $  9.47     $  9.98
  Number of units outstanding (000's)           38          63
BT Equity 500 Index Fund                                               7/1/98
  Unit Value                                    --     $ 11.28
  Number of units outstanding (000's)           --         159
--------------------------------------------------------------------------------

Statement of additional information



-------
  S-1
--------------------------------------------------------------------------------

TABLE OF CONTENTS

                                                              PAGE

 Funding of the Program .................................    SAI-2
 Your Responsibilities as Employer ......................    SAI-2
 Procedures for Withdrawals, Distributions
    and Transfers .......................................    SAI-2
 Types of Benefits ......................................    SAI-6
 Provisions of the Members Retirement Plan ..............    SAI-9
 Investment Restrictions Applicable to the Alliance
    Growth Equity, Alliance Aggressive Equity and
    Alliance Balanced Funds .............................   SAI-13
 How We Determine the Unit Value for the Funds ..........   SAI-15
 How We Value the Assets of the Funds ...................   SAI-16
 Fund Transactions ......................................   SAI-17
 Investment Management and Accounting Fee ...............   SAI-19
 Underwriter ............................................   SAI-19
 Our Management .........................................   SAI-20
 Financial Statements ...................................   SAI-22

CLIP AND MAIL TO US TO RECEIVE A
STATEMENT OF ADDITIONAL INFORMATION

To:  The Equitable Life Assurance Society
       of the United States
     Box 2486 G.P.O.
     New York, NY 10116

Please send me a copy of the Statement of Additional Information for the Members Retirement Program Prospectus dated May 1, 1999.


------------------------------------------------
 Name

------------------------------------------------
 Address

------------------------------------------------

------------------------------------------------

Copyright 1999 by The Equitable Life Assurance Society of the United States. All rights reserved.

EQ Advisors Trust



PROSPECTUS DATED AUGUST 30, 1999
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This Prospectus describes the eight (8) Portfolios offered by EQ Advisors Trust that you can choose as investment alternatives. Each Portfolio has its own investment objective and strategies that are designed to meet different investment goals. This Prospectus contains information you should know before investing. Please read this Prospectus carefully before investing and keep it for future reference. The Portfolios followed by an asterisk (*) below will not be available for investment until October 18, 1999.



     DOMESTIC EQUITY PORTFOLIOS                AGGRESSIVE EQUITY PORTFOLIO
     --------------------------                ---------------------------

        BT Equity 500 Index                 Warburg Pincus Small Company Value
          MFS Research
    T. Rowe Price Equity Income

GLOBAL/INTERNATIONAL PORTFOLIO                 ASSET ALLOCATION PORTFOLIOS
------------------------------                 ---------------------------

       Alliance Global*                       Alliance Conservative Investors*
                                               Alliance Growth Investors*
                                              Merrill Lynch World Strategy


-------------------------------------------------------------------------------

YOU SHOULD BE AWARE THAT THE SECURITIES AND EXCHANGE COMMISSION HAS NOT APPROVED OR DISAPPROVED OF THE INVESTMENT MERIT OF THESE PORTFOLIOS OR DETERMINED IF THIS PROSPECTUS IS ACCURATE OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Version END

Overview

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EQ ADVISORS TRUST

This Prospectus tells you about the eight (8) current Portfolios of the EQ Advisors Trust ("Trust") and the Class IA shares or Class IB shares offered by the Trust on behalf of each Portfolio. The Trust is an open-end management investment company. Each Portfolio is a separate series of the Trust with its own investment objective, investment strategies and risks, which are described in this Prospectus. Each of the current Portfolios of the Trust, except for the Merrill Lynch World Strategy Portfolio, is diversified for purposes of the Investment Company Act of 1940, as amended ("1940 Act").

The Trust's shares are currently sold only to insurance company separate accounts in connection with variable life insurance contracts and variable annuity certificates and contracts (the "Contract" or collectively, the "Contracts") issued by The Equitable Life Assurance Society of the United States ("Equitable") and Equitable of Colorado, Inc. ("EOC"), as well as insurance companies that are not affiliated with Equitable or EOC ("non-affiliated insurance companies") and to The Equitable Investment Plan for Employees, Managers and Agents ("Equitable Plan"). The prospectus is designed to help you make informed decisions about the Portfolios that are available under your Contract or under the Equitable Plan. You will find information about your Contract and how it works in the accompanying prospectus for the Contracts if you are a Contractholder or participant under a Contract.

EQ Financial Consultants, Inc. ("EQFC") currently serves as the Manager of the Trust. In such capacity, EQFC currently has overall responsibility for the general management and administration of the Trust. The Board of Trustees of the Trust has approved a transfer to Equitable, the indirect corporate parent of EQFC, of the Trust's Investment Management Agreement with EQFC. This transfer is expected to be completed in September 1999. Upon completion of the transfer, Equitable will serve as the Manager of the Trust. However, until completion of the transfer, EQFC will continue to serve in that capacity.

Each of the Portfolios has its own investment adviser ("Adviser"). Information about the Adviser for each Portfolio is contained in the description concerning that Portfolio in the section entitled "About the Investment Portfolios." The Manager has the ultimate responsibility to oversee each of the Advisers and to recommend their hiring, termination and replacement. Subject to approval by the Board of Trustees, the Manager has been granted relief by the Securities and Exchange Commission ("SEC") ("Multi-Manager Order") that enables the Manager without obtaining shareholder approval to: (i) select Advisers for each of the Trust's Portfolios; (ii) enter into and materially modify existing investment advisory agreements; and (iii) terminate and replace the Advisers.

The Manager and certain non-affiliated insurance companies and certain of their separate accounts (collectively, "Applicants") have filed applications requesting that the SEC approve the substitution of: (i) Class IA shares of certain Portfolios for Class IA shares of corresponding portfolios of The Hudson River Trust ("HRT"); and (ii) Class IB shares of certain Portfolios for Class IB shares of corresponding HRT portfolios ("Substitution Application"). Alliance Capital Management, L.P. ("Alliance") serves as Adviser for each Portfolio to be substituted for the corresponding HRT portfolio. Applicants have included, as a term of each application, that with respect to those Portfolios for which Alliance serves as Adviser, the Manager will not: (i) terminate Alliance and select a new Adviser for those Portfolios or (ii) materially modify the existing investment advisory agreement without first either obtaining approval of shareholders for such actions or obtaining approval of shareholders to utilize the Multi-Manager Order.

Table of contents

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-------------------------------------------------------------
 1  SUMMARY INFORMATION CONCERNING EQ
    ADVISORS TRUST                                       4
-------------------------------------------------------------


-------------------------------------------------------------
 2 ABOUT THE INVESTMENT PORTFOLIOS                      12
-------------------------------------------------------------
    DOMESTIC EQUITY PORTFOLIOS                          14
       BT Equity 500 Index Portfolio                    14
       MFS Research Portfolio                           16
       T. Rowe Price Equity Income Portfolio            19

    GLOBAL/INTERNATIONAL PORTFOLIO                      21
       Alliance Global Portfolio                        21

    AGGRESSIVE EQUITY PORTFOLIO                         24
       Warburg Pincus Small Company Value Portfolio     24

    ASSET ALLOCATION PORTFOLIOS                         26
       Alliance Conservative Investors Portfolio        27
       Alliance Growth Investors Portfolio              30
       Merrill Lynch World Strategy Portfolio           33

-------------------------------------------------------------
 3 MORE INFORMATION ON PRINCIPAL RISKS                  36
-------------------------------------------------------------

-------------------------------------------------------------
 4 MANAGEMENT OF THE TRUST                              42
-------------------------------------------------------------
    The Trust                                           42
    The Manager                                         42
    Expense Limitation Agreement                        43
    The Advisers                                        44
    The Administrator                                   44
    The Transfer Agent                                  45
    Brokerage Practices                                 45
    Brokerage Transactions with Affiliates              45

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 5 FUND DISTRIBUTION ARRANGEMENTS                       46
-------------------------------------------------------------

-------------------------------------------------------------
 6 PURCHASE AND REDEMPTION                              47
-------------------------------------------------------------

-------------------------------------------------------------
 7 HOW ASSETS ARE VALUED                                48
-------------------------------------------------------------

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 8 TAX INFORMATION                                      49
-------------------------------------------------------------

-------------------------------------------------------------
 9 PRIOR PERFORMANCE OF EACH ADVISER                    50
-------------------------------------------------------------

-------------------------------------------------------------
10 FINANCIAL HIGHLIGHTS                                 52
-------------------------------------------------------------

1

Summary information concerning EQ Advisors Trust

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   4
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The following chart highlights the eight (8) Portfolios described in this
Prospectus that you can choose as investment alternatives under your Contracts offered by Equitable or EOC and non-affiliated insurance companies. The chart and accompanying information identify each Portfolio's investment objective(s), principal investment strategies, and principal risks. "More Information on Principal Risks", which more fully describes each of the principal risks, is provided beginning on page 36.


--------------------------------------------------------------------------------
EQ ADVISORS TRUST DOMESTIC EQUITY PORTFOLIOS
--------------------------------------------------------------------------------
PORTFOLIO                       INVESTMENT OBJECTIVE(S)
--------------------------------------------------------------------------------
BT EQUITY 500 INDEX             Seeks to replicate as closely as possible
                                (before deduction of Portfolio expenses) the
                                total return of the S&P 500 Index
--------------------------------------------------------------------------------
MFS RESEARCH                    Seeks to provide long-term growth of capital and
                                future income
--------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME     Seeks to provide substantial dividend income and
                                also capital appreciation by investing primarily
                                in dividend-paying common stocks of established
                                companies
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------



--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES                              PRINCIPAL RISKS
---------------------------------------------------------------------------------------------------------------------------
Common stocks of companies in the S&P 500 Index              General investment, index-fund, and fixed income risks
---------------------------------------------------------------------------------------------------------------------------
Common stock or securities convertible into common stock     General investment, mid-cap company, foreign securities,
of companies with better than average prospects for          fixed income, and growth investing risks
long-term growth
---------------------------------------------------------------------------------------------------------------------------
Dividend-paying common stocks of established companies       General investment, value investing, foreign securities, and fixed income risks
---------------------------------------------------------------------------------------------------------------------------


                                     ------------------------- EQ Advisors Trust

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--------------------------------------------------------------------------------
EQ ADVISORS TRUST GLOBAL/INTERNATIONAL PORTFOLIO
--------------------------------------------------------------------------------
PORTFOLIO                      INVESTMENT OBJECTIVE(S)
--------------------------------------------------------------------------------
ALLIANCE GLOBAL                Seeks long-term growth of capital



--------------------------------------------------------------------------------

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   7
--------------------------------------------------------------------------------



-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
 PRINCIPAL INVESTMENT STRATEGIES                                 PRINCIPAL RISKS
-----------------------------------------------------------------------------------------------------------------------------------
Equity securities of U.S. and established foreign companies        General investment, foreign securities, liquidity, derivatives,
(including shares of other mutual funds investing in foreign       securities lending, and fixed income risks
securities), debt securities, derivatives, and securities
lending
-----------------------------------------------------------------------------------------------------------------------------------


                                     ------------------------- EQ Advisors Trust

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--------------------------------------------------------------------------------
EQ ADVISORS TRUST AGGRESSIVE EQUITY PORTFOLIO
--------------------------------------------------------------------------------
PORTFOLIO                               INVESTMENT OBJECTIVE(S)
--------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE      Seeks long-term capital appreciation



--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------



-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES                   PRINCIPAL RISKS
-------------------------------------------------------------------------------------------------------------
Equity securities of U.S. small cap companies     General investment, small-cap and mid-cap company,
                                                  portfolio turnover, foreign securities, fixed income, and
                                                  value investing risks


-------------------------------------------------------------------------------------------------------------


                                     ------------------------- EQ Advisors Trust

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--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
EQ ADVISORS TRUST ASSET ALLOCATION PORTFOLIOS
--------------------------------------------------------------------------------
PORTFOLIO                           INVESTMENT OBJECTIVE(S)
--------------------------------------------------------------------------------

ALLIANCE CONSERVATIVE INVESTORS     Seeks to achieve a high total return
                                    without, in the opinion of the Adviser,
                                    undue risk to principal

--------------------------------------------------------------------------------
ALLIANCE GROWTH INVESTORS           Seeks to achieve the highest total return
                                    consistent with the Adviser's determination of reasonable risk

--------------------------------------------------------------------------------
MERRILL LYNCH WORLD STRATEGY        Seeks high total investment return by
                                    investing primarily in a portfolio of equity
                                    and fixed income securities, including
                                    convertible securities, of U.S. and foreign
                                    issuers
--------------------------------------------------------------------------------

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  11

--------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------------------
PRINCIPAL INVESTMENT STRATEGIES                                    PRINCIPAL RISKS
---------------------------------------------------------------------------------------------------------------------------------
Investment grade debt securities and equity securities of          General investment, asset allocation, fixed income,
U.S. and foreign issuers, derivatives, and securities lending      derivatives, convertible securities, liquidity, leveraging, securities lending, and foreign securities risks
---------------------------------------------------------------------------------------------------------------------------------
Equity securities (including foreign stocks, preferred stocks,     General investment, asset allocation, fixed income,
convertible securities, securities of small and medium-sized       leveraging, derivatives, liquidity, convertible securities,
companies) and debt securities (including foreign debt             small-cap and mid-cap company, securities lending, junk
securities and junk bonds), derivatives, and securities            bond, and foreign securities risks
lending
---------------------------------------------------------------------------------------------------------------------------------
Equity and fixed income securities of U.S. and foreign             General investment, foreign securities, fixed income,
companies                                                          derivatives, non-diversification, liquidity, and portfolio turnover risks
---------------------------------------------------------------------------------------------------------------------------------



                                     ------------------------- EQ Advisors Trust

2  About the investment portfolios

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This section of the Prospectus provides a more complete description of the principal investment objectives, strategies, and risks of each of the Portfolios. Of course, there can be no assurance that any Portfolio will achieve its investment objective.

Please note that:

o A fuller description of each of the principal risks is included in the section "More Information on Principal Risks," which follows the description of each Portfolio in this section of the Prospectus.

o Additional information concerning each Portfolio's strategies, investments, and risks can also be found in the Trust's Statement of Additional Information.

GENERAL INVESTMENT RISKS

Each of the Portfolios is subject to the following risks:

ASSET CLASS RISK: The returns from the types of securities in which a Portfolio invests may underperform returns from the various general securities markets or different asset classes.

MARKET RISK: You could lose money over short periods due to fluctuation in a Portfolio's share price in reaction to stock or bond market movements, and over longer periods during extended market downturns.

SECURITY SELECTION RISK: There is the possibility that the specific securities selected by a Portfolio's Adviser will underperform other funds in the same asset class or benchmarks that are representative of the general performance of the asset class.

YEAR 2000 RISK: A Portfolio could be adversely affected if the computer systems used by the Trust, Adviser, other service providers, or persons with whom they deal, do not properly process and calculate date-related information and data dated on and after January 1, 2000 ("Year 2000 Problem"). The extent of such impact cannot be predicted and there can be no assurances that the Year 2000 Problem will not have an adverse effect on the issuers whose securities are held by a Portfolio. This risk is greater for Portfolios that make foreign investments, particularly in emerging market countries.

The Trust's Portfolios are not insured by the FDIC or any other government agency. Each Portfolio is not a deposit or other obligation of any financial institution or bank and is not guaranteed. Each Portfolio is subject to investment risks and possible loss of principal invested.

THE BENCHMARKS

The performance of each of the Trust's Portfolios as shown on the following pages compares each Portfolio's performance to that of a broad-based securities market index, an index of funds with similar investment objectives and/or a blended index. The performance shown below is from each Portfolio's predecessor registered investment company managed by the Adviser using the same investment objectives and strategies as the Portfolio. Each of the Portfolios' annualized rates of return are net of: (i) its investment management fees; and (ii) its other expenses. These rates are not representative of the actual return you would receive under your Equitable Contract.

Broad-based securities indices are unmanaged and are not subject to fees and expenses typically associated with managed investment company portfolios. Broad-based securities indices are also not subject to contract and insurance-related expenses and charges. Investments cannot be made directly in a broad-based securities index. Comparisons with these benchmarks, therefore, are of limited use. They are included because they are widely known and may help you to understand the universe of securities from which each Portfolio is likely to select its holdings. "Blended" performance numbers (e.g., 50% S&P 400/50% Russell 2000 or 60% S&P 500/40% Lehman Gov't/Corp) assume a static mix of the two indices.

THE COMPOSITE MARKET BENCHMARK is made up of 36% S&P 500, 24% MSCI EAFE Index, 21% Salomon Brothers

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U.S. Treasury Bond 1 year and, 14% Salomon Brothers World Government ex U.S., and 5% U.S. Treasury Bill.

THE LEHMAN GOVERNMENT/CORPORATE BOND INDEX

("Lehman Gov't/Corp") represents an unmanaged group of securities widely regarded by investors as representative of the bond market.

THE LEHMAN TREASURY BOND INDEX ("Lehman Treasury") represents an unmanaged group of securities consisting of all currently offered public obligations of the U.S. Treasury intended for distribution in the domestic market.

THE LIPPER AVERAGES are contained in Lipper's survey of the performance of a large number of mutual funds. This survey is published by Lipper Analytical Services, Inc., a firm recognized for its reporting of performance of actively managed funds. According to Lipper, performance data are presented net of investment management fees and direct operating expenses. Performance data for funds which assess sales charges in other ways do not reflect deductions for sales charges. Performance data shown for the Portfolios does not reflect deduction for sales charges (which are assessed at the contract level). This means that to the extent that asset-based sales charges deducted by some funds have lowered the Lipper averages, the performance data shown for the Portfolios appears relatively more favorable than the performance data for the Lipper averages.

THE MORGAN STANLEY CAPITAL INTERNATIONAL WORLD INDEX ("MSCI World") is an arithmetic, market value-weighted average of the performance of over 1,300 securities listed on the stock exchanges of twenty foreign countries and the United States.

THE RUSSELL 2000 INDEX ("Russell 2000") is an unmanaged index (with no defined investment objective) of 2000 small-cap stocks and reflects reinvestment of dividends. It is compiled by the Frank Russell Company.

THE STANDARD & POOR'S 500 COMPOSITE STOCK PRICE INDEX ("S&P 500") is an unmanaged index containing common stock of 500 industrial, transportation, utility and financial companies, regarded as generally representative of the larger capitalization portion of the United States stock market. The S&P 500 returns reflect the reinvestment of dividends, if any, but do not reflect fees, brokerage commissions or other expenses of investing.



                                     ------------------------- EQ Advisors Trust

DOMESTIC EQUITY PORTFOLIOS

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BT EQUITY 500 INDEX PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to replicate as closely as possible (before deduction of Portfolio expenses) the total return of the S&P 500.

THE INVESTMENT STRATEGY

The Portfolio invests in equity securities of companies included in the S&P 500. The Adviser seeks to match the risk and return characteristics of the S&P 500 by investing in a statistically selected sample of the securities found in the S&P 500, using a process known as "optimization". This process selects stocks for the Portfolio so that industry weightings, market capitalizations and fundamental characteristics (price to book ratios, price to earnings ratios, debt to asset ratios and dividend yields) closely match those of the securities included in the S&P 500. This approach helps to increase the Portfolio's liquidity and reduce costs. The securities held by the Portfolio are weighted to make the Portfolio's total investment characteristics similar to those of the S&P 500 as a whole.

The Adviser generally will seek to match the composition of the S&P 500 but usually will not invest the Portfolio's stock portfolio to mirror the S&P 500 exactly. Because of the difficulty and cost of executing relatively small stock transactions, the Portfolio may not always be invested in the less heavily weighted S&P 500 stocks, and may at times have its portfolio weighted differently than the S&P 500, particularly if the Portfolio has a low level of assets. In addition, the Portfolio may omit or remove any S&P 500 stock from the Portfolio if, following objective criteria, the Adviser judges the stock to be insufficiently liquid or believes the merit of the investment has been substantially impaired by extraordinary events or financial conditions. The Portfolio will not purchase the stock of Bankers Trust New York Corporation, which is included in the S&P 500, and instead will overweight its holdings of companies engaged in similar businesses.

For more information on the S&P 500, see the preceding section "The Benchmarks." The Portfolio is not sponsored, endorsed, sold or promoted by Standard & Poor's Corporation ("S&P") and S&P makes no guarantee as to the accuracy and/or completeness of the S&P 500 or any data included therein.

Over time, the correlation between the performance of the Portfolio and the S&P is expected to be 95% or higher before deduction of Portfolio expenses. The Portfolio's ability to track the S&P 500 may be affected by, among others, transaction costs, administration and other expenses incurred by the Portfolio, changes in either the composition of the S&P 500 or the assets of the Portfolio, and the timing and amount of Portfolio investor contributions and withdrawals, if any. The Portfolio seeks securities to track the S&P 500, therefore, the Adviser generally will not attempt to judge the merits of any particular security as an investment.

The Portfolio may also invest up to 20% of its assets in short-term debt securities and money market instruments to meet redemption requests or to facilitate investment in the securities of the S&P 500. Securities index futures contracts and related options, warrants and convertible securities may be used for a number of reasons, including: to simulate full investment in the S&P 500 while retaining a cash balance for Portfolio management purposes; to facilitate trading; to reduce transaction costs; or to seek higher investment returns when a futures contract, option, warrant or convertible security is priced more attractively than the underlying equity security or S&P 500. These instruments are considered to be derivatives.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

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INDEX-FUND RISK: The Portfolio is not actively managed and invests in securities included in the index regardless of their investment merit. Therefore, the Portfolio cannot modify its investment strategies to respond to changes in the economy and may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to the index.

FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment grade securities which are rated BBB by S&P or an equivalent rating by any other Nationally Recognized Statistical Rating Organization ("NRSRO"), it will be exposed to greater risk than higher-rated obligations because BBB rated investment grade securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total return for 1998, the Portfolio's first year of existence. The table below shows the Portfolio's average annual total returns for the Portfolio for one year and since inception. The table also compares the Portfolio's performance to the returns of a broad based index. Both the bar chart and table assume reinvestment of dividends and distributions. Past performance is not an indication of future performance. The performance results presented below do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results. The Portfolio's inception date was January 1, 1998.

-------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
-------------------------------------------------------------

  25.14%
----------
  1998

Best quarter:                Worst quarter:
21.26% (1998 4th Quarter)    (10.03)% (1998 3rd Quarter)

-------------------------------------------------------------

-------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------
                                                   SINCE
                                    ONE YEAR     INCEPTION
-------------------------------------------------------------
 BT Equity 500 Index Portfolio        25.14%       25.14%
-------------------------------------------------------------
 S&P 500 Index*                       28.58%       28.58%
-------------------------------------------------------------
* For more information on this index, see the preceding section "The Benchmarks."

WHO MANAGES THE PORTFOLIO

BANKERS TRUST COMPANY ("Bankers Trust"), 130 Liberty Street (One Bankers Trust Plaza), New York, New York 10006. Bankers Trust has been the Adviser to the Portfolio since it commenced operations. Bankers Trust is a wholly-owned subsidiary of Bankers Trust Corporation. Bankers Trust conducts a variety of general banking and trust activities and is a major wholesale supplier of financial services, including investment management to the international and domestic institutional markets. During 1999, Bankers Trust Corporation and a wholly owned subsidiary of Deutsche Bank AG ("Deutsche Bank") expect to finalize a merger in which Bankers Trust Corporation will be acquired by and become a subsidiary of Deutsche Bank.

                                             ----------------- EQ Advisors Trust

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MFS RESEARCH PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to provide long-term growth of capital and future income.

THE INVESTMENT STRATEGY

The Portfolio invests primarily in equity securities, such as common stocks, securities convertible into common stocks, preferred stocks and depositary receipts of companies believed by the Adviser to have:

o  favorable prospects for long-term growth;

o  attractive valuations based on current and expected earnings or cash flow;

o  dominant or growing market share; and

o  superior management.

The Portfolio may invest in securities of companies of any size. The Portfolio's investments may include securities traded on securities exchanges or in the over-the-counter markets.

The Portfolio may invest in foreign equity securities, and may have exposure to foreign currencies through its investment in these securities, its direct holdings of foreign currencies or through its use of foreign currency exchange contracts for the purchase or sale of a fixed quantity of foreign currency at a future date.

When adverse market, financial or political conditions warrant, the Portfolio may depart from its principal investment strategies for temporary or defensive purposes. Such investment strategies are inconsistent with the Portfolio's investment objectives and could result in the Portfolio not achieving its investment objective.

The Portfolio may invest up to 10% of its assets in high yielding debt securities rated below investment grade ("junk bonds").

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

GROWTH INVESTING RISK: As noted above, this Portfolio uses a growth oriented approach to stock selection. The price of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. The price of growth stocks is also subject to the risk that the stock price of one or more companies will fall or will fail to appreciate as anticipated by the Adviser, regardless of movements in the securities market.

SMALL-CAP AND MID-CAP COMPANY RISK: The Portfolio's investments in small-cap and mid-cap companies may be subject to more abrupt or erratic movements in price than are those of larger, more established companies because: the securities of such companies are less well-known and may trade less frequently and in lower volume; such companies are more likely to experience greater or more unexpected changes in their earnings and growth prospects; and the products or technologies of such companies may be at a relatively early stage of development or not fully tested.

FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment grade securities which are rated BBB by S&P or an equivalent rating by any other NRSRO, it will be exposed to greater risk than higher-rated obligations because BBB rated investment grade securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding

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investment characteristics, and may be speculative. The risk that an issuer or guarantor of a fixed income security or counterparty to the Portfolio's fixed income transaction is unable to meets its financial obligations is particularly significant for this Portfolio because this Portfolio invests a portion of its assets in "junk bonds" (i.e., securities rated below investment grade). Junk bonds are issued by companies with questionable credit strength and, consequently, are considered to be speculative in nature and may be subject to greater market fluctuations than investment grade fixed-income securities.

FOREIGN SECURITIES RISKS: The Portfolio's investments in foreign securities involve risks not associated with investing in U.S. securities, which can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile, and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, the value of foreign investments can be adversely affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in foreign currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total return for 1998, the Portfolio's first full year of operations. The table below shows the Portfolio's average annual total returns for the Portfolio for one year and since inception. The table also compares the Portfolio's performance to the returns of a broad-based index. Both the bar chart and table assume reinvestment of dividends and distributions. Past performance is not an indication of future performance. The performance results presented below do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results. The inception date for the Portfolio is May 1, 1997.

-------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
-------------------------------------------------------------

  24.11%
----------
  1998
Best quarter:                  Worst quarter:
21.36% (1998 4th Quarter)      (17.35)% (1997 4th Quarter)
-------------------------------------------------------------

-------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------
                                            SINCE
                             ONE YEAR     INCEPTION
-------------------------------------------------------------
 MFS Research Portfolio        24.11%       24.41%
-------------------------------------------------------------
 S&P 500 Index*                28.58%       31.63%
-------------------------------------------------------------
* For more information on this index, see the preceding section "The Benchmarks."

WHO MANAGES THE PORTFOLIO

MASSACHUSETTS FINANCIAL SERVICES COMPANY ("MFS"), 500 Boylston Street, Boston, MA 02116. MFS has been the Adviser to the Portfolio since it commenced operations. MFS is America's oldest mutual fund organization. MFS and its predecessor organizations have a history of money management dating from 1924 and the founding of the first mutual fund in the United States, Massachusetts Investors Trust. MFS is a subsidiary of Sun Life of Canada (United States) Financial Services Holdings Inc., which, in turn, is an indirect wholly-owned subsidiary of Sun Life Assurance Company of Canada.

A committee of investment research analysts selects portfolio securities for the Portfolio. This committee includes investment analysts employed not only by MFS, but also by MFS International (U.K.) Limited, a wholly owned subsidiary of MFS. The committee allocates the Portfolio's assets among various industries. Individual analysts then select

                                    -------------------------- EQ Advisors Trust

-------
  18
--------------------------------------------------------------------------------

what they view as the securities best suited to achieve the Portfolio's investment objective within their assigned industry responsibility.

----------
  19

--------------------------------------------------------------------------------

T. ROWE PRICE EQUITY INCOME PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to provide substantial dividend income and also capital appreciation by investing primarily in dividend-paying common stocks of established companies.

THE INVESTMENT STRATEGY

The Portfolio invests primarily in dividend-paying common stocks of established companies that have favorable prospects for increasing dividend income and capital appreciation. The Portfolio's yield as a result of that dividend income is expected to be significantly above the average yield of the companies of the S&P 500.

The Adviser bases its investment decisions on three premises: (1) over time, dividend income can account for a significant portion of the Portfolio's return;
(2) dividends are a more stable and predictable source of return; and (3) prices of stocks that pay a high current income level tend to be less volatile than those paying below average dividends.

The Adviser uses a "value" approach in choosing securities. It looks for common stocks of companies that have:

o  established operating histories;

o  above-average dividend yields relative to the S&P 500;

o  low price to earnings ratios relative to the S&P 500;

o  sound balance sheets; and

o low stock price relative to the company's asset value, earnings and cash flow.

Equity income investing involves finding common stocks that pay dividend income. As an example, utility company stocks often provide dividend income while a shareholder waits for the stock price to move. Dividends can help reduce the Portfolio's volatility during turbulent markets and help offset losses when stock prices are falling.

The Portfolio may invest up to 25% of its total assets in foreign securities. These securities include non-dollar-denominated securities traded outside the United States and dollar-denominated securities such as American Depositary Receipts. The Portfolio may also purchase preferred stocks, convertible securities, warrants, U.S. Government securities, high-quality money market securities, as well as investment grade debt securities and high yielding debt securities ("junk bonds").

When market or financial conditions warrant, the Portfolio may invest without limitation in high quality money market securities, and United States Government debt securities for temporary or defensive purposes. Such investment strategies are inconsistent with the Portfolio's investment objectives and could result in the Portfolio not achieving its investment objective.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

VALUE INVESTING RISK: As noted above, the Portfolio uses a value-oriented approach to stock selection. Value investing is subject to the risk that a value stock's intrinsic value may never be fully recognized or realized by the market, or its price may go down. There is also the risk that a stock judged to be undervalued may actually be appropriately priced.

FOREIGN SECURITIES RISKS: The Portfolio's investments in foreign securities involve risks not associated with investing in U.S. securities, which can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile, and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, the value of foreign investments can be adversely affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in foreign

                                        ---------------------- EQ Advisors Trust

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  20
--------------------------------------------------------------------------------

currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions.

FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment grade securities which are rated BBB by S&P or an equivalent rating by any other NRSRO, it will be exposed to greater risk than higher-rated obligations because BBB rated investment grade securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative. The risk that an issuer or guarantor of a fixed income security or counterparty to the Portfolio's fixed income transaction is unable to meets its financial obligations is particularly significant for this Portfolio because this Portfolio invests a portion of its assets in "junk bonds" (i.e., securities rated below investment grade). Junk bonds are issued by companies with questionable credit strength and, consequently, are considered to be speculative in nature and may be subject to greater market fluctuations than investment grade fixed-income securities.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total return for 1998, the Portfolio's first full year of operations. The table below shows the Portfolio's average annual total returns for the Portfolio for one year and since inception. The table also compares the Portfolio's performance to the returns of a broad-based index. Both the bar chart and table assume reinvestment of dividends and distributions. Past performance is not an indication of future performance. The performance results presented below do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results. The inception date for the Portfolio is May 1, 1997.

------------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
------------------------------------------------------------------

  9.11%
---------
  1998

Best quarter:                   Worst quarter:
11.16% (1998 4th Quarter)       (7.66)% (1998 3rd Quarter)
------------------------------------------------------------------

------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
------------------------------------------------------------------
                                                           SINCE
                                            ONE YEAR     INCEPTION
------------------------------------------------------------------
 T. Rowe Price Equity Income Portfolio         9.11%       18.73%
------------------------------------------------------------------
 S&P 500 Index*                               28.58%       31.63%
------------------------------------------------------------------

* For more information on this index, see the preceding section "The Benchmarks."

WHO MANAGES THE PORTFOLIO

T. ROWE PRICE ASSOCIATES, INC. ("T. Rowe Price"), 100 East Pratt Street, Baltimore, MD 21202. T. Rowe Price has been the Adviser to the Portfolio since the Portfolio commenced operations. T. Rowe Price serves as investment manager to a variety of individual and institutional investor accounts, including limited partnerships and other mutual funds.

Investment decisions with respect to the Portfolio are made by an Investment Advisory Committee. BRIAN C. ROGERS has been the Committee Chairman since the inception of the Portfolio and has day-to-day responsibility for managing the Portfolio. Mr. Rogers joined T. Rowe Price in 1982 and has been managing investments since 1983.

GLOBAL/INTERNATIONAL PORTFOLIO

-------
  21
--------------------------------------------------------------------------------

ALLIANCE GLOBAL PORTFOLIO

INVESTMENT OBJECTIVE: Seeks long-term growth of capital.

THE INVESTMENT STRATEGY

The Portfolio invests primarily in a diversified mix of equity securities of U.S. and established foreign companies. The Adviser believes the equity securities of these established non-U.S. companies have prospects for growth. The Portfolio intends to make investments in several countries and to have represented in the Portfolio business activities in not less than three different countries (including the United States).

These non-U.S. companies may have operations in the United States, in their country of incorporation or in other countries.

The Portfolio may invest in any type of security including, but not limited to, common and preferred stock, as well as shares of mutual funds that invest in foreign securities, bonds and other evidences of indebtedness, and other securities of issuers wherever organized and governments and their political subdivisions. Although no particular proportion of stocks, bonds or other securities is required to be maintained, the Portfolio intends under normal conditions to invest in equity securities.

The Portfolio may also make use of various other investment strategies, including making secured loans of up to 50% of its total assets. The Portfolio may also use derivatives including: writing covered call and put options, purchasing call and put options on individual equity securities, securities indexes, and foreign currencies. The Portfolio may also purchase and sell stock index, foreign currency and interest rate futures contracts and options on such contracts, as well as forward foreign currency exchange contracts

When market or financial conditions warrant, the Portfolio may at times invest substantially all of its assets in securities issued by U.S. companies or in cash or cash equivalents, including money market instruments issued by foreign entities for temporary or defensive purposes. Such investment strategies could result in the Portfolio not achieving its investment objective.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

FOREIGN SECURITIES RISKS: Investing in foreign securities involves risks not associated with investing in U.S. securities that can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, foreign investments can be adversely affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in a foreign currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; expropriation or nationalization; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions. Other specific risks of investing in foreign securities include:

   EMERGING MARKET RISK: There are greater risks involved in investing in emerging markets countries and/or their securities markets, such as less diverse and less mature economic structures, less stable political systems, more restrictive foreign investment policies, smaller-sized securities markets and low trading volumes. Such risks can make investments illiquid and more volatile than investments in developed countries and such securities may be subject to abrupt and severe price declines.

   EURO RISK: The Portfolio invests in securities issued by European issuers that that may be adversely impacted by the recent introduction of the "Euro" as a common currency in 11 European Monetary Union member

                                   --------------------------- EQ Advisors Trust

-------
   22
--------------------------------------------------------------------------------

   states. The Euro may result in various legal and accounting differences, tax treatments, the creation and implementation of suitable clearing and settlement systems and other operational problems, that may cause market disruptions that could adversely affect investments quoted in the Euro.

   REGULATORY RISK: In general, foreign companies are also not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements as are U.S. companies, which could adversely affect their value.

LIQUIDITY RISK: Certain securities held by the Portfolio may be difficult (or impossible) to sell at the time and at the price the seller would like which may cause the Portfolio to lose money or be prevented from earning capital gains.

DERIVATIVES RISK: The Portfolio's investments in derivatives can significantly increase the Portfolio's exposure to market risk or credit risk of the counterparty. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in value of the derivative may not correlate perfectly with the relevant assets, rates and indices.
Leveraging Risk. When the Portfolio is borrowing money or otherwise leveraging its portfolio, the value of an investment in the Portfolio will be more volatile and all other risk will tend to be compounded.

SECURITIES LENDING RISK: This Portfolio may make secured loans of its portfolio securities. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral, or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment-grade securities which are rated BBB by S&P or an equivalent rating by any other NRSRO, it will be exposed to greater risk than if it invested in higher-rated obligations because BBB-rated securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total returns for each of the last ten calendar years and some of the risks of investing in the Portfolio by showing yearly changes in the Portfolio's performance. The table below shows the Portfolio's average annual total returns for the past one, five and ten years and compares the Portfolio's performance to: (i) the returns of a broad-based index and (ii) the returns of an index of funds with similar investment objectives. Past performance is not an indication of future performance.


The Portfolio's performance shown below is the performance of its predecessor registered investment company (HRT/Alliance Global Portfolio) managed by the Adviser using the same investment objectives and strategy as the Portfolio. For these purposes, the Portfolio is considered to be the successor entity to the predecessor registered investment company (HRT/Alliance Global Portfolio) whose inception date is August 27, 1987. The assets of the predecessor will be transferred to the Portfolio on October 18, 1999.


Both the bar chart and table assume reinvestment of dividends and distributions. The performance results do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance.

-------
  23
--------------------------------------------------------------------------------

---------------------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
---------------------------------------------------------------------------

 26.7%   -6.1%  30.5%  -0.5%  32.1%  5.2%   18.8%   14.6%  11.7%   21.8%
---------------------------------------------------------------------------
 1989    1990   1991   1992   1993   1994   1995    1996   1997    1998


Best quarter (% and time period)         Worst quarter (% and time period)
26.59% (1998 4th Quarter)                -16.99% (1998 3rd Quarter)

---------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
---------------------------------------------------------------------------

                                 ONE YEAR     FIVE YEARS     TEN YEARS
---------------------------------------------------------------------------
 Alliance Global Portfolio --
   Class IA Shares              21.80%       14.28%         14.81%
---------------------------------------------------------------------------
 MSCI World Index*              24.34%       15.68%         10.66%
---------------------------------------------------------------------------
 Lipper Global Mutual Funds
   Average*                     14.34%       11.98%         11.21%
---------------------------------------------------------------------------
* For more information on this index, see the preceding section "The
  Benchmarks."

WHO MANAGES THE PORTFOLIO

ALLIANCE CAPITAL MANAGEMENT, L.P. ("Alliance"), 1345 Avenue of the Americas, New York, New York 10105. Alliance has been the Adviser to the Portfolio and its predecessor (registered investment company) since the predecessor commenced operations. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable. Alliance manages investment companies, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

SANDRA L. YEAGER has been responsible for the day-to-day management of the Portfolio's and its predecessor's investment program since 1998. Ms. Yeager, a Senior Vice President of Alliance, has been associated with Alliance since 1990.

                                     ------------------------- EQ Advisors Trust

AGGRESSIVE EQUITY PORTFOLIO

-------
  24
--------------------------------------------------------------------------------

WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO

INVESTMENT OBJECTIVE: Seeks long-term capital appreciation.

THE INVESTMENT STRATEGY

The Portfolio invests primarily in equity securities of U.S. small-cap companies with above-average growth potential that the Adviser believes to be undervalued. Typically, such investments may include common stocks, preferred stocks, convertible securities, warrants and rights of small-cap companies. Once 65% of the Portfolio's assets are invested in small-cap companies, the Portfolio may also invest in companies with a market capitalization of any size.

For purposes of this Portfolio, small-cap companies are companies having market capitalizations within the range of capitalizations of companies represented in the Russell 2000 Index.

In determining whether a company's stock is undervalued, the Adviser considers all relevant factors which may include a company's:

o  price/earnings ratio;

o  price to book value ratio;

o  price to cash flow ratio; and

o  debt to capital ratio.

The Portfolio will invest primarily (at least 65% of its net assets) in the securities of U.S. companies traded in the U.S. securities markets. The Portfolio may invest to a lesser extent in foreign securities, investment grade debt securities and high quality domestic and foreign short-term (one year or less) and medium-term money-market securities.

When market or financial conditions warrant, the Portfolio may invest without limitation in investment grade debt obligations and in domestic and foreign obligations, including repurchase agreements for temporary or defensive purposes. Such investment strategies are inconsistent with the Portfolio's investment objectives and could result in the Portfolio not achieving its investment objective.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

VALUE INVESTING RISK: As noted above, the Portfolio uses a value-oriented approach to stock selection. Value investing is subject to the risk that a value stock's intrinsic value may never be fully recognized or realized by the market, or its price may go down. There is also the risk that a stock judged to be undervalued may actually be appropriately priced.

SMALL-CAP AND MID-CAP COMPANY RISK: The Portfolio's investments in small-cap and mid-cap companies may be subject to more abrupt or erratic movements in price than are those of larger, more established companies because: the securities of such companies are less well-known and may trade less frequently and in lower volume; such companies are more likely to experience greater or more unexpected changes in their earnings and growth prospects; and the products or technologies of such companies may be at a relatively early stage of development or not fully tested.

PORTFOLIO TURNOVER RISK: The Portfolio's turnover rate has been over 100% per year. Higher portfolio turnover (e.g., over 100% per year) will cause the Portfolio to incur additional transaction costs and may result in higher taxable gains that could be passed through to shareholders.

FOREIGN SECURITIES RISKS: The Portfolio's investments in foreign securities involve risks not associated with investing in U.S. securities, which can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile, and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, the value of foreign investments can be adversely

-------
  25
--------------------------------------------------------------------------------

affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in foreign currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions. FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment grade securities, which are rated BBB by S&P or an equivalent rating by any other NRSRO, it will be exposed to greater risk than higher-rated obligations because BBB rated investment grade securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total return for 1998, the Portfolio's first full year of operations. The table below shows the Portfolio's average annual total returns for the Portfolio for one year and since inception. The table also compares the Portfolio's performance to the returns of a broad-based index. Both the bar chart and table assume reinvestment of dividends and distributions. Past performance is not an indication of future performance. In addition, holders of variable insurance contracts representing interests in the Portfolio will be subject to charges and expenses relating to such insurance contracts. The performance results presented below do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results. The inception date for the Portfolio is May 1, 1997.


-------------------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
-------------------------------------------------------------------------

   (10.20)%
---------------
     1998

Best quarter:                  Worst quarter:
15.49% (1997 3rd Quarter)      (20.25)% (1998 3rd Quarter)



-------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
-------------------------------------------------------------------------
                                                            SINCE
                                          ONE YEAR        INCEPTION
-------------------------------------------------------------------------
 Warburg Pincus Small Company Value
 Portfolio                                  (10.02)%        4.25%
-------------------------------------------------------------------------
 Russell 2000 Index*                         (2.54)%       14.53%
-------------------------------------------------------------------------
* For more information on this index, see the preceding section "The
  Benchmarks."

WHO MANAGES THE PORTFOLIO

WARBURG PINCUS ASSET MANAGEMENT, INC. ("WPAM"), 466 Lexington Avenue, New York, New York 10017-3147. WPAM has been the Adviser to the Portfolio since it commenced operations. WPAM is a professional investment advisory firm that provides investment services to investment companies, employee benefit plans, endowment funds, foundations and other institutions and individuals. WPAM is indirectly controlled by Warburg, Pincus & Co., a New York partnership which has no business other than being a holding company of WPAM and its affiliates. During 1999, WPAM and Credit Suisse Group expect to finalize Credit Suisse Group's acquisition of WPAM. WPAM will be combined with and into Credit Suisse Group's global asset management subsidiary, Credit Suisse Asset Management, LLC.

KYLE F. FREY is the Portfolio Manager and has been responsible for the day-to-day management of the Portfolio since the Portfolio commenced operations. Mr. Frey is a managing director of WPAM and has been with WPAM since 1989.

                                         --------------------- EQ Advisors Trust

ASSET ALLOCATION PORTFOLIOS

-------
  26
--------------------------------------------------------------------------------

The Alliance Conservative Investors Portfolio and the Alliance Growth Investors Portfolio together are called the Asset Allocation Portfolios. These Portfolios invest in a variety of fixed income and equity securities, each pursuant to a different asset allocation strategy, as described below. The term "asset allocation" is used to describe the process of shifting assets among discrete categories of investments in an effort to reduce risk while producing desired return objectives. Portfolio management, therefore, will consist not only of selecting specific securities but also of setting, monitoring and changing, when necessary, the asset mix.

Each Portfolio has been designed with a view toward a different "investor profile." The "conservative investor"' has a relatively short-term investment bias, either because of a limited tolerance for market volatility or a short investment horizon. This investor is averse to taking risks that may result in principal loss, even though such aversion may reduce the potential for higher long-term gains and result in lower performance during periods of equity market strength. Consequently, the asset mix for the Alliance Conservative Investors Portfolio attempts to reduce volatility while providing modest upside potential. The "growth investor" has a longer-term investment horizon and is therefore willing to take more risks in an attempt to achieve long-term growth of principal. This investor wishes, in effect, to be risk conscious without being risk averse. The asset mix for the Alliance Growth Investors Portfolio attempts to provide for upside potential without excessive volatility.

The Adviser has established an asset allocation committee (the "Committee"), all the members of which are employees of the Adviser, which is responsible for setting and continually reviewing the asset mix ranges of each Portfolio. Under normal market conditions, the Committee is expected to change allocation ranges approximately three to five times per year. However, the Committee has broad latitude to establish the frequency, as well as the magnitude, of allocation changes within the guidelines established for each Portfolio. During periods of severe market disruption, allocation ranges may change frequently. It is also possible that in periods of stable and consistent outlook no change will be made. The Committee's decisions are based on a variety of factors, including liquidity, portfolio size, tax consequences and general market conditions, always within the context of the appropriate investor profile for each Portfolio. Consequently, asset mix decisions for the Alliance Conservative Investors Portfolio particularly emphasize risk assessment of each asset class viewed over the shorter term, while decisions for the Alliance Growth Investors Portfolio are principally based on the longer term total return potential for each asset class.

When the Committee establishes a new allocation range for a Portfolio, it also prescribes the length of time during which that Portfolio should achieve an asset mix within the new range. To achieve a new asset mix, the Portfolios look first to available cash flow. If the Adviser believes that cash flow will be insufficient to achieve the desired asset mix, the Portfolios will sell securities and reinvest the proceeds in the appropriate asset class.

The Asset Allocation Portfolios are permitted to use a variety of hedging techniques to attempt to control stock market, interest rate and currency risks. Each of the Portfolios in the Asset Allocation may make loans of up to 50% of its total portfolio securities. Each of the Portfolios in the Asset Allocation Portfolios may write covered call and put options and may purchase call and put options on all the types of securities in which it may invest, as well as securities indexes and foreign currencies. Each Portfolio may also purchase and sell stock index, interest rate and foreign currency futures contracts and options thereon, as well as forward foreign currency exchange contracts.

-------
  27
--------------------------------------------------------------------------------

ALLIANCE CONSERVATIVE INVESTORS PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to achieve a high total return without, in the opinion of the Adviser, undue risk to principal.

THE INVESTMENT STRATEGY

The Portfolio invests varying portions of its assets in high quality, publicly-traded fixed income securities (including money market instruments and cash) and publicly-traded common stocks and other equity securities of U.S. and non-U.S. issuers.

The Portfolio will at all times hold at least 40% of its assets in investment grade fixed income securities, each having a duration, as determined by the Adviser, that is less than that of a 10-year Treasury bond (the "fixed income core"). The Portfolio is generally expected to hold approximately 70% of its assets in fixed income securities (including the fixed income core) and 30% in equity securities. Actual asset mixes will be adjusted in response to economic and credit market cycles. The fixed income asset class will always comprise at least 50%, but never more than 90%, of the Portfolio's total assets. The equity class will always comprise at least 10%, but never more than 50%, of the Portfolio's total assets.

Duration is a measure of the weighted average maturity of the bonds held by the Portfolio and can be used by the Adviser as a measure of the sensitivity of the market value of the Portfolio to changes in interest rates. Generally, the longer the duration of the Portfolio, the more sensitive its market value will be to changes in interest rates.

In some cases, the Adviser's calculation of duration will be based on certain assumptions (including assumptions regarding prepayment rates, in the mortgage-backed or asset-backed securities, and foreign and domestic interest rates). As of December 31, 1998, the Adviser considered the duration of a 10-year Treasury bond to be 4.68 years. The Portfolio's investments will generally have a final maturity of not more than ten years or a duration not exceeding that of a 10-year Treasury note.

All debt securities held by the Portfolio will be of investment grade (i.e., rated at least BBB by S&P or Baa by Moody's) or unrated securities of comparable quality as determined by the Adviser. The equity securities invested in by the Portfolio will consist primarily of common stocks, including convertible securities, common stocks that are listed on national securities exchanges. The Portfolio may also invest in stocks that are traded over-the-counter and in other equity-type securities. No more than 15% of the Portfolio's assets will be invested in securities of non-U.S. issuers.

The Portfolio may also make use of various other investment strategies, and derivatives. Up to 50% of its total assets may be used for securities lending purposes.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

ASSET ALLOCATION RISK: In addition to the risks associated with the securities in which the Portfolio invests, the Portfolio is subject to the risk that the Adviser's allocation of the Portfolio's assets between debt and equity securities may adversely affect the Portfolio's value.

FIXED INCOME RISKS: This Portfolio invests primarily in fixed income securities, therefore, the Portfolio's performance will be affected by changes in interest rates, credit risks of the issuer, the duration and maturity of the Portfolio's fixed income holdings, and adverse market and

                                    -------------------------- EQ Advisors Trust

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  28
--------------------------------------------------------------------------------

economic conditions. Other risks that relate to the Portfolio's investment in fixed income securities include:

   INTEREST RATE RISK: When interest rates rise, the value (i.e., share price and total return) of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true.

   INVESTMENT GRADE SECURITIES RISK: The Portfolio could lose money if the issuer or guarantor of a debt security or counterparty to a Portfolio's transaction is unable or unwilling to make timely principal and/or interest payments, or to honor its financial obligations. Investment grade securities which are rated BBB by S&P or an equivalent rating by any other NRSRO, are somewhat riskier than higher rated obligations because they are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative.

   MORTGAGE-BACKED SECURITIES RISK: Rising interest rates may cause the duration of mortgage-backed securities to increase, making them even more susceptible to interest rate changes. Falling interest rates may cause the value and yield of mortgage-backed securities to fall. Falling interest rates also may encourage borrowers to pay off their mortgages sooner than anticipated (pre-payment). The Portfolio would need to reinvest the pre-paid funds at the newer, lower interest rates.

CONVERTIBLE SECURITIES RISK: Convertible securities generally enable the Portfolio to benefit from increases in the market price of the underlying common stock and provide higher yields than the underlying common stocks, but generally offer lower yields than nonconvertible securities of similar quality. The value of convertible securities fluctuates both in relation to changes in interest rates and changes in the value of the underlying common stock.

SECURITIES LENDING RISK: This Portfolio may make secured loans of its portfolio securities. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral, or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

DERIVATIVES RISK: The Portfolio's investments in derivatives can significantly increase the Portfolio's exposure to market risk or credit risk of the counterparty. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in value of the derivative may not correlate perfectly with the relevant assets, rates and indices.

FOREIGN SECURITIES RISKS: The Portfolio's investments in foreign securities involve risks not associated with investing in U.S. securities, which can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile, and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, the value of foreign investments can be adversely affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in foreign currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; expropriation or nationalization; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions.

LIQUIDITY RISK: Certain securities held by the Portfolio may be difficult (or impossible) to sell at the time and at the price the seller would like, which may cause the Portfolio to lose money or be prevented from earning capital gains.

LEVERAGING RISK: When the Portfolio is borrowing money or otherwise leveraging its portfolio, the value of an investment in the Portfolio will be more volatile and all other risk will tend to be compounded.

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  29
--------------------------------------------------------------------------------

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total returns for each of the last nine calendar years and some of the risks of investing in the Portfolio by showing yearly changes in the Portfolio's performance. The table below shows the Portfolio's average annual total returns for the past one year, five years and since inception and compares the Portfolio's performance to: (i) the returns of a broad-based index; (ii) the returns of a "blended" index of fixed income and equity securities; and (iii) the returns of an index of funds with similar investment objectives. Past performance is not an indication of future performance.


The Portfolio's performance shown below is the performance of its predecessor registered investment company (HRT/Alliance Conservative Investors Portfolio) managed by the Adviser using the same investment objectives and strategy as the Portfolio. For these purposes, the Portfolio is considered to be the successor entity to the predecessor registered investment company (HRT/Alliance Conservative Investors Portfolio) whose inception date is October 2, 1989. The assets of the predecessor will be transferred to the Portfolio on October 18, 1999.


Both the bar chart and table assume reinvestment of dividends and distributions. The performance results do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results.


--------------------------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
--------------------------------------------------------------------------------

  6.35%   19.8%   5.6%   10.8%   -4.1%   20.4%   5.2%   13.3%   13.9%
----------------------------------------------------------------------------
  1990    1991    1992   1993    1994    1995    1996   1997    1998

Best quarter (% and time period)      Worst quarter (% and time period)
7.65% (1998 4th Quarter)              -3.21% (1994 1st Quarter)
----------------------------------------------------------------------------

----------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
----------------------------------------------------------------------------
                                                            SINCE
                                ONE YEAR     FIVE YEARS     INCEPTION
----------------------------------------------------------------------------
  Alliance Conservative
    Investors Portfolio --
    Class IA Shares            13.88%        9.40%          9.99%
----------------------------------------------------------------------------
  70% Lehman Treasury/30%
    S&P 500 Index*             15.59%       13.37%         12.08%
----------------------------------------------------------------------------
  S&P 500 Index*               28.58%       24.06%         17.62%
----------------------------------------------------------------------------
  Lipper Flexible Portfolio
    Average                    14.20%       14.31%         12.55%
----------------------------------------------------------------------------
* For more information on this index, see the preceding section "The
  Benchmarks."

WHO MANAGES THE PORTFOLIO

ALLIANCE CAPITAL MANAGEMENT, L.P. ("Alliance"), 1345 Avenue of the Americas, New York, New York 10105. Alliance has been the Adviser to the Portfolio and its predecessor (registered investment company) since the predecessor commenced operations. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable. Alliance manages investment companies, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

ROBERT G. HEISTERBERG has been responsible for the day-to-day management of the Portfolio and its predecessor since February 12, 1996. Mr. Heisterberg, a Senior Vice President of Alliance and Global Economic Policy Analysis, has been associated with Alliance since 1977.

                                         --------------------- EQ Advisors Trust

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  30
--------------------------------------------------------------------------------

ALLIANCE GROWTH INVESTORS PORTFOLIO

INVESTMENT OBJECTIVE: Seeks to achieve the highest total return consistent with the Adviser's determination of reasonable risk.

THE INVESTMENT STRATEGY

The Portfolio allocates varying portions of its assets to a number of asset classes. The fixed income asset class will always comprise at least 10%, but never more than 60%, of the Portfolio's total assets. The equity class will always comprise at least 40%, but never more than 90%, of the Portfolio's total assets. Over time, the Portfolio's holdings, on average, are expected to be allocated 70% to equity securities and 30% to debt securities. Actual asset mixes will be adjusted in response to economic and credit market cycles.

The Portfolio's investments in equity securities will include both exchange-traded and over-the counter common stocks and other equity securities, including foreign stocks, preferred stocks, convertible debt instruments, as well as securities issued by small-and mid-sized companies that have favorable growth prospects.

The Portfolio's debt securities may include foreign debt securities, investment grade fixed income securities (including cash and money market instruments) as well as lower quality, higher yielding debt securities (junk bonds). The Portfolio may also make use of various other investment strategies and derivatives. Up to 50% of its total assets may be used for securities lending purposes. No more than 30% of the Portfolio's assets will be invested in securities of foreign issuers.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

ASSET ALLOCATION RISK: In addition to the risks associated with the securities in which the Portfolio invests, the Portfolio is subject to the risk that the Adviser's allocation of the Portfolio's assets between debt and equity securities may adversely affect the Portfolio's value.

FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment-grade securities which are rated BBB by S&P or an equivalent rating by any other NRSRO, it will be exposed to greater risk than if it invested in higher-rated obligations because BBB-rated securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative. Other risks that relate to the Portfolio's investment in fixed income securities include:

   INTEREST RATE RISK: When interest rates rise, the value (i.e., share price and total return) of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true.

   JUNK BOND RISK: The Portfolio may invest a portion of its assets in "junk bonds" or lower-rated securities rated BB or lower by S&P or an equivalent rating by any other NRSRO or unrated securities of similar quality. Therefore, credit risk is particularly significant for this Portfolio. Junk bonds have speculative elements or are predominantly speculative credit risks. This Portfolio may also be subject to greater credit risk because it may invest in debt securities issued in connection with corporate

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  31
--------------------------------------------------------------------------------

   restructurings by highly leveraged issuers or in debt securities not current in the payment of interest or principal, or in default.

LEVERAGING RISK: When the Portfolio is borrowing money or otherwise leveraging its portfolio, the value of an investment in the Portfolio will be more volatile and all other risk will tend to be compounded.

SMALL CAP AND MID-CAP COMPANY RISK: The Portfolio's investments in small-cap and mid-cap companies may be subject to more abrupt or erratic movements in price than are those of larger, more established companies because: the securities of such companies are less well-known, held primarily by insiders or institutional investors and may trade less frequently and in lower volume; such companies are more likely to experience greater or more unexpected changes in their earnings and growth prospects; such companies have limited financial resources or may depend on a few key employees; and the products of technologies of such companies may be at a relatively early stage of development or not fully tested.

LIQUIDITY RISK: Certain securities held by the Portfolio may be difficult (or impossible) to sell at the time and at the price the seller would like which may cause the Portfolio to lose money or be prevented from earning capital gains.

CONVERTIBLE SECURITIES RISK: Convertible securities generally enable the Portfolio to benefit from increases in the market price of the underlying common stock and provide higher yields than the underlying common stocks, but generally offer lower yields than nonconvertible securities of similar quality. The value of convertible securities fluctuates both in relation to changes in interest rates and changes in the value of the underlying common stock.

DERIVATIVES RISK: The Portfolio's investments in derivatives can significantly increase the Portfolio's exposure to market risk or credit risk of the counterparty. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in value of the derivative may not correlate perfectly with the relevant assets, rates and indices.

FOREIGN SECURITIES RISKS: The Portfolio's investments in foreign securities involve risks not associated with investing in U.S. securities, which can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile, and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, the value of foreign investments can be adversely affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in foreign currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; expropriation or nationalization; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions.

SECURITIES LENDING RISK: This Portfolio may make secured loans of its portfolio securities. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral, or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total returns for each of the last nine calendar years and some of the risks of investing in the Portfolio by showing yearly changes in the Portfolio's performance. The table below shows the Portfolio's average annual total returns for the past one year, five years and since inception and compares the Portfolio's performance to: (i) the returns of a broad-based index; (ii) the returns of a "blended" index of equity and fixed income securities; and (iii) the returns of an index of funds with similar investment objectives. Past performance is not an indication of future performance.

                                     ------------------------- EQ Advisors Trust

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  32
--------------------------------------------------------------------------------


The Portfolio's performance shown below is the performance of its predecessor registered investment company (HRT/Alliance Growth Investors Portfolio) managed by the Adviser using the same investment objectives and strategy as the Portfolio. For these purposes, the Portfolio is considered to be the successor entity to the predecessor registered investment company (HRT/Alliance Growth Investors Portfolio) whose inception date is October 2, 1989. The assets of the predecessor will be transferred to the Portfolio on October 18, 1999.


Both the bar chart and table assume reinvestment of dividends and distributions. The performance results do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results.

--------------------------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

  10.7%   48.8%   4.9%   15.3%   -3.2%   26.4%   12.6%   16.9%   19.1%
-------------------------------------------------------------------------
  1990    1991    1992   1993    1994    1995    1996    1997    1998

Best quarter (% and time period)        Worst quarter (% and time period)
18.16% (1998 4th Quarter)               -10.60% (1990 3rd Quarter)
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------
                                                           SINCE
                             ONE YEAR     FIVE YEARS     INCEPTION
--------------------------------------------------------------------------------

 Alliance Growth Investors
   Portfolio -- Class IA
   Shares                     19.13%       13.92%         16.09%
--------------------------------------------------------------------------------
 70% S&P 500 Index/30%
   Lehman Gov't/Corp.*        22.85%       19.96%         15.55%
--------------------------------------------------------------------------------
 S&P 500 Index*               28.58%       24.06%         17.62%
--------------------------------------------------------------------------------
 Lipper Flexible Portfolio
   Average*                   14.20%       14.31%         12.55%
--------------------------------------------------------------------------------

* For more information on this index, see the preceding section "The
  Benchmarks."

WHO MANAGES THE PORTFOLIO

ALLIANCE CAPITAL MANAGEMENT, L.P. ("Alliance"), 1345 Avenue of the Americas, New York, New York 10105. Alliance has been the Adviser to the Portfolio and its predecessor (registered investment company) since the predecessor commenced operations. Alliance, a publicly traded limited partnership, is indirectly majority-owned by Equitable. Alliance manages investment companies, endowment funds, insurance companies, foreign entities, qualified and non-tax qualified corporate funds, public and private pension and profit-sharing plans, foundations and tax-exempt organizations.

ROBERT G. HEISTERBERG has been responsible for the day-to-day management of the Portfolio and its predecessor since February 12, 1996. Mr. Heisterberg, a Senior Vice President of Alliance and Global Economic Policy Analysis, has been associated with Alliance since 1977.

-------
 33
--------------------------------------------------------------------------------

MERRILL LYNCH WORLD STRATEGY

PORTFOLIO

INVESTMENT OBJECTIVE: Seek high total investment return by investing primarily in a portfolio of equity and fixed income securities, including convertible securities, of U.S. and foreign issuers.

For purposes of this Portfolio, "total investment return" consists of interest, dividends, discount accruals and capital changes, including changes in the value of non-dollar denominated securities and other assets and liabilities resulting from currency fluctuations.

THE INVESTMENT STRATEGY

The Portfolio is a non-diversified Portfolio that invests in both equity securities and fixed income securities. The Portfolio may invest entirely in equity securities, entirely in fixed income securities, or partly in equity securities and partly in fixed income securities.

A Portfolio may be considered to be "non-diversified" for federal securities law purposes because it invests in a limited number of securities. In all cases, the Portfolio intends to be diversified for tax purposes so that it can qualify as a regulated investment company.

The Portfolio will normally invest a significant portion of its assets in equity securities of companies throughout the world. The equity securities in which the Portfolio invests will primarily be common stocks of large companies.

There are no limits on the Portfolio's ability to invest in any country or geographic region. The Portfolio can invest primarily in U.S. securities, primarily in foreign securities, or partly in both. It normally invests in at least three countries at any given time. The Portfolio may invest in companies in emerging markets, but the Adviser anticipates that a substantially greater portion of the Portfolio's equity investments will be in companies in developed countries. At the present time, the Portfolio focuses on investments in Canada, Western Europe, the Far East, and Latin America, as well as in the United States. The Adviser will select the percentage of the Portfolio's assets that will be invested in equity securities and fixed income securities, as well as the geographic allocation of the Portfolio's investments, based on its view of general economic and financial trends in various countries and industries, such as inflation, commodity prices, the direction of interest and currency movements, estimates of growth in industry output and profits, and government fiscal policies. For example, if the Adviser believes that falling commodity prices and decreasing estimates of industrial output globally signal low growth and limited returns from equity securities, the Portfolio may emphasize fixed income investments. Similarly, if the Adviser believes that low inflation, new technologies and improvements in economic productivity in a country or region signal a promising environment for equity securities in that country or region the Portfolio may emphasize equity investments in that country or region.

The Portfolio may invest in fixed-income securities of any maturity, including United States and foreign government securities and corporate debt securities. The Portfolio will only invest in debt securities that are rated investment grade by S&P or Moody's or unrated securities that are of comparable quality.

The Portfolio may also invest in securities denominated in currencies other than the U.S. dollar. The Portfolio may also engage in currency transactions to hedge against the risk of loss from changes in currency exchange rates. In addition, the Portfolio may also employ a variety of instruments and techniques to enhance income and to hedge against market and currency risk.

The Portfolio has no stated minimum holding period for investments, and will buy or sell securities whenever the Adviser sees an appropriate opportunity.

                                  ---------------------------- EQ Advisors Trust

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  34

--------------------------------------------------------------------------------

When market or financial conditions warrant, the Portfolio may invest up to 100% of its assets in United States Government or Government agency securities, money market securities, other fixed income securities, or cash for temporary or defensive purposes. Such investment strategies are inconsistent with the Portfolio's investment objective and could result in the Portfolio not achieving its investment objective.

THE PRINCIPAL RISKS

This Portfolio invests in common stocks, therefore, its performance may go up or down depending on general market conditions. Other principal risks include:

CONVERTIBLE SECURITIES RISK: Convertible securities generally enable the Portfolio to benefit from increases in the market price of the underlying common stocks, but generally offer lower yields than unconvertible securities of similar quality. The value of convertible securities fluctuates both in relation to changes in interest rates and changes in the value of the underlying common stock.

FOREIGN SECURITIES RISKS: The Portfolio's investments in foreign securities involve risks not associated with investing in U.S. securities that can adversely affect the Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. In addition, foreign investments can be adversely affected by: unfavorable currency exchange rates (relative to the U.S. dollar for securities denominated in a foreign currencies); inadequate or inaccurate information about foreign companies; higher transaction, brokerage and custody costs; adverse changes in foreign economic and tax policies; and foreign government instability, war or other adverse political or economic actions. Other specific risks of investing in foreign securities include:

   EURO RISK: The Portfolio invests in securities issued by European issuers that that may be adversely impacted by the introduction of the "Euro" as a common currency in 11 European Monetary Union member states. The Euro may result in various legal and accounting differences, tax treatments, the creation and implementation of suitable clearing and settlement systems and other operational problems, that may cause market disruptions that could adversely affect investments quoted in the Euro.

   REGULATORY RISK: In general, foreign companies are also not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements as are U.S. companies, which could adversely affect their value.

FIXED INCOME RISKS: To the extent that a substantial amount of the Portfolio's assets are invested in fixed income securities, that portion of the Portfolio's performance will be affected by changes in interest rates, the credit risk of the issuer, the duration or maturity of the Portfolio's fixed income holdings, and adverse market or economic conditions. When interest rates rise, the value of the Portfolio's fixed income securities, particularly those with longer durations or maturities, will go down. When interest rates fall, the reverse is true. In addition, to the extent that the Portfolio invests in investment grade securities which are rated BBB by S&P or an equivalent rating by any other NRSRO, it will be exposed to greater risk than higher-rated obligations because BBB rated investment grade securities are regarded as having only an adequate capacity to pay principal and interest, are considered to lack outstanding investment characteristics, and may be speculative.

DERIVATIVES RISK: The Portfolio's investments in derivatives can significantly increase the Portfolio's exposure to market risk or credit risk of the counterparty. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in value of the derivative may not correlate perfectly with the relevant assets, rates and indices.

-------
  35
--------------------------------------------------------------------------------

NON-DIVERSIFICATION RISK: Since a relatively high percentage of the Portfolio's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry, the securities of the Portfolio may be more sensitive to changes in the market value of a single issuer or industry or to risks associated with a single economic, political or regulatory event than a diversified portfolio.

LIQUIDITY RISK: Certain securities held by the Portfolio may be difficult (or impossible) to sell at the time and at the price the seller would like which may cause the Portfolio to lose money or be prevented from earning capital gains.

PORTFOLIO TURNOVER RISK: The Portfolio's turnover rate has been over 100% per year. Higher portfolio turnover (e.g., over 100% per year) will cause the Portfolio to incur additional transaction costs and may result in higher taxable gains that could be passed through to shareholders.

PORTFOLIO PERFORMANCE

The bar chart below illustrates the Portfolio's annual total return for 1998, the Portfolio's first full year of operations. The table below shows the Portfolio's average annual total returns for the Portfolio for one year and since inception. The table also compares the Portfolio's performance to the returns of a broad-based index. Both the bar chart and table assume reinvestment of dividends and distributions. Past performance is not an indication of future performance. The performance results presented below do not reflect any insurance and Contract-related fees and expenses, which would reduce the performance results. The inception date for the Portfolio is May 1, 1997.

-----------------------------------------------------------------------
CALENDAR YEAR ANNUAL TOTAL RETURN
-----------------------------------------------------------------------
   6.81%
 ---------
   1998

 Best quarter:                       Worst quarter:
 10.56% (1998 4th Quarter)           (11.15)% (1998 3rd Quarter)
-----------------------------------------------------------------------

-----------------------------------------------------------------------
AVERAGE ANNUAL TOTAL RETURNS
-----------------------------------------------------------------------
                                                                SINCE
                                               ONE YEAR       INCEPTION
-----------------------------------------------------------------------
 Merrill Lynch World Strategy Portfolio           6.81%           6.91%
 Composite Market Benchmark Index*              (25.34)%        (28.92)%
-----------------------------------------------------------------------
* For more information on this index, see the preceding section "The
  Benchmarks."

WHO MANAGES THE PORTFOLIO

MERRILL LYNCH ASSET MANAGEMENT, L.P. ("MLAM"), 800 Scudders Mill Road, Plainsboro, New Jersey 08543. MLAM has been the Adviser to the Portfolio since it commenced operations. MLAM is an indirect wholly-owned subsidiary of Merrill Lynch & Co., Inc., a financial services holding company. MLAM and its affiliates act as the manager for more than 100 registered investment companies. MLAM also offers portfolio management and portfolio analysis services to individuals and institutions.

THOMAS R. ROBINSON is the Portfolio Manager primarily responsible for the day-to-day management of the Portfolio since it commenced operations. Mr. Robinson has served as a First Vice President of MLAM since 1997 and as a Senior Portfolio Manager of MLAM since 1995. Prior to 1995, Mr. Robinson served as Manager of International Strategy for Merrill Lynch & Co. Global Securities Research and Economics Group.

                                     ------------------------- EQ Advisors Trust

3  More information on principal risks

-------
  36
--------------------------------------------------------------------------------

Risk is the chance that you will lose money on your investment or that it will not earn as much as you expect. In general, the greater the risk, the more money your investment can earn for you and the more you can lose. Like other investment companies, the value of each Portfolio's shares may be affected by the Portfolio's investment objective(s), principal investment strategies and particular risk factors. Consequently, each Portfolio may be subject to different principal risks. Some of the principal risks of investing in the Portfolios are discussed below. However, other factors may also affect each Portfolio's net asset value.

There is no guarantee that a Portfolio will achieve its investment objective(s) or that it will not lose principal value.

GENERAL INVESTMENT RISKS: Each Portfolio is subject to the following risks:

ASSET CLASS RISK: There is the possibility that the returns from the types of securities in which a Portfolio invests will underperform returns from the various general securities markets or different asset classes. Different types of securities tend to go through cycles of outperformance and underperformance in comparison to the general securities markets.

MARKET RISK: Each Portfolio's share price moves up and down over the short term in reaction to stock or bond market movements. This means that you could lose money over short periods, and perhaps over longer periods during extended market downturns.

SECURITY SELECTION RISK: The Advisers for each Portfolio rely on the insights of different specialists in making investment decisions based on each Portfolio's particular investment objective(s) and investment strategies. There is the possibility that the specific securities held by a Portfolio will underperform other funds in the same asset class or benchmarks that are representative of the general performance of the asset class because of the Adviser's choice of portfolio securities.

YEAR 2000 RISK: Like other mutual funds, financial and business organizations and individuals around the world, the Trust and its Portfolios could be adversely affected if the computer systems used by the Advisers, other service providers, or persons with whom they deal, do not properly process and calculate date-related information and data dated on and after January 1, 2000. This possibility is commonly known as the "Year 2000 Problem." Virtually all operations of the Trust and its Portfolios are computer reliant. The Manager, Advisers, administrator, transfer agent, distributors and custodian have informed the Trust that they are actively taking steps to address the Year 2000 Problem with regard to their respective computer systems and the interfaces between their respective computer systems. The Trust is also taking measures to obtain assurances from necessary persons that comparable steps are being taken by the key service providers to the Trust's Advisers, administrator, transfer agent, distributors, and custodian. There can be no assurance that the Trust and the Portfolios' key service providers will be Year 2000 compliant. If not adequately addressed, the Year 2000 Problem could result in the inability of the Trust to perform its mission critical functions, including trading and settling trades of Portfolio securities, pricing of portfolio securities and processing shareholder transactions, and the net asset value of its Portfolios' shares may be materially affected.

In addition, because the Year 2000 Problem affects virtually all issuers, the companies or entities in which the Portfolios may invest also could be adversely impacted by the Year 2000 Problem. For example, issuers may incur substantial costs to address the Year 2000 problem. The extent of such impact cannot be predicted and there can be no assurances that the Year 2000 Problem will not have an adverse effect on the issuers whose securities are held by the Portfolios. The Advisers have assured the Trust that they consider such issues in making investment decisions for the Portfolios. Furthermore, certain of the Portfolios make international investments thereby exposing these Portfolios to operations, custody and settlement processes outside the United States.

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In many countries outside the United States the Year 2000 Problem has not been adequately addressed and concerns have been raised that capital flight, among other issues, may be triggered by full disclosure of the Year 2000 Problem on countries outside the United States. Additional information on the impact of the Year 2000 Problem on emerging market countries is provided in this section, under "FOREIGN SECURITIES RISKS--EMERGING MARKET RISK."

As indicated in "Summary Information Concerning EQ Advisors Trust" and "About the Investment Portfolios," a particular Portfolio may also be subject to the following risks:

CONVERTIBLE SECURITIES RISK: Convertible securities may include both convertible debt and convertible preferred stock. Such securities may be converted into shares of the underlying common stock at either a stated price or stated rate. Therefore, convertible securities enable you to benefit from increases in the market price of the underlying common stock. Convertible securities provide higher yields than the underlying common stocks, but generally offer lower yields than nonconvertible securities of similar quality. The value of convertible securities fluctuates in relation to changes in interest rates and, in addition, fluctuates in relation to the underlying common stock. Subsequent to purchase by a Portfolio, convertible securities may cease to be rated or a rating may be reduced below the minimum required for purchase by that Portfolio. Each Adviser will consider such event in its determination of whether a Portfolio should continue to hold the securities.

DERIVATIVES RISK: Derivatives are financial contracts whose value depends on, or is derived from the value of an underlying asset, reference rate or index. Derivatives include stock options, securities index options, currency options, forward currency exchange contracts, futures contracts, swaps and options on futures contracts. Certain Portfolios can use derivatives involving the U.S. Government and foreign government securities and currencies. Investments in derivatives can significantly increase your exposure to market risk, or credit risk of the counterparty. Derivatives also involve the risk of mispricing or improper valuation and the risk that changes in value of the derivative may not correlate perfectly with the relevant assets, rates and indices.

FIXED INCOME RISKS: To the extent that any of the Portfolios invest a substantial amount of its assets in fixed income securities, a Portfolio may be subject to the following risks:

   CREDIT RISK: Credit risk is the risk that the issuer or guarantor of a debt security or counterparty to a Portfolio's transactions will be unable or unwilling to make timely principal and/or interest payments, or otherwise will be unable or unwilling to honor its financial obligations. Each of the Portfolios may be subject to credit risk to the extent that it invests in debt securities or engages in transactions, such as securities loans or repurchase agreements, which involve a promise by a third party to honor an obligation to the Portfolio.

   Credit risk is particularly significant for the Portfolios, such as the Alliance Growth Investors Portfolio, that invest a material portion of their assets in "junk bonds" or lower-rated securities (i.e., rated BB or lower by S&P or an equivalent rating by any other NRSRO or unrated securities of similar quality). These debt securities and similar unrated securities have speculative elements or are predominantly speculative. Portfolios such as the Alliance Growth Investors Portfolio may also be subject to greater credit risk because it may invest in debt securities issued in connection with corporate restructurings by highly leveraged issuers or in debt securities not current in the payment of interest or principal, or in default.

   INTEREST RATE RISK: The price of a bond or a fixed income security is dependent upon interest rates. Therefore, the share price and total return of a Portfolio investing a significant portion of its assets in bonds or fixed income securities will vary in response


                                  ---------------------------- EQ Advisors Trust

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   to changes in interest rates. A rise in interest rates causes the value of a bond to decrease, and vice versa. There is the possibility that the value of a Portfolio's investment in bonds or fixed income securities may fall because bonds or fixed income securities generally fall in value when interest rates rise. The longer the term of a bond or fixed income instrument, the more sensitive it will be to fluctuations in value from interest rate changes. Changes in interest rates may have a significant effect on Portfolios holding a significant portion of their assets in fixed income securities with long term maturities.

   MORTGAGE-BACKED SECURITIES RISK: In the case of mortgage-backed securities, rising interest rates tend to extend the term to maturity of the securities, making them even more susceptible to interest rate changes. When interest rates drop, not only can the value of fixed income securities drop, but the yield can drop, particularly where the yield on the fixed income securities is tied to changes in interest rates, such as adjustable mortgages. Also when interest rates drop, the holdings of mortgage-backed securities by a Portfolio can reduce returns if the owners of the underlying mortgages pay off their mortgages sooner than anticipated since the funds prepaid will have to be reinvested at the then lower prevailing rates. This is known as prepayment risk. When interest rates rise, the holdings of mortgage-backed securities by a Portfolio can reduce returns if the owners of the underlying mortgages pay off their mortgages later than anticipated. This is known as extension risk.

   INVESTMENT GRADE SECURITIES RISK: Debt securities are rated by national bond ratings agencies. Securities rated BBB by S&P or Baa by Moody's are considered investment grade securities, but are somewhat riskier than higher rated obligations because they are regarded as having only an adequate capacity to pay principal and interest, and are considered to lack outstanding investment characteristics and may be speculative.

   JUNK BONDS OR LOWER RATED SECURITIES RISK: Bonds rated below investment grade by S&P and Moody's are speculative in nature, may be subject to certain risks with respect to the issuing entity and to greater market fluctuations than higher rated fixed income securities. They are usually issued by companies without long track records of sales and earnings, or by those companies with questionable credit strength. These bonds are considered "below investment grade." The retail secondary market for these "junk bonds" may be less liquid than that of higher rated securities and adverse conditions could make it difficult at times to sell certain securities or could result in lower prices than those used in calculating the Portfolio's net asset value.

FOREIGN SECURITIES RISKS: A Portfolio's investments in foreign securities, including depositary receipts, involve risks not associated with investing in U.S. securities and can affect a Portfolio's performance. Foreign markets, particularly emerging markets, may be less liquid, more volatile and subject to less government supervision than domestic markets. There may be difficulties enforcing contractual obligations, and it may take more time for trades to clear and settle. The specific risks of investing in foreign securities, among others, include:

   CURRENCY RISK: The risk that changes in currency exchange rates will negatively affect securities denominated in, and/or receiving revenues in, foreign currencies. Adverse changes in currency exchange rates (relative to the U.S. dollar) may erode or reverse any potential gains from a Portfolio's investment in securities denominated in a foreign currency or may widen existing losses.

   EMERGING MARKET RISK: There are greater risks involved in investing in emerging market countries

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   and/or their securities markets. Generally, economic structures in these countries are less diverse and mature than those in developed countries, and their political systems are less stable. Investments in emerging markets countries may be affected by national policies that restrict foreign investment in certain issuers or industries. The small size of their securities markets and low trading volumes can make investments illiquid and more volatile than investments in developed countries and such securities may be subject to abrupt and severe price declines. As a result, a Portfolio investing in emerging markets countries may be required to establish special custody or other arrangements before investing.

   The YEAR 2000 PROBLEM may also be especially acute in emerging market countries. Many emerging market countries are currently lagging behind more developed countries in their Year 2000 preparedness because they lack the financial resources to undertake the necessary remedial actions. A lack of Year 2000 preparedness may adversely affect the health, security and economic well-being of emerging market countries and could, obviously, adversely affect the value of a Portfolio's investments in emerging market countries. More information on the Year 2000 Problem is provided in this section, under "GENERAL INVESTMENT RISKS--YEAR 2000 RISK."

   EURO RISK: Certain of the Portfolios invests in securities issued by European issuers. On January 1, 1999, 11 of the 15 member states of the European Monetary Union ("EMU") introduced the "Euro" as a common currency. During a three-year transitional period, the Euro will coexist with each participating state's currency and, on July 1, 2002, the Euro is expected to become the sole currency of the participating states. The introduction of the Euro will result in the redenomination of European debt and equity securities over a period of time, which may result in various legal and accounting differences and/or tax treatments that otherwise would not likely occur. During this period, the creation and implementation of suitable clearing and settlement systems and other operational problems may cause market disruptions that could adversely affect investments quoted in the Euro.

   The consequences of the Euro conversion for foreign exchange rates, interest rates and the value of European securities eligible for purchase by the Portfolios are presently unclear and it is not possible to predict the eventual impact of the Euro implementation plan on the Portfolios. There are a number of significant risks associated with EMU. Monetary and economic union on this scale has never been attempted before. There is a significant degree of uncertainty as to whether participating countries will remain committed to EMU in the face of changing economic conditions. The conversion may adversely affect a Portfolio if the Euro does not take effect as planned or if a participating state withdraws from the EMU. Such actions may adversely affect the value and/or increase the volatility of securities held by the Portfolios.

   POLITICAL/ECONOMIC RISK: Changes in economic and tax policies, government instability, war or other political or economic actions or factors may have an adverse effect on a Portfolio's foreign investments.

   REGULATORY RISK: Less information may be available about foreign companies. In general, foreign companies are not subject to uniform accounting, auditing and financial reporting standards or to other regulatory practices and requirements as are U.S. companies.

   TRANSACTION COSTS RISK: The costs of buying and selling foreign securities, including tax, brokerage and custody costs, generally are higher than those involving domestic transactions.

                                 ----------------------------- EQ Advisors Trust


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GROWTH INVESTING RISK: Growth investing generally focuses on companies that, due to their strong earnings and revenue potential, offer above-average prospects for capital growth, with less emphasis on dividend income. Earnings predictability and confidence in earnings forecasts are an important part of the selection process. As a result, the price of growth stocks may be more sensitive to changes in current or expected earnings than the prices of other stocks. Advisers using this approach generally seek out companies experiencing some or all of the following: high sales growth, high unit growth, high or improving returns on assets and equity, and a strong balance sheet. Such Advisers also prefer companies with a competitive advantage such as unique management, marketing or research and development. Growth investing is also subject to the risk that the stock price of one or more companies will fall or will fail to appreciate as anticipated by the Advisers, regardless of movements in the securities market.

INDEX-FUND RISK: The BT Equity 500 Index Portfolio is not actively managed (which involves buying and selling of securities based upon economic, financial and market analysis and investment judgment). Rather, the BT Equity 500 Index Portfolio utilizes a "passive" or "indexing" investment approach and attempts to duplicate the investment performance of the particular index the Portfolio is tracking (i.e., S&P 500 Index, Russell 2000 Index or MSCI EAFE Index) through statistical procedures. Therefore, the Portfolio will invest in the securities included in the relevant index or substantially identical securities regardless of market trends. The Portfolio cannot modify its investment strategies to respond to changes in the economy, which means it may be particularly susceptible to a general decline in the U.S. or global stock market segment relating to the relevant index.

LEVERAGING RISK: When a Portfolio borrows money or otherwise leverages its portfolio, the value of an investment in that Portfolio will be more volatile and all other risks will tend to be compounded. All of the Portfolios may take on leveraging risk by investing in collateral from securities loans and by borrowing money to meet redemption requests.

LIQUIDITY RISK: Certain securities held by a Portfolio may be difficult (or impossible) to sell at the time and at the price the seller would like. A Portfolio may have to hold these securities longer than it would like and may forego other investment opportunities. There is the possibility that a Portfolio may lose money or be prevented from earning capital gains if it can not sell a security at the time and price that is most beneficial to the Portfolio. Portfolios that invest in privately-placed securities, high-yield bonds, mortgage-backed securities or foreign or emerging markets securities, which have all experienced periods of illiquidity, are subject to liquidity risks. A particular Portfolio may be more susceptible to some of these risks than others, as noted in the description of each Portfolio.

MONEY MARKET RISK: Although a money market fund is designed to be a relatively low risk investment, it is not entirely free of risk.

NON-DIVERSIFICATION RISK: The Merrill Lynch World Strategy Portfolio is classified as a "non-diversified" investment company, which means that the proportion of the Portfolio's assets that may be invested in the securities of a single issuer is not limited by the 1940 Act. Since a relatively high percentage of the non-diversified Portfolio's assets may be invested in the securities of a limited number of issuers, some of which may be within the same industry, the securities of the Portfolio may be more sensitive to changes in the market value of a single issuer or industry. The use of such a focused investment strategy may increase the volatility of the Portfolio's investment performance, as the Portfolio may be more susceptible to risks associated with a single economic, political or regulatory event than a diversified portfolio. If the securities in which the Portfolio invests perform poorly, the Portfolio could incur greater losses than it would have had it been invested in a greater number of securities. However to qualify as a regulated

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investment company ("RIC") under the Internal Revenue Code of 1986, as amended
(the "Code") and receive pass through tax treatment, the Portfolio at the close of each fiscal quarter, may not have more than 25% of its total assets invested in the securities of any one issuer (excluding U.S. Government obligations) and with respect to 50% of its assets, (i) may not have more than 5% of its total assets invested in the securities of any one issuer and (ii) may not own more than 10% of the outstanding voting securities of any one issuer. Each non-diversified Portfolio intends to qualify as a RIC.

PORTFOLIO TURNOVER RISK: Consistent with their investment policies, the Portfolios also will purchase and sell securities without regard to the effect on portfolio turnover. Higher portfolio turnover (e.g., over 100% per year) will cause a Portfolio to incur additional transaction costs and may result in taxable gains being passed through to shareholders.

SECURITIES LENDING RISK: For purposes of realizing additional income, each Portfolio may lend securities to broker-dealers approved by the Board of Trustees. Any such loan of portfolio securities will be continuously secured by collateral at least equal to the value of the security loaned. Such collateral will be in the form of cash, marketable securities issued or guaranteed by the U.S. Government or its agencies, or a standby letter of credit issued by qualified banks. The risks in lending portfolio securities, as with other extensions of secured credit, consist of possible delay in receiving additional collateral or in the recovery of the securities or possible loss of rights in the collateral should the borrower fail financially. Loans will only be made to firms deemed by the Adviser to be of good standing and will not be made unless, in the judgment of the Adviser, the consideration to be earned from such loans would justify the risk.

SMALL-CAP AND MID-CAP COMPANY RISK: A Portfolio's investments in small-cap and mid-cap companies may involve greater risks than investments in larger, more established issuers. Smaller companies may have narrower product lines, more limited financial resources and more limited trading markets for their stock, as compared with larger companies. Their securities may be less well-known and trade less frequently and in more limited volume than the securities of larger, more established companies. In addition, small-cap and mid-cap companies are typically subject to greater changes in earnings and business prospects than larger companies. Consequently, the prices of small company stocks tend to rise and fall in value more frequently than the stocks of larger companies. Although investing in small-cap and mid-cap companies offers potential for above-average returns, the companies may not succeed and the value of their stock could decline significantly.

VALUE INVESTING RISK: Value investing attempts to identify strong companies selling at a discount from their perceived true worth. Advisers using this approach generally select stocks at prices, in their view, that are temporarily low relative to the company's earnings, assets, cash flow and dividends. Value investing is subject to the risk that the stocks' intrinsic value may never be fully recognized or realized by the market, or their prices may go down. In addition, there is the risk that a stock judged to be undervalued may actually be appropriately priced. Value investing generally emphasizes companies that, considering their assets and earnings history, are attractively priced and may provide dividend income.

The Trust's Portfolios are not insured by the FDIC or any other government agency. Each Portfolio is not a deposit or other obligation of any financial institution or bank and is not guaranteed. Each Portfolio is subject to investment risks and possible loss of principal invested.

                                           ------------------- EQ Advisors Trust

4  Management of the Trust

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This section gives you information on the Trust, the Manager and the Advisers for the Portfolios. More detailed information concerning each of the Advisers and portfolio managers is included in the description for each Portfolio in the section "About The Investment Portfolios."

THE TRUST

The Trust is organized as a Delaware business trust and is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company. The Trust issues shares of beneficial interest that are currently divided among forty (40) Portfolios, each of which has authorized Class IA and Class IB shares. Each Portfolio has its own objectives, investment strategies and risks, which have been previously described in this prospectus.

THE MANAGER

EQ Financial Consultants, Inc. ("EQFC"), 1290 Avenue of the Americas, New York, New York 10104, currently serves as the Manager of the Trust. The Board of Trustees of the Trust has approved a transfer to Equitable of the Trust's Investment Management Agreement with EQFC. This transfer is expected to be completed in September 1999. Upon completion of the transfer, Equitable will serve as the Manager of the Trust. However, until completion of the transfer, EQFC will continue to serve in that capacity. Equitable 1290 Avenue of the Americas, New York, New York 10104, is the indirect corporate parent of EQFC. Both EQFC and Equitable are investment advisers registered under the Investment Advisers Act of 1940, as amended, and EQFC is a broker-dealer registered under the Securities Exchange Act of 1934, as amended.

Subject to the supervision and direction of the Board of Trustees, the Manager has overall responsibility for the general management and administration of the Trust. In the exercise of that responsibility, the Manager, without obtaining shareholder approval but subject to the review and approval by the Board of Trustees, may: (i) select the Advisers for the Portfolios; (ii) enter into and materially modify existing investment advisory agreements; and (iii) terminate and replace the Advisers. The Manager also monitors each Adviser's investment program and results, reviews brokerage matters, oversees compliance by the Trust with various federal and state statutes, and carries out the directives of the Board of Trustees. The Manager also supervises the provision of services by third parties such as the Trust's custodian and administrator.

The Manager has filed an application ("Substitution Application") requesting that the SEC approve the substitution of Class IA and Class IB shares of 14 new Portfolios of the Trust for the same class of shares of corresponding portfolios of The Hudson River Trust ("HRT"). Alliance Capital Management L.P. ("Alliance") will serve as Adviser for each of those 14 new Portfolios. The Substitution Application states that, with respect to those 14 new Portfolios advised by Alliance, the Manager will not use the powers granted to it under the Multi-Manager Order (i) to terminate Alliance and select a new Adviser for those Portfolios or (ii) to materially modify the Investment Advisory Agreement between the Manager and Alliance without first obtaining shareholders approval to utilize the powers granted under the Multi-Manager Order or the approval of shareholders to materially modify the Investment Advisory Agreement.

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The table below shows the annual rate of the management fees (as a percentage of each Portfolio's average daily net assets) that the Manager received in 1998 for managing each of the Portfolios and the rate of the management fees waived by the Manager in 1998 in accordance with the provisions of the Expense Limitation Agreement, as defined directly below, between the Manager and the Trust.

MANAGEMENT FEES PAID BY THE PORTFOLIOS TO EQ FINANCIAL CONSULTANTS, INC. IN 1998

--------------------------------------------------------------
                                  ANNUAL        RATE OF
                                  RATE          FEES
 PORTFOLIOS                      RECEIVED       WAIVED
--------------------------------------------------------------
 BT Equity 500 Index              0.00%         0.25%
 Merrill Lynch World Strategy     0.26%         0.44%
 MFS Research                     0.35%         0.20%
 T. Rowe Price Equity Income      0.36%         0.19%
 Warburg Pincus Small Company     0.47%         0.18%
   Value
--------------------------------------------------------------

The three (3) Portfolios listed in the table below did not commence operations during 1998. The table below shows the annual rate of the management fees (as a percentage of each Portfolio's average daily net assets) that the Manager is entitled to receive in 1999 for managing each of these Portfolios. As explained in the next section, the Portfolios listed below (except for the Portfolios for which Alliance serves as Investment Adviser) are subject to an expense limitation agreement between the Trust and Manager, which affects the rate of management fees to be received by the Manager on behalf of each Portfolio.

ANNUAL RATE OF MANAGEMENT FEES

--------------------------------------------------------------
 PORTFOLIOS                                ANNUAL RATE
--------------------------------------------------------------
 Alliance Conservative Investors(1)          0.48%
 Alliance Global(1)                          0.64%
 Alliance Growth Investors(1)                0.51%
--------------------------------------------------------------


1  The inception date for this Portfolio is October 18, 1999.


EXPENSE LIMITATION AGREEMENT

In the interest of limiting expenses of each Portfolio (except for the Portfolios for which Alliance serves as Investment Adviser), the Manager has entered into an expense limitation agreement with the Trust with respect to each Portfolio ("Expense Limitation Agreement"). Pursuant to that Expense Limitation Agreement, the Manager has agreed to waive or limit its fees and to assume other expenses so that the total annual operating expenses of each Portfolio other than interest, taxes, brokerage commissions, other expenditures which are capitalized in accordance with generally accepted accounting principles, other extraordinary expenses not incurred in the ordinary course of each Portfolio's business and amounts payable pursuant to a plan adopted in accordance with Rule 12b-1 under the 1940 Act, are limited to the following rates:

EXPENSE LIMITATION RATES

--------------------------------------------------------------
                                          AMOUNT EXPENSES
                                          LIMITED TO (% OF
 PORTFOLIOS                               DAILY NET ASSETS)
--------------------------------------------------------------
 BT Equity 500 Index                            0.30%
 Merrill Lynch World Strategy                   0.95%
 MFS Research                                   0.60%
 T. Rowe Price Equity Income                    0.60%
 Warburg Pincus Small Company Value             0.75%
--------------------------------------------------------------

Each Portfolio may at a later date reimburse to the Manager the management fees waived or limited and other expenses assumed and paid by the Manager pursuant to the Expense Limitation Agreement provided such Portfolio has reached a sufficient asset size to permit such reimbursement to be made without causing the total annual expense ratio of each Portfolio to exceed the percentage limits stated above. Consequently, no reimbursement by a Portfolio will be made unless:
(i) the Portfolio's assets exceed $100 million; (ii) the Portfolio's total annual expense ratio is less than the respective percentages stated above; and
(iii) the payment of such reimbursement has been approved by the Trust's Board of Trustees on a quarterly basis.

                                         --------------------- EQ Advisors Trust

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The total amount of reimbursement to which the Manager may be entitled will equal, at any time, the sum of (i) all investment management fees previously waived or reduced by the Manager and (ii) all other payments previously remitted by the Manager to the Portfolio during any of the previous five (5) fiscal years, less any reimbursement that the Portfolio has previously paid to the Manager with respect to (a) such investment management fees previously waived or reduced and (b) such other payments previously remitted by the Manager to the Portfolio.

THE ADVISERS

Each Portfolio has an Adviser that furnishes an investment program for the Portfolio pursuant to an investment advisory agreement with the Manager. Each Adviser makes investment decisions on behalf of the Portfolio, places all orders for the purchase and sale of investments for the Portfolio's account with brokers or dealers selected by such Adviser and may perform certain limited related administrative functions in connection therewith.

The Manager has received an exemptive order, the Multi-Manager Order, from the SEC that permits the Manager, subject to board approval and without the approval of shareholders to: (a) employ a new Adviser or Advisers for any Portfolio pursuant to the terms of a new Advisory Agreement, in each case either as a replacement for an existing Adviser or as an additional Adviser; (b) change the terms of any Advisory Agreement; and (c) continue the employment of an existing Adviser on the same advisory contract terms where a contract has been assigned because of a change in control of the Adviser. In such circumstances, shareholders would receive notice of such action, including the information concerning the Adviser that normally is provided in the Prospectus.

The Manager and certain non-affiliated insurance companies (collectively, "Applicants") have filed a Substitution Application with the SEC. Applicants have included, as a term of the Substitution Application, that with respect to those Portfolios for which Alliance serves as Adviser, the Manager will not: (i) terminate Alliance and select a new Adviser for those Portfolios or (ii) materially modify the existing investment advisory agreement without first either obtaining approval of shareholders for such actions or obtaining approval of shareholders to utilize the Multi-Manager Order.

The Manager pays each Adviser a fee based on the Portfolio's average daily net assets. No Portfolio is responsible for the fees paid to each of the Advisers.

THE ADMINISTRATOR

Pursuant to an agreement, Chase Global Funds Services Company ("Administrator") assists the Manager in the performance of its administrative responsibilities to the Trust and provides the Trust with other necessary administrative, fund accounting and compliance services. In addition, the Administrator makes available the office space, equipment, personnel and facilities required to provide such services to the Trust. For these services, the Trust pays the Administrator a monthly fee at the annual rate of .0525 of 1% of the total Trust assets, plus $25,000 for each Portfolio, until the total Trust assets reach $2.0 billion, and when the total Trust assets exceed $2.0 billion: .0425 of 1% of the next $0.5 billion of the total Trust assets; .035 of 1% of the next $2.0 billion of the total Trust assets; .025 of 1% of the next $1.0 billion of the total Trust assets; .015 of 1% of the next $2.5 billion of the total Trust assets; .01 of 1% of the total Trust assets in excess of $8.0 billion; provided, however, that the annual fee payable to Chase with respect to any Portfolio which commenced operations after July 1, 1997 and whose assets do not exceed $200 million shall be computed at the annual rate of .0525% of 1% of the Portfolio's total assets plus $25,000.

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THE TRANSFER AGENT

Equitable serves as the transfer agent and dividend disbursing agent of the Trust and receives no compensation for serving in such capacity.

BROKERAGE PRACTICES

In selecting brokers and dealers, the Manager and each Adviser may consider research and brokerage services furnished to either company and their affiliates. Subject to seeking the most favorable net price and execution available, the Manager and each Adviser may also consider sales of shares of the Trust as a factor in the selection of brokers and dealers.

BROKERAGE TRANSACTIONS WITH AFFILIATES

To the extent permitted by law, the Trust may engage in securities and other transactions with entities that may be affiliated with the Manager or the Advisers. The 1940 Act generally prohibits the Trust from engaging in principal securities transactions with an affiliate of the Manager or Advisers unless pursuant to an exemptive order from the SEC. For these purposes, however, the Trust has considered this issue and believes, based upon advice of counsel, that a broker-dealer affiliate of an Adviser to one Portfolio should not be treated as an affiliate of the Adviser to another Portfolio for which such Adviser does not provide investment advice. The Trust has adopted procedures that are reasonably designed to provide that any commission it pays to affiliates of the Manager or Advisers does not exceed the usual and customary broker's commission. The Trust has also adopted procedures permitting it to purchase securities, under certain restrictions prescribed by a rule under the 1940 Act, in a public offering in which an affiliate of the Manager or Advisers is an underwriter.




                                          -------------------- EQ Advisors Trust

5  Fund distribution arrangements

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The Trust offers two classes of shares on behalf of each Portfolio: Class IA shares and Class IB shares. EQ Financial Consultants, Inc. ("EQFC") serves as one of the distributors for the Class IB shares of the Trust offered by this Prospectus as well as one of the distributors for the Class IA shares. Equitable Distributors, Inc. ("EDI") serves as the other distributor for the Class IB shares of the Trust as well as the Class IA shares. Both classes of shares are offered and redeemed at their net asset value without any sales load. EQFC and EDI are affiliates of Equitable. Both EQFC and EDI are registered as broker-dealers under the Securities Exchange Act of 1934 and are members of the National Association of Securities Dealers, Inc.

The Trust has adopted a Distribution Plan under Rule 12b-1 under the 1940 Act for the Trust's Class IB shares. Under the Class IB Distribution Plan the Class IB shares of the Trust pay each of the distributors an annual fee to compensate them for promoting, selling and servicing shares of the Portfolios. The annual fees equal 0.25% of each Portfolio's average daily net assets. Over time, the fees will increase your cost of investing and may cost you more than other types of charges.

6  Purchase and redemption

-------
  47
--------------------------------------------------------------------------------

The price at which a purchase or redemption is effected is based on the next calculation of net asset value after an order is placed by an insurance company or qualified retirement plan investing in or redeeming from the Trust.

Net asset value per share is calculated for purchases and redemption of shares of each Portfolio by dividing the value of total Portfolio assets, less liabilities (including Trust expenses and class related expenses, which are accrued daily), by the total number of outstanding shares of that Portfolio. The net asset value per share of each Portfolio is determined each business day at 4:00 p.m. Eastern time. Net asset value per share is not calculated on days on which the New York Stock Exchange ("NYSE") is closed for trading.

Portfolios that invest a significant portion of their assets in foreign securities, may experience changes in their net asset value on days when a shareholder may not purchase or redeem shares of that Portfolio because foreign securities (other than depositary receipts) are valued at the close of business in the applicable foreign country.

All shares are purchased and redeemed in accordance with the Trust's Amended and Restated Declaration of Trust and By-Laws. Sales and redemptions of shares of the same class by the same shareholder on the same day will be netted for each Portfolio. All redemption requests will be processed and payment with respect thereto will normally be made within seven days after tenders.

The Trust may suspend redemption, if permitted by the 1940 Act, for any period during which the New York Stock Exchange is closed or during which trading is restricted by the SEC or the SEC declares that an emergency exists. Redemption may also be suspended during other periods permitted by the SEC for the protection of the Trust's shareholders. If the Board of Trustees determines that it would be detrimental to the best interest of the Trust's remaining shareholders to make payment in cash, the Trust may pay redemption proceeds in whole or in part by a distribution-in-kind of readily marketable securities.

7  How assets are valued

-------
  48
-------------------------------------------------------------------------------

Values are determined according to accepted practices and all laws and regulations that apply. The assets of each Portfolio are generally valued as follows:

o Stocks and debt securities which mature in more than 60 days are valued on the basis of market quotations.

o Foreign securities not traded directly, or in American Depository Receipts or similar form, in the United States are valued at representative quoted prices in the currency in the country of origin. Foreign currency is converted into United States dollar equivalents at current exchange rates. Because foreign markets may be open at different times than the NYSE, the value of a Portfolio's shares may change on days when shareholders are not able to buy or sell them. If events materially affecting the values of the Portfolios' foreign investments occur between the close of foreign markets and the close of regular trading on the NYSE, these investments may be valued at their fair value.

o Short-term debt securities in the Portfolios, which mature in 60 days or less are valued at amortized cost, which approximates market value.

o Other securities and assets for which market quotations are not readily available or for which valuation cannot be provided are valued in good faith by the Valuation Committee of the Board of Trustees of the Trust using its best judgment.

8  Tax information

-------
  49
--------------------------------------------------------------------------------

Each Portfolio of the Trust is a separate regulated investment company for federal income tax purposes. Regulated investment companies are usually not taxed at the entity (Portfolio) level. They pass through their income and gains to their shareholders by paying dividends. Their shareholders include this income on their respective tax returns. A Portfolio will be treated as a regulated investment company if it meets specified federal income tax rules, including types of investments, limits on investments, calculation of income, and dividend payment requirements. Although the Trust intends that it and each Portfolio will be operated to have no federal tax liability, if they have any federal tax liability, that could hurt the investment performance of the Portfolio in question. Also, any Portfolio investing in foreign securities or holding foreign currencies could be subject to foreign taxes which could reduce the investment performance of the Portfolio.

It is important for each Portfolio to maintain its federal income tax regulated investment company status because the shareholders of the Portfolio that are insurance company separate accounts will then be able to use a favorable federal income tax investment diversification testing rule in figuring out whether the Contracts indirectly funded by the Portfolio meet tax qualification rules for variable insurance contracts. If a Portfolio fails to meet specified investment diversification requirements, owners of non-pension plan Contracts funded through the Trust could be taxed immediately on the accumulated investment earnings under their Contracts and could lose any benefit of tax deferral. The Administrator and the Manager therefore carefully monitor compliance with all of the regulated investment company rules and variable insurance contract investment diversification rules.

9  Prior performance of each adviser

-------
  50
--------------------------------------------------------------------------------

The following table provides information concerning the historical performance of another registered investment company (or series) or other institutional private accounts managed by each Adviser that has investment objectives, policies, strategies and risks substantially similar to those of the respective Portfolio(s) of the Trust for which it serves as Adviser. The data is provided to illustrate the past performance of each Adviser in managing a substantially similar investment vehicle as measured against specified market indices. This data does not represent the past performance of any of the Portfolios or the future performance of any Portfolio or its Adviser. Consequently, potential investors should not consider this performance data as an indication of the future performance of any Portfolio of the Trust or of its Adviser and should not confuse this performance data with performance data for each of the Trust's Portfolios, which is shown for each Portfolio under the caption "ABOUT THE INVESTMENT PORTFOLIOS."

Each Adviser's performance data shown below for other registered investment companies (or series thereof) was calculated in accordance with standards prescribed by the SEC for the calculation of average annual total return information for registered investment companies. Average annual total return reflects changes in share prices and reinvestment of dividends and distributions and is net of fund expenses. In each such instance, the share prices and investment returns will fluctuate, reflecting market conditions as well as changes in company-specific fundamentals of portfolio securities.

The performance results for the registered investment companies presented below are subject to somewhat lower fees and expenses than the relevant Portfolios although in most instances the fees and expenses are substantially similar. In addition, holders of Contracts representing interests in the Portfolios below will be subject to charges and expenses relating to such Contracts. The performance results presented below do not reflect any insurance related expenses and would be reduced if such charges were reflected.

The investment results presented below are unaudited. For more information on the specified market indices used below, see the section "The Benchmarks."

-------
  51

--------------------------------------------------------------------------------
ANNUAL RATES OF RETURN OF OTHER FUNDS OR ACCOUNTS MANAGED BY ADVISERS
AS OF 12/31/98

The name of the other fund or account managed by the Adviser is shown in BOLD. The name of the Trust Portfolio is shown in (parentheses). The name of the benchmark is shown in italics.

-----------------------------------------------------------------------------------------------------------------------------
                                                                                                  1            5
OTHER FUND OR ACCOUNT MANAGED BY ADVISER (EQAT Portfolio)                                        Year        Years
-----------------------------------------------------------------------------------------------------------------------------
Benchmark
-----------------------------------------------------------------------------------------------------------------------------
BT INSTITUTIONAL FUNDS - EQUITY 500 INDEX FUND - INSTITUTIONAL CLASS (BT EQUITY 500 INDEX PORTFOLIO)
                                                                                                28.75%       24.05%
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index3                                                                                  28.57%       24.06%
-----------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. - MERRILL LYNCH GLOBAL STRATEGY FOCUS FUND (MERRILL LYNCH WORLD
STRATEGY PORTFOLIO)
                                                                                                 8.88%        8.49%
-----------------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index5                                                                                20.33%        9.50%
-----------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH FUND2, 6 (MFS RESEARCH PORTFOLIO)

                                                                                                22.92%       20.65%
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index3                                                                                  28.57%       24.06%
-----------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME FUND (T. ROWE PRICE EQUITY INCOME PORTFOLIO)
                                                                                                 9.23%       18.75%
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index3                                                                                  28.57%       24.06%
-----------------------------------------------------------------------------------------------------------------------------
WARBURG PINCUS SMALL COMPANY VALUE FUND1 (WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO)
                                                                                               (14.88)%      N/A
-----------------------------------------------------------------------------------------------------------------------------
Russell 2000 Index4                                                                            ( 2.54)%      N/A
-----------------------------------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------
                                                                                                 10        Since      Inception
 OTHER FUND OR ACCOUNT MANAGED BY ADVISER (EQAT Portfolio)                                    Years     Inception      Date
-----------------------------------------------------------------------------------------------------------------------------
Benchmark
-----------------------------------------------------------------------------------------------------------------------------
 BT INSTITUTIONAL FUNDS - EQUITY 500 INDEX FUND - INSTITUTIONAL CLASS (BT EQUITY 500 INDEX PORTFOLIO)
                                                                                           N/A             21.56%    12/31/92
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index3                                                                             N/A             21.61%
-----------------------------------------------------------------------------------------------------------------------------
MERRILL LYNCH VARIABLE SERIES FUNDS, INC. - MERRILL LYNCH GLOBAL STRATEGY FOCUS FUND (MERRILL LYNCH WORLD
STRATEGY PORTFOLIO)
                                                                                           N/A              9.57%     2/28/92
-----------------------------------------------------------------------------------------------------------------------------
MSCI EAFE Index5                                                                           N/A              9.98%
-----------------------------------------------------------------------------------------------------------------------------
MFS RESEARCH FUND2, 6 (MFS RESEARCH PORTFOLIO)
                                                                                           18.44%                    10/13/71
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index3                                                                             19.21%
-----------------------------------------------------------------------------------------------------------------------------
T. ROWE PRICE EQUITY INCOME FUND (T. ROWE PRICE EQUITY INCOME PORTFOLIO)
                                                                                           15.18%                    10/31/85
-----------------------------------------------------------------------------------------------------------------------------
S&P 500 Index3                                                                             19.21%
-----------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE FUND1 (WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO)
                                                                                           N/A             16.51%    12/29/95
-----------------------------------------------------------------------------------------------------------------------------
Russell 2000 Index4                                                                        N/A             11.58%
-----------------------------------------------------------------------------------------------------------------------------

1 Absent the waiver of fees in 1998 by the Warburg Pincus Small Company Value Fund's investment adviser and co-administrator, management fees of the Warburg Pincus Small Company Value Fund would equal 1.00%, other expenses would equal 0.94% and total operating expenses would equal 2.19%. The investment adviser and co-administrator of the Warburg Pincus Small Company Value Fund are under no obligation to continue these waivers.

2 Performance for the Class A shares. The Class A shares are in many instances subject to a front-end sales charge of up to 5.75%. Other share classes have different expenses and their performance will vary.

3 The S&P 500 Index ("S&P 500") is an unmanaged index containing common stocks of 500 industrial, transportation, utility and financial companies, regarded as generally representative of the larger capitalization portion of the United States stock market. The S&P 500 reflects the reinvestment of income dividends and capital gain distributions, if any, but does not reflect fees, brokerage commissions, or other expenses of investing.

4 The Russell 2000 Index is an unmanaged index (with no defined investment objective) composed of approximately 2,000 small-capitalization stocks and includes reinvestments of dividends. The index does not include fees or operating expenses and is not available for actual investment. It is compiled by the Frank Russell Company.

5 The Morgan Stanley Capital International EAFE Index ("EAFE Index") is an unmanaged capitalization-weighted measure of stock markets in Europe, Australia and the Far East. The returns of the EAFE Index assume dividends are reinvested net of withholding tax and do not reflect any fees or operating expenses. The index is not available for actual investment.

6 The results for the MFS Research Fund (Class A shares) and the MFS Emerging Growth Fund (Class B shares) do not reflect sales charges that may be imposed on the such shares.

                                     ------------------------- EQ Advisors Trust

10  Financial Highlights

-------
  52
--------------------------------------------------------------------------------

The financial highlights table is intended to help you understand the Trust's financial performance since May 1, 1997. The Trust began to offer Class IA shares for the T. Rowe Price Equity Income, and Warburg Pincus Small Company Value Portfolios on November 24, 1998. Except for those two Portfolios, the financial information in the table below for the period May 1, 1997 to December 31, 1998 relates only to the Class IB shares. The financial information relating to both the Class IA shares and the Class IB shares has been derived from the audited financial statements of the Trust. These financial statements have been audited by PricewaterhouseCoopers LLP, independent public accountants. PricewaterhouseCoopers LLP's report on the Trust's financial statements as of December 31, 1998 appears in the Trust's Annual Report. The information should be read in conjunction with the financial statements contained in the Trust's Annual Report which are incorporated by reference into the Trust's Statement of Additional Information (SAI) and available upon request.

--------------------------------------------------------------------------------
                                                                   NET
                                                               REALIZED
                                                                  AND
                                                              UNREALIZED
                                                              GAIN (LOSS)
                                    NET ASSET                     ON
                                     VALUE,                   INVESTMENTS
                                    BEGINNING        NET      AND FOREIGN
                                       OF       INVESTMENT     CURRENCY
                                     PERIOD       INCOME     TRANSACTIONS
--------------------------------------------------------------------------------
 BT EQUITY 500 INDEX PORTFOLIO
--------------------------------------------------------------------------------
   Dec. 31, 1998                      $ 10.00       $ 0.06      $   2.45
--------------------------------------------------------------------------------
   Dec. 31, 1997                            -            -             -
--------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY PORTFOLIO
--------------------------------------------------------------------------------
   Dec. 31, 1998                      $ 10.31       $ 0.15      $   0.55
--------------------------------------------------------------------------------
   Dec. 31, 1997                      $ 10.00       $ 0.08      $   0.39
--------------------------------------------------------------------------------
 MFS RESEARCH PORTFOLIO
--------------------------------------------------------------------------------
   Dec. 31, 1998                      $ 11.48       $ 0.04      $   2.73
--------------------------------------------------------------------------------
   Dec. 31, 1997                      $ 10.00       $ 0.02      $   1.58
--------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME PORTFOLIO
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1998             $ 12.08       $ 0.22      $   0.87
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1997             $ 10.00       $ 0.10      $   2.11
--------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998     $ 13.22       $ 0.06      $  (0.09)+
--------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1998             $ 11.85       $ 0.05      $  (1.24)
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1997             $ 10.00       $ 0.01      $   1.90
--------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998     $ 10.40       $ 0.03      $   0.23+
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                                               DIVIDENDS IN
                                                  DIVIDENDS     EXCESS OF     DISTRIBUTIONS
                                    TOTAL FROM    FROM NET         NET            FROM
                                    INVESTMENT   INVESTMENT    INVESTMENT       REALIZED
                                    OPERATIONS     INCOME        INCOME          GAINS
-------------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX PORTFOLIO
-------------------------------------------------------------------------------------------------
   Dec. 31, 1998                     $  2.51      $ (0.06)            -          -
-------------------------------------------------------------------------------------------------
   Dec. 31, 1997                           -            -             -          -
-------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY PORTFOLIO
-------------------------------------------------------------------------------------------------
   Dec. 31, 1998                     $  0.70      $ (0.04)      $ (0.04)         -
-------------------------------------------------------------------------------------------------
   Dec. 31, 1997                     $  0.47      $ (0.05)            -          -
-------------------------------------------------------------------------------------------------
 MFS RESEARCH PORTFOLIO
-------------------------------------------------------------------------------------------------
   Dec. 31, 1998                     $  2.77      $ (0.04)            -          -
-------------------------------------------------------------------------------------------------
   Dec. 31, 1997                     $  1.60      $ (0.02)            -     $(0.01)
-------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME PORTFOLIO
-------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1998            $  1.09      $ (0.22)            -     $(0.28)
-------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1997            $  2.21      $ (0.09)            -     $(0.04)
-------------------------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998    $ (0.03)     $ (0.24)            -     $(0.28)
-------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO
-------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1998            $ (1.19)     $ (0.04)            -          -
-------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1997            $  1.91      $ (0.01)            -          -
-------------------------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998    $  0.26      $ (0.06)            -          -
-------------------------------------------------------------------------------------------------

-------
 53

--------------------------------------------------------------------------------



--------------------------------------------------------------------------------

                                    DISTRIBUTIONS        TOTAL         NET ASSET
                                    IN EXCESS OF    DIVIDENDS AND   VALUE, END OF
                                   REALIZED GAINS   DISTRIBUTIONS       PERIOD
--------------------------------------------------------------------------------
 BT EQUITY 500 INDEX PORTFOLIO
--------------------------------------------------------------------------------
   Dec. 31, 1998                            -          $ (0.06)        $ 12.45
--------------------------------------------------------------------------------
   Dec. 31, 1997                            -                -               -
--------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY PORTFOLIO
--------------------------------------------------------------------------------
   Dec. 31, 1998                            -          $ (0.08)        $ 10.93
--------------------------------------------------------------------------------
   Dec. 31, 1997                      $ (0.11)         $ (0.16)        $ 10.31
--------------------------------------------------------------------------------
 MFS RESEARCH PORTFOLIO
--------------------------------------------------------------------------------
   Dec. 31, 1998                            -          $ (0.04)        $ 14.21
--------------------------------------------------------------------------------
   Dec. 31, 1997                      $ (0.09)         $ (0.12)        $ 11.48
--------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME PORTFOLIO
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1998                   -          $ (0.50)        $ 12.67
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1997                   -          $ (0.13)        $ 12.08
--------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998           -          $ (0.52)        $ 12.67
--------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1998                   -          $ (0.05)        $ 10.61
--------------------------------------------------------------------------------
   Class IB Dec. 31, 1997             $ (0.05)         $ (0.06)        $ 11.85
--------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998           -          $ (0.07)        $ 10.59
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                                                            RATIO OF
                                                                          EXPENSES TO
                                                        NET ASSETS,       AVERAGE NET
                                      TOTAL RETURN    END OF PERIOD       ASSETS AFTER
                                          (B)            (000'S)         WAIVERS (A)(C)
-------------------------------------------------------------------------------------------
 BT EQUITY 500 INDEX PORTFOLIO
-------------------------------------------------------------------------------------------
   Dec. 31, 1998                         25.14%          $224,247             0.55%
-------------------------------------------------------------------------------------------
   Dec. 31, 1997                             -                  -                -
-------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY PORTFOLIO
-------------------------------------------------------------------------------------------
   Dec. 31, 1998                          6.81%          $ 30,631             1.20%
-------------------------------------------------------------------------------------------
   Dec. 31, 1997                          4.70%          $ 18,210             1.20%
-------------------------------------------------------------------------------------------
 MFS RESEARCH PORTFOLIO
-------------------------------------------------------------------------------------------
   Dec. 31, 1998                         24.11%          $407,619             0.85%
-------------------------------------------------------------------------------------------
   Dec. 31, 1997                         16.07%          $114,754             0.85%
-------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME PORTFOLIO
-------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1998                 9.11%          $242,001             0.85%(1)
-------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1997                22.11%          $ 99,947             0.85%(a)
-------------------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998        (2.21)%(b)      $  2,415             0.60%(a)(1)
-------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO
-------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1998               (10.02)%         $166,746             1.00%(1)
-------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1997                19.15%          $120,880             1.00%(a)
-------------------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998         2.63%(b)       $    747             0.75%(a)(1)
-------------------------------------------------------------------------------------------

                                     ------------------------- EQ Advisors Trust

-------
  54
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------------
                                                               RATIO OF NET            RATIO OF NET
                                    RATIO OF EXPENSES TO   INVESTMENT INCOME TO    INVESTMENT INCOME TO
                                     AVERAGE NET ASSETS     AVERAGE NET ASSETS      AVERAGE NET ASSETS       PORTFOLIO
                                   BEFORE WAIVERS (A)(C)   AFTER WAIVERS (A)(C)   BEFORE WAIVERS (A)(C)   TURNOVER RATE
--------------------------------------------------------------------------------------------------------------------------
 **BT EQUITY 500 INDEX PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Dec. 31, 1998                           0.83%                   1.22%                   0.94%                 2%
--------------------------------------------------------------------------------------------------------------------------
   Dec. 31, 1997                              -                       -                       -                  -
--------------------------------------------------------------------------------------------------------------------------
 MERRILL LYNCH WORLD STRATEGY PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Dec. 31, 1998                           1.61%                   1.63%                   1.22%               115%
--------------------------------------------------------------------------------------------------------------------------
   Dec. 31, 1997                           3.05%                   1.89%                   0.04%                58%
--------------------------------------------------------------------------------------------------------------------------
 MFS RESEARCH PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Dec. 31, 1998                           1.05 %                  0.44%                   0.24%                73%
--------------------------------------------------------------------------------------------------------------------------
   Dec. 31, 1997                           1.78%                   0.65%                  (0.28)%               51%
--------------------------------------------------------------------------------------------------------------------------
 T. ROWE PRICE EQUITY INCOME PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1998                  1.04%(1)                2.20%(1)                2.01%(1)             17%
--------------------------------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1997                  1.74%(a)                2.49%(a)                1.60%(a)              9%
--------------------------------------------------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998          0.79%(a)(1)             2.45%(a)(1)             2.26%(a)(1)          17%
--------------------------------------------------------------------------------------------------------------------------
 WARBURG PINCUS SMALL COMPANY VALUE PORTFOLIO
--------------------------------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1998                  1.17%(1)                0.47%(1)                0.30%(1)            111%
--------------------------------------------------------------------------------------------------------------------------
   Class IB Dec. 31, 1997                  1.70%(a)                0.26%(a)               (0.44)%(a)            44%
--------------------------------------------------------------------------------------------------------------------------
   Class IA Nov. 24-Dec. 31, 1998          0.92%(a)(1)             0.72%(a)(1)             0.55%(a)(1)         111%
--------------------------------------------------------------------------------------------------------------------------

** Commencement of operations for the BT Equity 500 Index Portfolio was January 1, 1998.

+ The amount shown for a share outstanding throughout the period does not accord with the aggregate net gains on investments for that period because of the timing of sales and repurchases of the Portfolio shares in relation to fluctuating market value of the investments of the Portfolio.

(a)  Annualized.

(b) Total return calculated for a period of less than one year is not annualized.

(c) For further information concerning fee waivers, see the section entitled "Expense Limitation Agreement" in the Prospectus.

(1) Reflects overall fund ratios for investment income and non-class specific expense.

SELECTED DATA FOR A PORTFOLIO SHARE OUTSTANDING THROUGHOUT EACH PERIOD(A)

-------
  55
--------------------------------------------------------------------------------


The financial highlights table below is intended to help you understand the financial performance for three (3) of the Portfolios that are advised by Alliance for the past five (5) years (or, if shorter, the period of the Portfolio's operations). The financial information relating to both the Class A shares and the Class IB shares for those three (3) Portfolios has been derived from the audited financial statements of HRT for the year ended December 31, 1998. The Class IA shares and the Class IB shares of each HRT Portfolio listed below will be substituted for Class IA and Class IB shares of the corresponding Portfolio of the Trust and the assets and liabilities of the respective HRT Portfolio will be transferred to its corresponding Portfolio of the Trust on or about October 18, 1999. These financial statements have been audited by PricewaterhouseCoopers LLP, independent accountants. PricewaterhouseCoopers LLP's report on HRT's financial statements as of December 31, 1998 appears in HRT's Annual Report. The information should be read in conjunction with the financial statements contained in HRT's Annual Report which are incorporated by reference into the Trust's Statement of Additional Information (SAI) and available upon request.


ALLIANCE CONSERVATIVE INVESTORS PORTFOLIO:

-------------------------------------------------------------------------------------------------------------------
                                                                              CLASS IA
                                                  -----------------------------------------------------------------
                                                                       YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------------------
                                                       1998         1997         1996         1995          1994
-------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of
  period (b) ....................................   $ 11.89      $ 11.29      $ 11.52      $ 10.15       $ 11.12
                                                    -------      -------      -------      -------       -------
  INCOME FROM INVESTMENT OPERATIONS:

  Net investment income .........................      0.49         0.49         0.50         0.60          0.55
  Net realized and unrealized gain (loss) on
   investments and foreign currency
   transactions .................................      1.12         0.97         0.07         1.43         (1.00)
                                                    -------      -------      -------      -------       -------
  Total from investment operations ..............      1.61         1.46         0.57         2.03         (0.45)
                                                    -------      -------      -------      -------       -------
  LESS DISTRIBUTIONS:

  Dividends from net investment income ..........     (0.48)       (0.49)       (0.51)       (0.59)        (0.52)
  Distributions from realized gains .............     (0.70)       (0.37)       (0.27)       (0.07)            -
  Distributions in excess of realized gains .....         -            -        (0.02)           -             -
                                                    -------      -------      -------      -------       -------
  Total dividends and distributions .............     (1.18)       (0.86)       (0.80)       (0.66)        (0.52)
                                                    -------      -------      -------      -------       -------
Net asset value, end of period ..................   $ 12.32      $ 11.89      $ 11.29      $ 11.52       $ 10.15
                                                    =======      =======      =======      =======       =======
Total return (c) ................................     13.88%       13.25%        5.21%       20.40%        (4.10)%
                                                    =======      =======      =======      =======       =======
RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000's) ...............  $355,441     $307,847     $282,402     $252,101      $173,691
Ratio of expenses to average net assets .........      0.53%        0.57%        0.61%        0.59%         0.59%
Ratio of net investment income to average
  net assets ....................................      3.99%        4.17%        4.48%        5.48%         5.22%
Portfolio turnover rate .........................       103%         206%         181%         287%          228%
-------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                    CLASS IB
                                                  -------------------------------
                                                        YEAR           MAY 1,
                                                       ENDED          1997 TO
                                                   DECEMBER 31,    DECEMBER 31,
                                                       1998            1997
--------------------------------------------------------------------------------
Net asset value, beginning of
  period (b) ....................................    $ 11.88        $   11.29
                                                     -------        ---------
  INCOME FROM INVESTMENT OPERATIONS:

  Net investment income .........................       0.46             0.31
  Net realized and unrealized gain (loss) on
   investments and foreign currency
   transactions .................................       1.12             1.01
                                                     -------        ---------
  Total from investment operations ..............       1.58             1.32
                                                     -------        ---------
  LESS DISTRIBUTIONS:

  Dividends from net investment income ..........      (0.45)           (0.36)
  Distributions from realized gains .............      (0.70)           (0.37)
  Distributions in excess of realized gains .....          -                -
                                                     -------        ---------
  Total dividends and distributions .............      (1.15)           (0.73)
                                                     -------        ---------
Net asset value, end of period ..................    $ 12.31        $   11.88
                                                     =======        =========
Total return (c) ................................      13.60%           11.84%
                                                     =======        =========
RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000's) ...............    $32,653        $   5,694
Ratio of expenses to average net assets .........       0.78%            0.80%(d)
Ratio of net investment income to average
  net assets ....................................       3.68%            3.82%(d)
Portfolio turnover rate .........................        103%             206%
--------------------------------------------------------------------------------



                                     ------------------------- EQ Advisors Trust

-------
  56
--------------------------------------------------------------------------------

ALLIANCE GLOBAL PORTFOLIO:

----------------------------------------------------------------------------------------------------------------------
                                                                                CLASS IA
                                                  --------------------------------------------------------------------
                                                                        YEAR ENDED DECEMBER 31,
                                                  --------------------------------------------------------------------
                                                        1998           1997          1996         1995         1994
----------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of
  period (b) ....................................   $   17.29      $   16.92      $ 15.74      $ 13.87      $ 13.62
                                                    ---------      ---------      -------      -------      -------
  INCOME FROM INVESTMENT OPERATIONS:

  Net investment income .........................        0.14           0.17         0.21         0.26         0.20
  Net realized and unrealized gain on
   investments and foreign currency
   transactions .................................        3.56           1.75         2.05         2.32         0.52
                                                    ---------      ---------      -------      -------      -------
  Total from investment operations ..............        3.70           1.92         2.26         2.58         0.72
                                                    ---------      ---------      -------      -------      -------
  LESS DISTRIBUTIONS:

  Dividends from net investment income ..........       (0.22)         (0.36)       (0.21)       (0.25)       (0.17)
  Dividends in excess of net investment
   income .......................................           -              -        (0.08)           -            -
  Distributions from realized gains .............       (1.31)         (1.19)       (0.79)       (0.42)       (0.28)
  Distributions in excess of realized gains .....           -              -            -        (0.03)       (0.00)
  Tax return of capital distributions ...........           -              -        (0.00)       (0.01)       (0.02)
                                                    ----------     ----------     --------     --------     --------
  Total dividends and distributions .............       (1.53)         (1.55)       (1.08)       (0.71)       (0.47)
                                                    ----------     ----------     --------     --------     --------
Net asset value, end of period ..................   $   19.46      $   17.29      $ 16.92      $ 15.74      $ 13.87
                                                    =========      =========      =======      =======      =======
Total return (c) ................................       21.80%         11.66%       14.60%       18.81%        5.23%
                                                    =========      =========      =======      =======      =======
RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000's) ...............  $1,360,220     $1,203,867     $997,041     $686,140     $421,698
Ratio of expenses to average net assets .........        0.71%          0.69%        0.60%        0.61%        0.69%
Ratio of net investment income to average
  net assets ....................................        0.72%          0.97%        1.28%        1.76%        1.41%
Portfolio turnover rate .........................         105%            57%          59%          67%          71%
----------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------
                                                                  CLASS IB
                                                  ----------------------------------------
                                                        YEAR ENDED            OCTOBER 2,
                                                       DECEMBER 31,            1996 TO
                                                  -----------------------   DECEMBER 31,
                                                      1998        1997          1996
--------------------------------------------------------------------------------------------
Net asset value, beginning of
  period (b) ....................................   $ 17.27     $ 16.91      $   16.57
                                                    -------     -------      ---------
  INCOME FROM INVESTMENT OPERATIONS:

  Net investment income .........................      0.08        0.12           0.02
  Net realized and unrealized gain on
   investments and foreign currency
   transactions .................................      3.56        1.76           0.81
                                                    -------     -------      ---------
  Total from investment operations ..............      3.64        1.88           0.83
                                                    -------     -------      ---------
  LESS DISTRIBUTIONS:

  Dividends from net investment income ..........     (0.19)      (0.33)             -
  Dividends in excess of net investment
   income .......................................         -           -          (0.11)
  Distributions from realized gains .............     (1.31)      (1.19)         (0.10)
  Distributions in excess of realized gains .....         -           -          (0.28)
  Tax return of capital distributions ...........         -           -          (0.00)
                                                    -------     -------      ---------
  Total dividends and distributions .............     (1.50)      (1.52)         (0.49)
                                                    -------     -------      ---------
Net asset value, end of period ..................   $ 19.41     $ 17.27      $   16.91
                                                    =======     =======      =========
Total return (c) ................................     21.50%      11.38%          4.98%
                                                    =======     =======      =========
RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000's) ...............   $47,982     $21,520      $     290
Ratio of expenses to average net assets .........      0.96%       0.97%          0.86%(d)
Ratio of net investment income to average
  net assets ....................................      0.41%       0.67%          0.48%(d)
Portfolio turnover rate .........................       105%         57%            59%
--------------------------------------------------------------------------------------------

-------
  57
--------------------------------------------------------------------------------

ALLIANCE GROWTH INVESTORS PORTFOLIO:

-------------------------------------------------------------------------------------------------------------------------
                                                                                 CLASS IA
                                                  -----------------------------------------------------------------------
                                                                          YEAR ENDED DECEMBER 31,
                                                  -----------------------------------------------------------------------
                                                        1998           1997           1996          1995         1994
-------------------------------------------------------------------------------------------------------------------------
Net asset value, beginning of
  period (b) ....................................   $   18.55      $   17.20      $   17.68      $ 14.66       $ 15.61
                                                    ---------      ---------      ---------      -------       -------
  INCOME FROM INVESTMENT OPERATIONS:

  Net investment income .........................        0.41           0.41           0.40         0.57          0.50
  Net realized and unrealized gain (loss) on
   on investments and foreign currency
   transactions .................................        3.03           2.43           1.66         3.24         (0.98)
                                                    ---------      ---------      ---------      -------       -------
  Total from investment operations ..............        3.44           2.84           2.06         3.81         (0.48)
                                                    ---------      ---------      ---------      -------       -------
  LESS DISTRIBUTIONS:

  Dividends from net investment income ..........       (0.41)         (0.46)         (0.40)       (0.54)        (0.46)
  Dividends in excess of net investment
   income .......................................           -              -          (0.03)       (0.01)        (0.01)
  Distributions from realized gains .............       (1.71)         (1.03)         (2.10)       (0.24)            -
  Distributions in excess of realized gains .....           -              -          (0.01)           -             -
                                                    ----------     ----------     ----------     --------      -------
  Total dividends and distributions .............       (2.12)         (1.49)         (2.54)       (0.79)        (0.47)
                                                    ----------     ----------     ----------     --------      -------
Net asset value, end of period ..................   $   19.87      $   18.55      $   17.20      $ 17.68       $ 14.66
                                                    =========      =========      =========      =======       =======
Total return (c) ................................       19.13%         16.87%         12.61%       26.37%        (3.15)%
                                                    =========      =========      =========      =======       =======
RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000's) ...............  $1,963,074     $1,630,389     $1,301,643     $896,134      $492,478
Ratio of expenses to average net assets .........        0.55%          0.57%          0.57%        0.56%         0.59%
Ratio of net investment income to average
  net assets ....................................        2.10%          2.18%          2.31%        3.43%         3.32%
Portfolio turnover rate .........................         102%           121%           190%         107%          131%
-------------------------------------------------------------------------------------------------------------------------
-----------------------------------------------------------------------------------------------
                                                                   CLASS IB
                                                  ------------------------------------------
                                                        YEAR ENDED             OCTOBER 2,
                                                       DECEMBER 31,             1996 TO
                                                  -----------------------    DECEMBER 31,
                                                      1998        1997           1996
-----------------------------------------------------------------------------------------------
Net asset value, beginning of
  period (b) ....................................   $ 18.52     $ 17.19      $    16.78
                                                    -------     -------      ----------
  INCOME FROM INVESTMENT OPERATIONS:

  Net investment income .........................      0.36        0.36            0.07
  Net realized and unrealized gain (loss) on
   on investments and foreign currency
   transactions .................................      3.03        2.43            0.71
                                                    -------     -------      ----------
  Total from investment operations ..............      3.39        2.79            0.78
                                                    -------     -------      ----------
  LESS DISTRIBUTIONS:

  Dividends from net investment income ..........     (0.36)      (0.43)          (0.02)
  Dividends in excess of net investment
   income .......................................         -           -           (0.09)
  Distributions from realized gains .............     (1.71)      (1.03)          (0.02)
  Distributions in excess of realized gains .....         -           -           (0.24)
                                                    -------     -------      ----------
  Total dividends and distributions .............     (2.07)      (1.46)          (0.37)
                                                    -------     -------      ----------
Net asset value, end of period ..................   $ 19.84     $ 18.52      $    17.19
                                                    =======     =======      ==========
Total return (c) ................................     18.83%      16.58%           4.64%
                                                    =======     =======      ==========
RATIOS/SUPPLEMENTAL DATA:

Net assets, end of period (000's) ...............   $92,027     $35,730      $      472
Ratio of expenses to average net assets .........      0.80%       0.82%           0.84%(d)
Ratio of net investment income to average
  net assets ....................................      1.85%       1.88%           1.69%(d)
Portfolio turnover rate .........................       102%        121%            190%
-----------------------------------------------------------------------------------------------

                                     ------------------------- EQ Advisors Trust

-------
  58

--------------------------------------------------------------------------------

----------
(a) Net investment income and capital changes per share are based upon monthly average shares outstanding.

(b) Date as of which funds were first allocated to the Portfolios are as follows:

     Class IA:

     Alliance Global Portfolio--August 27, 1987
     Alliance Conservative Investors Portfolio--October 2, 1989
     Alliance Growth Investors Portfolio--October 2, 1989

     Class IB:

     Alliance Global and Alliance Growth Investors Portfolios--October 2, 1996. Alliance Conservative Investors Portfolio--May 1, 1997.

(c) Total return is calculated assuming an initial investment made at the net asset value at the beginning of the period, reinvestment of all dividends and distributions at net asset value during the period, and redemption on the last day of the period. Total return calculated for a period of less than one year is not annualized.

(d)  Annualized.

-------
  59
--------------------------------------------------------------------------------

If you wish to know more, you will find additional information about the Trust and its Portfolios in the following documents:

ANNUAL REPORTS

The Annual Report includes more information about the Trust's performance and is available upon request free of charge. The reports usually include performance information, a discussion of market conditions and the investment strategies that affected the Portfolios' performance during the last fiscal year.

STATEMENT OF ADDITIONAL INFORMATION (SAI)

The SAI, dated August 30, 1999, is incorporated into this Prospectus by reference and is available upon request free of charge by calling our toll free number at 1-800-528-0204.

You may visit the SEC's website at www.sec.gov to view the SAI and other information about the Trust. You can also review and copy information about the Trust, including the SAI, at the SEC's Public Reference Room in Washington, D.C. You may have to pay a duplicating fee. To find out more about the Public Reference Room, call the SEC at 800-SEC-0330.

Investment Company Act File Number: 811-07953

Investment option characteristics


-----------------------------------------------------------------------------------------------------------------------------------

                                                 ALLIANCE
                          ALLIANCE GROWTH        AGGRESSIVE             ALLIANCE               ALLIANCE
                          EQUITY FUND            EQUITY FUND            BALANCED FUND          GLOBAL FUND
                          ---------------------------------------------------------------------------------------------------------
          D ESIGNED FOR   Long term growth of    Long term growth of    Competitive return     Long term growth of
            (OBJECTIVE)   capital                capital                through a              capital
                                                                        combination of
                                                                        growth of capital
                                                                        and current income
                          ---------------------------------------------------------------------------------------------------------
   INVESTS PRIMARILY IN   Common stocks and      Common stocks and      Common stocks and      Equity securities of
                          other equity-type      other equity-type      other equity-type      non-United States
                          securities generally   securities issued by   securities, publicly   as well as United
                          issued by large and    medium and smaller     traded debt            States companies
                          intermediate-sized     sized companies        securities and
                          companies              with strong growth     money market
                                                 potential              instruments -- mix
                                                                        determined by
                                                                        portfolio manager
                          ---------------------------------------------------------------------------------------------------------
      RISK TO PRINCIPAL   Average for a          Greatest risk of all   Somewhat lower         Just below average
                          growth fund            Alliance Funds         than the Growth        for a growth fund
                                                                        Equity Fund
                          ---------------------------------------------------------------------------------------------------------
         PRIMARY GROWTH   Capital appreciation   Capital appreciation   Capital                Capital appreciation
      POTENTIAL THROUGH   and reinvested                                appreciation,
                          dividends                                     reinvested dividends
                                                                        and interest
                          ---------------------------------------------------------------------------------------------------------
       INCOME GUARANTEE   No                     No                     No                     No
                          ---------------------------------------------------------------------------------------------------------
   VOLATILITY OF RETURN   Somewhat more          Highly volatile        Generally lower        Somewhat more
                          volatile than the                             than pure equity       volatile than the
                          S&P 500                                       funds, but degree      S&P 500
                                                                        may vary depending
                                                                        on market
                                                                        conditions
                          ---------------------------------------------------------------------------------------------------------
     TRANSFERS TO OTHER   Permitted daily        Permitted daily        Permitted daily        Permitted daily
                OPTIONS
                          ---------------------------------------------------------------------------------------------------------
   WITHDRAWAL PENALTIES   No                     No                     No                     No
                          ---------------------------------------------------------------------------------------------------------
                          [GRAPHIC OMITTED]      [GRAPHIC OMITTED]      [GRAPHIC OMITTED]      [GRAPHIC OMITTED]

                          ALLIANCE                ALLIANCE                                       WARBURG PINCUS
                          CONSERVATIVE            GROWTH INVESTORS        MFS RESEARCH           SMALL COMPANY
                          INVESTORS FUND          FUND                    FUND                   VALUE FUND
                          ---------------------------------------------------------------------------------------------------------
           DESIGNED FOR   High total return       High total return       Long term growth of    Long term capital
            (OBJECTIVE)   without undue risk      consistent with         capital and future     appreciation
                          to principal            reasonable risk         income
                          ---------------------------------------------------------------------------------------------------------
   INVESTS PRIMARILY IN   A diversified mix of    A diversified mix of    Common stocks or       Portfolio of equity
                          publicly-traded         publicly-traded         securities             securities of small
                          securities. Asset mix   securities. Asset mix   convertible into       capitalization
                          generally consists of   generally consists of   common stock of        companies that are
                          30% equity and          30% fixed income        companies that         considered relatively
                          70% fixed income        and 70% equity          possess better than    undervalued
                          securities but will     securities but will     average prospects
                          vary depending on       vary depending on       for long-term
                          market conditions.      market conditions.      growth
                          ---------------------------------------------------------------------------------------------------------
      RISK TO PRINCIPAL   Lowest risk of all      Below average for a     Average for a fund     Greater than the
                          equity options          growth fund             with moderate          S&P 500
                                                                          growth
                          ---------------------------------------------------------------------------------------------------------
         PRIMARY GROWTH   Capital                 Capital                 Capital appreciation   Long-term capital
      POTENTIAL THROUGH   appreciation,           appreciation,           and income             appreciation with
                          reinvested dividends    reinvested dividends                           current income
                          and interest            and interest
                          ---------------------------------------------------------------------------------------------------------
       INCOME GUARANTEE   No                      No                      No                     No
                          ---------------------------------------------------------------------------------------------------------
   VOLATILITY OF RETURN   Very low volatility     Somewhat less           Generally equal to     More volatile than
                                                  volatile than the       S&P 500                the S&P 500
                                                  S&P 500
                          ---------------------------------------------------------------------------------------------------------
    TRANSFERS TO OTHER   Permitted daily         Permitted daily         Permitted daily        Permitted daily
               OPTIONS
                          ---------------------------------------------------------------------------------------------------------
   WITHDRAWAL PENALTIES   No                      No                      No                     No
                          ---------------------------------------------------------------------------------------------------------
                          [GRAPHIC OMITTED]      [GRAPHIC OMITTED]      [GRAPHIC OMITTED]      [GRAPHIC OMITTED]
                          ---------------------------------------------------------------------------------------------------------



                          T. ROWE PRICE          MERRILL LYNCH           BT EQUITY
                          EQUITY INCOME          WORLD STRATEGY          500 INDEX                GUARANTEED
                          FUND                   FUND                    FUND                     RATE ACCOUNTS
                          ---------------------------------------------------------------------------------------------------------
           DESIGNED FOR   Substantial dividend   High total              Replicate, as closely    Principal and
            (OBJECTIVE)   income and capital     investment return       as possible (before      interest guaranteed
                          appreciation                                   deduction of             --
                                                                         expenses) the total      interest rates reflect
                                                                         return of the S&P        maturities
                                                                         500 Index
                          ---------------------------------------------------------------------------------------------------------
   INVESTS PRIMARILY IN   Dividend --            Portfolio of equity     The BT Equity 500        Contributions
                          paying common          and fixed income        Index Portfolio          credited with fixed
                          stocks of              securities, including   invests in a             rate of interest until
                          established            convertible             statistically selected   the maturity date
                          companies              securities of U.S.      sample of the 500
                                                 and foreign issuers     stocks in the
                                                                         S&P 500.
                          ---------------------------------------------------------------------------------------------------------
      RISK TO PRINCIPAL   Lower risk than a      Greater risk than a     Approximately equal      Equitable Life
                          fund focusing on       domestic bond fund.     to the S&P 500           guarantees principal
                          growth stocks, but     Investing in foreign    index                    and interest
                          greater risk than a    securities involves
                          bond fund.             special
                                                 considerations.
                          ---------------------------------------------------------------------------------------------------------
         PRIMARY GROWTH   Dividend income        Capital appreciation    Capital appreciation     Interest income
      POTENTIAL THROUGH   and capital            and reinvested          and reinvested
                          appreciation           dividends               dividends
                          ---------------------------------------------------------------------------------------------------------
       INCOME GUARANTEE   No                     No                      No                       Yes--subject to
                                                                                                  withdrawal
                                                                                                  penalties
   VOLATILITY OF RETURN   Somewhat more          Somewhat more           Generally equal to       Equitable Life
                          volatile than the      volatile than the       the S&P 500 Index        guarantees interest
                          S&P 500                S&P 500. Investing                               rate until the
                                                 in foreign securities                            maturity date
                                                 involves special
                                                 considerations.
                          ---------------------------------------------------------------------------------------------------------
     TRANSFERS TO OTHER   Permitted daily        Permitted daily         Permitted daily          Permitted only at
                OPTIONS                                                                           Prior maturity
                          ---------------------------------------------------------------------------------------------------------
   WITHDRAWAL PENALTIES   No                     No                      No                       Prior to maturity,
                                                                                                  withdrawals may
                                                                                                  not be permitted or
                                                                                                  may be subject to
                                                                                                  penalty
                          ---------------------------------------------------------------------------------------------------------
                           [GRAPHIC OMITTED]      [GRAPHIC OMITTED]      [GRAPHIC OMITTED]      [GRAPHIC OMITTED]
                          ---------------------------------------------------------------------------------------------------------

                          MONEY
                          MARKET
                          GUARANTEE
                          ACCOUNT
                          ----------------------------------------------
           DESIGNED FOR   Principal and
            (OBJECTIVE)   interest guaranteed
                          -- short term rates
                          ----------------------------------------------
   INVESTS PRIMARILY IN   Contributions
                          credited with
                          guaranteed current
                          rate of interest
                          ----------------------------------------------
      RISK TO PRINCIPAL   Equitable Life
                          guarantees principal
                          and interest
                          ----------------------------------------------
         PRIMARY GROWTH   Interest income
                          ----------------------------------------------
      POTENTIAL THROUGH
       INCOME GUARANTEE   Yes
                          ----------------------------------------------
   VOLATILITY OF RETURN   Equitable Life
                          guarantees monthly
                          interest rate
                          ----------------------------------------------
     TRANSFERS TO OTHER   Permitted daily
                OPTIONS
                          ----------------------------------------------
   WITHDRAWAL PENALTIES   No
                          ----------------------------------------------
                          [GRAPHIC OMITTED]
                          ----------------------------------------------


The Funds each have different investment objectives and policies that can affect the returns of each Fund and the market and financial risks to which each is subject. The Funds involve a greater potential for growth but involve risks that are not present with the Guaranteed Options. There is no assurance that any of the investment objectives of the Funds will be achieved or that the risk to principal or volatility of return will be as indicated.

About Equitable Life

--------------------------------------------------------------------------------

The Equitable Life Assurance Society of the United States ("Equitable Life") is the issuer of a group annuity contract that funds the Program. Equitable Life also makes forms of plans and trusts available, and offers recordkeeping and participant services to facilitate the operation of the Program.


Equitable Life is a New York stock life insurance corporation and has been doing business since 1859. Equitable Life is a wholly-owned subsidiary of AXA Financial, Inc. The majority shareholder of AXA Financial, Inc. is AXA, a French insurance holding company. As a majority shareholder, and under its other arrangements with Equitable Life's parent, AXA exercises significant influence over the operations and capital structure of Equitable Life and its parent. Equitable Life's related companies, however, have no legal responsibility to pay amounts that Equitable Life owes under the Certificates.

AXA Financial, Inc. and its consolidated subsidiaries managed approximately $390.8 billion in assets as of June 30, 1999. For over 100 years Equitable Life has been among the largest insurance companies in the United States. We are licensed to sell life insurance and annuities in all fifty states, the District of Columbia, Puerto Rico, and the U.S. Virgin Islands. Our home office is located at 1290 Avenue of the Americas, New York, NY 10104.

--------------------------------------------------------------------------------

 HOW TO REACH US.

You can reach us as indicated below to obtain:

o Copies of any plans, trusts, participation agreements, or enrollment or other forms used in the Program.

o    Unit values and other values under your plan,

o Any other information or materials that we provide in connection with the Program.

Information on Joining the Program

BY PHONE:

1-800-523-1125 (Retirement Program Specialists available weekdays 9 AM to 5 PM Eastern Time)

BY REGULAR MAIL:

The Members Retirement Program
c/o Equitable Life
Box 2011
Secaucus, NJ 07096

BY REGISTERED, CERTIFIED, OR OVERNIGHT DELIVERY:

The Members Retirement Program
c/o Equitable Life
200 Plaza Drive, Second Floor
Secaucus, NJ 07094

NO PERSON IS AUTHORIZED BY THE EQUITABLE LIFE ASSURANCE SOCIETY OF THE UNITED STATES TO GIVE ANY INFORMATION OR MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND THE SAI, OR IN OTHER PRINTED OR WRITTEN MATERIAL ISSUED BY EQUITABLE LIFE. YOU SHOULD NOT RELY ON ANY OTHER INFORMATION OR REPRESENTATION.

Information Once You Join the Program

BY PHONE:

1-800-526-2701 (Account Executives available weekdays 9 AM to 5 PM Eastern
Time).

TOLL-FREE AIM SYSTEM:

By calling 1-800-526-2701 you may, with your assigned personal security code, use our Automated Investment Management ("AIM") System to:

o    Transfer between investment options and obtain account information.

o Change the allocation of future contributions and maturing guaranteed options.

o Hear investment performance information, including investment fund unit values and current guaranteed option interest rates.

The AIM System operates 24 hours a day. You may speak with our Account Executives during regular business hours about any matters covered by the AIM System.

BY REGULAR MAIL:
(correspondence):
The Members Retirement Program
Box 2468 G.P.O.
New York, NY 10116

FOR CONTRIBUTION CHECKS ONLY:
The Members Retirement Program
P.O. Box 1599
Newark, NJ 07101-9764

FOR REGISTERED, CERTIFIED, OR OVERNIGHT DELIVERY:
The Members Retirement Program
c/o Equitable Life
200 Plaza Drive, 2B-55
Secaucus, NJ 07094